===============================================================================

                        CNL HEALTH CARE PROPERTIES, INC.

                    Supplement No. 1, dated March 23, 2000
                        to Prospectus, dated May 24, 1999

===============================================================================


         CNL Health Care Properties, Inc., which we sometimes refer to as the "Company," is a Maryland corporation which operates for federal income tax purposes as a real estate investment trust, or a REIT. On December 2, 1999, the Company formed CNL Health Care Partners, LP, a Delaware limited partnership. CNL Health Care GP Corp. and CNL Health Care LP Corp. are wholly owned subsidiaries of the Company and are the general and limited partner, respectively, of CNL Health Care Partners, LP. Properties acquired are expected to be held by the partnership and, as a result, owned by the Company through the partnership. The term "Company" includes CNL Health Care Properties, Inc. and its subsidiaries, CNL Health Care GP Corp., CNL Health Care LP Corp. and CNL Health Care Partners, LP. Our address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, and our telephone number is (407) 650-1000 or toll free (800) 522-3863.

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated May 24, 1999. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to the proposed property for which the Company has received an initial commitment is presented as of March 13, 2000, and all references to commitments should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after March 13, 2000, will be reported in a subsequent Supplement.


                                  THE OFFERING

         As of July 13, 1999, the Company had received aggregate subscription proceeds of $2,751,052 from 121 investors, which exceeded the minimum offering amount of $2,500,000, and $2,526,052 of the funds were released from escrow. The remaining subscription proceeds of $225,000 (representing funds received from Pennsylvania investors) will be held in escrow until aggregate subscription proceeds total at least $7,775,000. As of March 13, 2000, the Company had
received  aggregate   subscription  proceeds  of  $6,181,104 (618,110  Shares),
including $12,540 (1,254 Shares) issued pursuant to the Reinvestment Plan. As of March 13, 2000, the Company had approximately $5,192,000 available to invest in Properties, following deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees, Organizational and Offering Expenses of approximately three percent and Acquisition Fees and Acquisition Expenses.

                                  RISK FACTORS

OFFERING-RELATED RISKS

         WE MAY RECEIVE INSUFFICIENT OFFERING PROCEEDS. We are making this offering on a best efforts basis and there can be no assurance that we will sell the maximum number of shares. Because we are making this offering on a best efforts basis, our potential profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds we raise.

         THIS IS AN UNSPECIFIED PROPERTY OFFERING.

         YOU CANNOT EVALUATE PROPERTIES THAT WE HAVE NOT YET ACQUIRED OR IDENTIFIED FOR ACQUISITION. We have established certain criteria for evaluating particular properties and the operators of the properties in which we may invest. We have not set fixed minimum standards relating to creditworthiness of tenants and therefore the Board of Directors has flexibility in assessing potential tenants. As of the date of this Prospectus, we had entered into an initial commitment to acquire one property. You can read the section of the Prospectus under the caption "Business - Pending Investments" for a description. The acquisition of this property is subject to the fulfillment of certain conditions and there can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that this property will be acquired by the Company. Accordingly, this is an unspecified property offering, and as a prospective investor, you have no information to assist you in evaluating the merits of any additional properties to be purchased or developed by the Company. In addition, the Board of Directors may approve future offerings, the proceeds of which may be invested in properties; therefore, you will not have an opportunity to evaluate all of the properties that will be in our portfolio. You can read the sections of this Prospectus under the captions "Business-- General" and "Business-- Standards for Investment in Properties" if you want more information about the types of properties in which we plan to invest and our criteria for evaluating properties.

         THERE MAY BE DELAYS IN INVESTING THE PROCEEDS OF THIS OFFERING. We may delay investing the proceeds of this offering for up to the later of two years from the commencement of this offering or one year after termination of the offering; although, we expect to invest substantially all net offering proceeds by the end of that period. The "Prior Performance Information" section provides a summary description of the investment experience of affiliates of the advisor in prior CNL programs, but you should be aware that previous experience is not necessarily indicative of the rate at which the proceeds of this offering will be invested.

COMPANY-RELATED RISKS

         WE HAVE LIMITED OPERATING HISTORY. As of the date of this Prospectus, we have not yet acquired any properties and prior to July 13, 1999, the date our operations commenced, had no previous performance history. As a result, you cannot be sure how the Company will be operated, whether it will pursue the objectives described in this Prospectus or how it will perform financially.

         WE MAY NOT HAVE SUFFICIENT WORKING CAPITAL. We cannot assure you that we will have sufficient working capital. As of December 31, 1999, we had stockholder's equity of $3,292,137. If we do not have sufficient capital, we may not be able to pay certain expenses or loan payments due on permanent financing which could result in our defaulting under such loans.

REAL ESTATE AND OTHER INVESTMENT RISKS

         POSSIBLE LACK OF DIVERSIFICATION INCREASES THE RISK OF INVESTMENT. Based on the estimated purchase price of each health care facility ranging from $1,000,000 to $30,000,000, we anticipate owning or financing with the net proceeds of this offering between four and 126 properties, depending on the types of properties if the maximum offering proceeds are raised. Assuming an average purchase price of $10,000,000 per property, based on our present expectation of the prices of properties in which we will most likely invest, and assuming gross proceeds of only $15,000,000 are raised, we would acquire or finance approximately one property with the net proceeds from this offering. Assuming maximum gross proceeds of $150,000,000 are raised, we would acquire or finance approximately 12 properties with the net proceeds from this offering. Depending on the purchase price of each health care facility, we may not be able to achieve diversification by tenant, facility type or geographic location.

         WE WILL NOT CONTROL THE MANAGEMENT OF OUR PROPERTIES. Our tenants will be responsible for maintenance and other day-to-day management of the properties. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party tenants that we do not control to operate the properties successfully. We intend to enter into leasing agreements only with tenants having substantial prior experience in the operation of health care facilities. While our initial commitment to acquire one property meets that criterion, there can be no assurance that we will be able to make such arrangements on other transactions. If our tenants are unable to operate the properties successfully, they may not be able to pay their rent, which could adversely affect our financial condition.

FINANCING RISKS

         WE HAVE NO COMMITMENTS FOR LONG-TERM FINANCING. We intend to obtain a line of credit and long-term financing; however, we have not yet obtained a commitment for any long-term financing, and we cannot be sure that we will be able to obtain any long-term financing on satisfactory terms. As of March 13, 2000, we have obtained a commitment for an initial $25,000,000 line of credit to be used to acquire or construct health care properties; however, there is no assurance that we will obtain the line of credit. If we do not obtain the line of credit or long-term financing, we may not be able to acquire as many properties or make as many loans and leases as we anticipated, which could limit the diversification of our investments and our ability to achieve our investment objectives. If we do not obtain a line of credit or long-term financing, we will not enter into any secured equipment leases.

         ANTICIPATED BORROWING CREATES RISKS. We may borrow money to acquire assets, to preserve our status as a REIT or for other corporate purposes. We may mortgage or put a lien on one or more of our assets in connection with any borrowing. The Board of Directors anticipates that we will obtain one or more revolving lines of credit up to $45,000,000 to provide financing for the acquisition of assets. As of March 13, 2000, we have obtained a commitment for an initial $25,000,000 line of credit to be used to acquire or construct health care properties. We may also obtain long-term, permanent financing. The line of credit may be increased at the discretion of the Board of Directors. We may repay the line of credit with proceeds from this offering, working capital or permanent financing. Initially, we expect to repay and amounts borrowed under the Line of Credit as we receive additional offering proceeds. If we do not receive enough offering proceeds to repay the amounts due under the Line of Credit, we will not have to seek additional equity or debt financing. We may not borrow more than 300% of our net assets. Borrowing may be risky if the cash flow from our real estate and other investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it. We are not limited on the amount of assets we may use as security for the repayment of indebtedness.

TAX RISKS

         WE MAY HAVE TO BORROW FUNDS OR SELL ASSETS TO MEET OUR DISTRIBUTION REQUIREMENTS. Subject to some adjustments that are unique to REITs, a REIT generally must distribute 95% of its taxable income (90% in 2001 and thereafter). For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items which actually have been paid or some of our deductions might be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirement applicable to a REIT.


                   SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

HOW TO SUBSCRIBE

         An investor who meets the suitability standards described above may subscribe for Shares by completing and executing the Subscription Agreement and delivering it to a Soliciting Dealer, together with a check for the full purchase price of the Shares subscribed for, payable to "SouthTrust Bank, N.A., Escrow Agent." See "The Offering-- Subscription Procedures." Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares subscribed for payable directly to the Soliciting Dealer. Care should be taken to ensure that the Subscription Agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from Soliciting Dealers. Any subscription may be rejected by the Company in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.


                            ESTIMATED USE OF PROCEEDS

         The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by the Company, assuming that no more than 1,500,000 Shares are sold (618,110 Shares had been sold as of March 13, 2000) and assuming 15,000,000 Shares are sold. The Company estimates that 84% of gross offering proceeds computed at $10 per share sold ("Gross Proceeds") will be available for the purchase of properties (the "Properties") and the making of mortgage loans ("Mortgage Loans"), and approximately 9% of Gross Proceeds will be paid in fees and expenses to affiliates of the Company (the "Affiliates") for their services and as reimbursement for organizational and offering expenses (the "Organizational and Offering Expenses") and acquisition expenses incurred on behalf of the Company; the balance will be used to pay other expenses of the offering. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

                                                             Assuming sale of
                                                           1,500,000 Shares (1)              Maximum Offering (1) (2)
                                                        ----------------------------        ---------------------------

                                                           Amount          Percent             Amount          Percent
                                                        -------------      ---------        -------------     ----------

GROSS PROCEEDS TO THE COMPANY(3).................        $15,000,000         100.0%         $150,000,000         100.0%
Less:
    Selling Commissions to CNL
       Securities Corp.(3).......................          1,125,000           7.5%           11,250,000           7.5%
    Marketing Support and Due Diligence
       Expense Reimbursement Fee to CNL
       Securities Corp.(3).......................             75,000           0.5%              750,000           0.5%
    Organizational and Offering Expenses(4)......            450,000           3.0%            4,500,000           3.0%
                                                        -------------      ---------        -------------     ----------

NET PROCEEDS TO THE COMPANY......................         13,350,000          89.0%          133,500,000          89.0%
Less:
    Acquisition Fees to the Advisor(5)...........            675,000           4.5%            6,750,000           4.5%
    Acquisition Expenses(6)......................             75,000           0.5%              750,000           0.5%
    Initial Working Capital Reserve..............                 (7)                                 (7)
                                                        -------------      ---------        -------------     ----------
CASH PAYMENT FOR PURCHASE OF PROPERTIES
    AND THE MAKING OF MORTGAGE LOANS BY
    THE COMPANY(8)...............................        $12,600,000          84.0%         $126,000,000          84.0%
                                                        =============      =========        =============     ==========

------------------------

FOOTNOTES:

(1) Excludes the purchase of 20,000 shares of common stock ("Common Stock") by CNL Health Care Corp. (the "Advisor") in exchange for its $200,000 investment in the Company. The Advisor may, but is not required to, purchase additional Shares of the Company.
(2) Excludes 500,000 Shares that may be sold pursuant to the Reinvestment Plan and 600,000 shares that may be sold upon exercise of the warrants (the "Soliciting Dealer Warrants").
(3) Gross Proceeds of the offering are calculated as if all Shares are sold at $10.00 per Share and do not take into account any reduction in selling commissions ("Selling Commissions"). See "The Offering -- Plan of Distribution" for a description of the circumstances under which Selling Commissions may be reduced, including commission discounts available for purchases by registered representatives or principals of the Managing Dealer or Soliciting Dealers, certain directors and officers and certain investment advisers. Selling Commissions are calculated assuming that reduced commissions are not paid in connection with the purchase of any Shares. The Shares are being offered to the public through CNL Securities Corp., which will receive Selling Commissions of 7.5% on all sales of Shares and will act as Managing Dealer. The Managing Dealer is an Affiliate of the Advisor. Other broker-dealers may be engaged as Soliciting Dealers to sell Shares and be reallowed Selling Commissions of up to 7%, with respect to Shares which they sell. In addition, all or a portion of the marketing support and due diligence expense reimbursement fee may be reallowed to certain Soliciting Dealers for expenses incurred by them in selling the Shares, including reimbursement for bona fide expenses incurred in connection with due diligence activities, with prior written approval from, and in the sole discretion of, the Managing Dealer. See "The Offering -- Plan of Distribution" for a more complete description of this fee. The Company also will issue to the Managing Dealer, a Soliciting Dealer Warrant to purchase one share of Common Stock for every 25 Shares sold, to be exercised, if at all, during the five-year period commencing with the date the offering begins (the "Exercise Period"), at a price of $12.00 per share. All or any part of such Soliciting Dealer Warrants may be reallowed to certain Soliciting Dealers with prior written approval of, and in the sole discretion of, the Managing Dealer, unless prohibited by federal or state securities laws. See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock -- Soliciting Dealer Warrants" and "The Offering -- Plan of Distribution."
(4) Organizational and Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the organization of the Company and the offering of the Shares, but exclude Selling Commissions and the marketing support and due diligence expense reimbursement fee. The Advisor will pay all Organizational and Offering Expenses which exceed 3% of Gross Proceeds. The Organizational and Offering Expenses paid by the Company in connection with the formation of the Company, together with the 7.5% Selling Commissions and 0.5% marketing support and due diligence expense reimbursement fee incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.
(5) Acquisition fees ("Acquisition Fees") include all fees and commissions paid by the Company to any person or entity in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, including to Affiliates or nonaffiliates. Acquisition Fees do not include acquisition expenses ("Acquisition Expenses").
(6) Represents Acquisition Expenses that are neither reimbursed to the Company nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Company, the Advisor, or any Affiliate of the Advisor in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. The expenses that are attributable to the seller of the Properties and part of the purchase price of the Properties are anticipated to range between 1% and 2% of Gross Proceeds.
(7) Because leases generally will be on a "triple-net" basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that the Company has insufficient funds for such purposes, the Advisor may, but is not required to, contribute to the Company an aggregate amount of up to 1% of the net offering proceeds available to the Company for maintenance and repairs. The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of Company assets ("Sale").
(8) Offering proceeds designated for investment in Properties or the making of Mortgage Loans temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. The Company may, at its discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of Shares. See "Redemption of Shares."


                            MANAGEMENT COMPENSATION

         For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see "Certain Relationships and Related Transactions."

                              CONFLICTS OF INTEREST

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following chart indicates the relationship between the Company, the Advisor and CNL Financial Group, Inc., including its Affiliates that will provide services to the Company.


                          CNL FINANCIAL GROUP, INC. (1)
                Subsidiaries, Affiliates and Strategic Business Units
       Capital Markets:                                           Retail:
       ---------------                                            ------
           CNL Capital Markets, Inc. (2)                              Commercial Net Lease Realty, Inc. (6)
             CNL Investment Company
               CNL Securities Corp. (3)                           Restaurant:
                                                                  ----------
           CNL Institutional Advisors, Inc.                           CNL American Properties Fund, Inc. (7)

       Administrative Services:                                   Hospitality:
       -----------------------                                    -----------
           CNL Shared Services, Inc. (4)                              CNL Hospitality Properties, Inc. (8)

       Real Estate Services:                                      HEALTH CARE:
       --------------------                                       -----------
           CNL Real Estate Services, Inc. (5)                         CNL HEALTH CARE PROPERTIES, INC. (9)
             CNL Hospitality Corp.
               CNL Hotel Development Company                      Financial Services:
                                                                  ------------------
             CNL HEALTH CARE CORP.                                    CNL Finance, Inc.
             (FORMERLY CNL HEALTH CARE ADVISORS, INC.)                  CNL Capital Corp.
               CNL HEALTH CARE DEVELOPMENT, INC.                        CNL Advisory Services, Inc.
           CNL Corporate Properties, Inc.
           CNL Community Development Corp.
           CNL Properties, Inc.

-----------------------

(1) CNL Financial Group, Inc. (formerly CNL Group, Inc.) is a wholly owned subsidiary of CNL Holdings, Inc. James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, shares ownership and voting control of CNL Holdings, Inc. with Dayle L. Seneff, his wife.

(2) CNL Capital Markets, Inc. is a wholly owned subsidiary of CNL Financial Group, Inc. and is the parent company of CNL Investment Company.

(3) CNL Securities Corp. is a wholly owned subsidiary of CNL Investment Company and has served as managing dealer in the offerings for various CNL public and private real estate programs, including the Company.

(4) CNL Shared Services, Inc. (formerly CNL Corporate Services, Inc.) is a wholly owned subsidiary of CNL Holdings, Inc., and together with other Affiliates provides administrative services for various CNL entities, including the Company.

(5) CNL Real Estate Services, Inc., a wholly owned subsidiary of CNL Financial Group, Inc., is the parent company of CNL Hospitality Corp.; CNL Health Care Corp.; CNL Corporate Properties, Inc.; CNL Properties, Inc.; and CNL Community Development Corp.

(6) Commercial Net Lease Realty, Inc. is a REIT listed on the New York Stock Exchange. Effective January 1, 1998, CNL Realty Advisors, Inc. and Commercial Net Lease Realty, Inc. merged, at which time Commercial Net Lease Realty, Inc. became self advised. James M. Seneff, Jr. continues to hold the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of Commercial Net Lease Realty, Inc.

(7) CNL American Properties Fund, Inc. is a public, unlisted REIT. Effective September 1, 1999, CNL Fund Advisors, Inc., CNL Financial Services, Inc., CNL Financial Corp. and CNL American Properties Fund, Inc. merged, at which time CNL American Properties Fund, Inc. became self advised. James M. Seneff, Jr. continues to hold the position of Chairman of the Board and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of CNL American Properties Fund, Inc.

(8) CNL Hospitality Properties, Inc. is a public, unlisted REIT. James M. Seneff, Jr. holds the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne holds the positions of President and Vice Chairman of the Board of CNL Hospitality Properties, Inc. CNL Hospitality Corp., a majority owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to the Company pursuant to an advisory agreement.

(9) CNL Health Care Properties, Inc. is a public, unlisted REIT. James M. Seneff, Jr. holds the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne holds the positions of President and director of CNL Health Care Properties, Inc. CNL Health Care Corp., a wholly owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to the Company pursuant to the Advisory Agreement.


                                    BUSINESS

GENERAL

         The Company is a Maryland corporation that was organized on December 22, 1997. On December 2, 1999, the Company formed CNL Health Care Partners, LP, a Delaware limited partnership ("Health Care Partners"). CNL Health Care GP Corp. and CNL Health Care LP Corp. are wholly owned subsidiaries of the Company and are the general and limited partner, respectively, of Health Care Partners. Properties acquired are expected to be held by Health Care Partners and, as a result, owned by the Company through Health Care Partners. The term "Company" includes CNL Health Care Properties, Inc. and its subsidiaries, CNL Health Care GP Corp., CNL Health Care LP Corp. and CNL Health Care Partners, LP.

         The Company has been formed primarily to acquire Properties related to Health Care Facilities located across the United States. The Health Care Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Properties will be leased on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis to operators of Health Care Facilities. "Triple-net" means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities, and insurance. The Properties may consist of land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. The Company may provide Mortgage Loans to operators of Health Care Facilities secured by real estate owned by the operators. To a lesser extent, the Company also intends to offer Secured Equipment Leases to operators of Health Care Facilities pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.

         The Properties, which typically will be freestanding and will be located across the United States, will be leased to operators of Health Care Facilities to be selected by the Advisor and approved by the Board of Directors.

Each Property acquisition and Mortgage Loan will be submitted to the Board of Directors for approval. The Company has not specified any percentage of Net Offering Proceeds to be invested in any particular type of Health Care Facility. It is anticipated that the Health Care Facilities will be leased to selected national and regional operators. Properties purchased by the Company are expected to be leased under arrangements generally requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property with (i) automatic fixed increases in base rent or (ii) increases in the base rent based on increases in consumer price indices, over the term of the lease. See "Description of Property Leases -- Computation of Lease Payments," below.

         The Company believes that demographic trends are significant when looking at the potential for future growth in the health care industry. According to data released from the U.S. Bureau of Census in January 2000, the elderly population is projected to more than double between now and the year 2050, to 82 million.


                          ELDERLY POPULATION ESTIMATES

      Date                    Over 85 Population (000)                Over 65 Population (000)
-----------------            ---------------------------             ---------------------------

  July 1, 1998                         4,054                                   34,401

  July 1, 2000                         4,312                                   34,835

  July 1, 2005                         4,968                                   36,370

  July 1, 2010                         5,786                                   39,715

  July 1, 2015                         6,396                                   45,959

  July 1, 2020                         6,763                                   53,733

  July 1, 2025                         7,441                                   62,641

  July 1, 2030                         8,931                                   70,319

  July 1, 2035                         11,486                                  74,774

  July 1, 2040                         14,284                                  77,177

  July 1, 2045                         17,220                                  79,142

  July 1, 2050                         19,352                                  81,999


         SOURCE:  U.S. BUREAU OF CENSUS


         In addition to the growth in the number of elderly people, life expectancies are increasing. Those 85 and over are the most rapidly growing elderly age group. Between 1960 and 1994, this group grew 274%. During this same period of time, the entire population of the United States grew 45%.

                             LIFE EXPECTANCY TRENDS
                              AT AGE 65 (IN YEARS)

   Year                          Male                        Female
------------                     -------                     ----------
1965                             12.9                          16.3
1980                             14.0                          18.4
1985                             14.4                          18.6
1990                             15.0                          19.0
1991                             15.1                          19.1

1992                             15.2                          19.2
1993                             15.1                          19.0
1994                             15.3                          19.0
1995                             15.3                          19.0
1996*                            15.8                          19.1
1997*                            15.6                          19.2
1998**                           15.7                          19.2
1999**                           15.7                          19.3

*  preliminary data
** estimated

         SOURCE: SOCIAL SECURITY ADMINISTRATION OFFICE OF PROGRAMS: DATA FROM THE OFFICE OF THE ACTUARY

         Based on information from the Economic and Statistic Administration of the U.S. Department of Commerce, management believes that all of these trends suggest that as more people live to the oldest ages, there may also be more who face chronic, limiting illnesses or conditions. These conditions result in people becoming dependent on others for help in performing the activities of daily living. The U.S. General Accounting Office anticipates that the number of older people needing assistance with activities of daily living will increase to 14 million by 2020, from 7 million in 1994.

                   PERCENT OF PERSONS NEEDING ASSISTANCE WITH
                        ACTIVITIES OF DAILY LIVING (ADLS)

                 Years of Age                        Percentage
               ------------------                   --------------

                      65-69                               9%

                      70-74                               11%

                      75-79                               20%

                      80-84                               31%

                       85+                                50%

         SOURCE:  U.S. BUREAU OF CENSUS, 1991 DATA

         In addition to an aging population, according to 1997 data from the U.S. Department of Commerce, a significant segment of the elderly population has the financial resources to afford seniors' housing facilities. The mean household income for those age 65 and over is more than $32,000 per year. In addition, according to June 30, 1999 data from the U.S Bureau of Census, the average household wealth for those age 65 and over exceeds the national average for all age groups by 54%, and 27% of those households have an annual income in excess of $50,000. Management believes that other changes and trends in the health care industry will create opportunities for growth of seniors' housing facilities, including (i) the growth of operators serving specific health care niches, (ii) the consolidation of providers and facilities through mergers, integration of physician practices, and elimination of duplicative services,
(iii) the pressures to reduce the cost of providing quality health care, (iv) more dual-income and single-parent households leaving fewer family members available for in-home care of aging parents and necessitating more senior care facilities, and (v) an anticipated increase in the number of insurance companies and health care networks offering privately funded long-term care insurance.

         According to the Health Care Financing Administration and the National Health Statistics Group, the health care industry represents over 13.5% of the United States' gross domestic product ("GDP") with at least $1.092 trillion in annual expenditures. The U.S. Department of Health and Human Services expects this figure to rise to over 23.6% of the GDP by 2008, with $2.18 trillion in annual expenditures. According to the U.S. Bureau of Census, U.S. health care construction expenditures are estimated to be $17.4 billion per year and growing. With regard to housing for seniors, there are three major contributors to growth and the attraction of capital, according to the National Investment Conference for the Senior Living and Long Term Care Industries in 1996. They are
(i) demographics, (ii) the limited supply of new product, and (iii) the investment community's increased understanding of the industry. The Company believes the growth in demand and facilities will continue at least 50 years due to the favorable demographics, the increase in public awareness of the industry, the preference of seniors for obtaining care in non-institutional settings and the cost savings realized in a non-institutional environment.

          ESTIMATE OF EFFECTIVE DEMAND FOR SENIORS' HOUSING CATEGORIES
                   ELDERLY POPULATION WITH INCOME OVER $25,000

                                THOUSANDS OF BEDS

   Base               Independent Living             Assisted Living            Skilled Nursing
------------         ---------------------          ------------------         ------------------
   1996                      826                           427                        524

   2000                      849                           457                        567

   2005                      887                           492                        619

   2010                      963                           537                        681

   2015                     1,108                          597                        752

   2020                     1,292                          671                        834

   2025                     1,507                          778                        957

   2030                     1,694                          903                       1,120


SOURCE: PRICE WATERHOUSE, LLP FOR THE NATIONAL INVESTMENT CONFERENCE FOR THE SENIOR LIVING AND LONG TERM CARE INDUSTRIES, OCTOBER 1996

         The Company intends to capitalize on the growing real estate needs in the seniors' housing and health care industries primarily by acquiring Properties and leasing them to health care operators on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis. The Properties that the Company will acquire and lease are expected to include one or more of the following types:

o SENIORS' HOUSING, WHICH INCLUDES CONGREGATE LIVING AND ASSISTED LIVING FACILITIES. Congregate living communities offer a lifestyle choice, including residential accommodations with access to services, such as housekeeping, transportation, dining and social activities, for those who wish to maintain their lifestyles independently. The fastest growing segment of the seniors' housing industry is assisted living. While skilled nursing facilities focus on more intensive care, assisted living facilities provide housing for seniors that need assistance with activities of daily living, such as grooming, dressing, bathing, and eating. Assisted living facilities provide accommodations with limited health care available when needed but do not have an institutional feel. Certain assisted living facilities are also now specializing in meeting the needs of Alzheimer's and dementia patients prior to the time that their condition warrants a nursing home setting or, in some instances, in competition with what would otherwise be provided in a nursing home setting. According to the U.S. Department of Health and Human Services, at least 15%, and possibly as much as 70%, of the patients in nursing homes could more appropriately be cared for in a less institutional and more cost effective setting. In addition, seniors' housing facilities include continuing care retirement communities and life care communities which provide a full range of long-term care services in one location, such as congregate living, assisted living and skilled nursing facilities and home health care.

o SKILLED NURSING FACILITIES. Skilled nursing facilities provide extensive skilled nursing and other long-term care services to patients that may require full time medical observation, medication monitoring, ventilation and intravenous therapies, sub-acute care, and Alzheimer's/dementia care. Throughout much of the United States, the supply of new skilled nursing facilities is limited by complex Certificate of Need Laws or similar state licensing regulations, as a result of the National Health Planning and Resources Development Act of 1974, which require nursing home providers to obtain prior approval from regulators before undertaking any major new construction or renovation projects. As a result, the supply of skilled nursing facilities is growing very slowly. Demand for skilled nursing facilities is coming from a rapidly growing population over 75 years of age and the shift of sub-acute patients to lower cost formats for treatment. Some states have eliminated Certificate of Need Laws allowing the market to address the issue of supply and demand. If trends such as this continue, it is probable that new skilled nursing facilities will be constructed to meet the demand, thereby providing potential development and investment opportunities for the Company.

o MEDICAL OFFICE BUILDINGS. Medical office buildings, including doctors' offices, special purpose facilities, such as diagnostic, cancer treatment and outpatient centers, and walk-in clinics also provide investment opportunities as more small physician practices consolidate to save on the increasing costs of private practice and single purpose medical facilities become more common.

                     CONTINUUM OF LONG-TERM CARE FACILITIES*

  Retirement/Congregate
          Living                    Assisted Living            Skilled Nursing Facility         Acute Care Hospitals
---------------------------    ---------------------------     --------------------------    ---------------------------
Informal concierge,            24-hour supervision,            24-hour medical care and      Short-term acute medical
emergency call system,         personal assistance as          protective oversight,         care
housekeeping &                 needed, emergency               medication management,
main-tenance, some group       response system, social         emergency response
activities, food service       activities, housekeeping        system, 3 meals per day,
and transportation             and maintenance, 3 meals        assistance with ADLs
                               per day, transportation,
                               assistance with
                               medication and shopping


* Interspersed throughout the continuum are visits to physicians offices, physical therapy, occupational therapy, and other short-term necessary health care services.

         Legg Mason Wood Walker, Inc. in its industry analysis, HEALTH FACILITY REITS SUBSTANTIAL GROWTH AHEAD (December 15, 1997), estimates the value of health care facilities in the United States to be $584 billion. Management believes, based on historical costs of property owned by publicly traded health care REITs, only a small portion of health care facilities in the United States are owned by REITs. Management believes that this fact, coupled with the health care industry trends previously discussed, provides a significant investment opportunity for the Company. Demographic trends may vary depending on the properties and regions selected for investment. The success of the future operations of the Company's Properties will depend largely on each operator's ability to adapt to dominant trends in the health care and seniors' housing industry in each specific region, including, among others, greater competitive pressures, increased consolidation and changing demographics. There can be no assurance that the operators of the Company's Properties will be able to adapt to such trends.

         Management intends to structure the Company's leases to require the tenant to pay base annual rent with (i) automatic fixed increases in the base rent or (ii) increases in the base rent based on increases in consumer price indices over the term of the lease. In an effort to provide regular cash flow to the Company, the Company intends generally to structure its leases to provide a minimum level of rent, with automatic increases in the minimum rent, which is payable regardless of the amount of gross revenues at a particular Property. The Company also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in this industry segment through careful selection and screening of its tenants (as described in "Standards for Investment in Properties" below) in order to reduce risks of default, monitoring statistics relating to operators of Health Care Facilities and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate. See "Standards for Investment in Properties" below for a description of the standards which the Board of Directors will employ in selecting operators and particular Properties for investment.

         Management expects to acquire Properties in part with a view to diversification among facility type and in the geographic location of the Properties. There are no restrictions on the types of Health Care Facilities in which the Company may invest. In addition, there are no restrictions on the geographic area or areas within the United States in which Properties acquired by the Company may be located. It is anticipated that the Properties acquired by the Company will be located in various states and regions within the United States.

         The Company also intends to provide Mortgage Loans to operators of Health Care Facilities, or their affiliates, to enable them to acquire the land, land and buildings or buildings. The Mortgage Loans will be secured by property owned by the borrower. The Company expects that the interest rate and terms (generally, 10 to 20 years) of the Mortgage Loans will be similar to those of its leases.

         To a lesser extent, the Company also intends to offer Secured Equipment Leases to operators of Health Care Facilities. The Secured Equipment Leases will consist primarily of leases of, and loans for the purchase of, Equipment. As of the date of this Prospectus, the Company has neither identified any prospective operators that will participate in such financing arrangements nor negotiated any specific terms of a Secured Equipment Lease. The Company cannot predict terms and conditions of the Secured Equipment Leases, although the Company expects that the Secured Equipment Leases will (i) have terms that equal or exceed the useful life of the subject Equipment (although such terms will not exceed 7 years), (ii) in the case of the leases, include an option for the lessee to acquire the subject Equipment at the end of the lease term for a nominal fee, (iii) include a stated interest rate, and (iv) in the case of the leases, provide that the Company and the lessees will each treat the Secured Equipment Leases as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." In addition, the Company expects that each of the Secured Equipment Leases will be secured by the Equipment to which it relates. Payments received from lessees under Secured Equipment Leases will be treated as payments of principal and interest. All Secured Equipment Leases will be negotiated by the Advisor and approved by the Board of Directors including a majority of the Independent Directors.

         The Company will borrow money to acquire Properties, Mortgage Loans and Secured Equipment Leases (collectively, the "Assets") and to pay certain fees. The Company intends to encumber Assets in connection with the borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $45,000,000, and may, in addition, obtain Permanent Financing. As of March 13, 2000, we have obtained a commitment from a bank for an initial $25,000,000 revolving Line of Credit (the "Commitment") to be used to acquire or construct health care Properties. See "Business -- Borrowing" for a description of the Commitment. The Line of Credit may be increased at the discretion of the Board of Directors. The Board of Directors anticipates that the aggregate amount of any Permanent Financing, if obtained, shall not exceed 30% of the Company's total assets. In any event, the Company's total borrowings will be limited to 300% of Net Assets. The Permanent Financing would be used to acquire Assets, and pay a fee of 4.5% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, to the Advisor for identifying the Properties, structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans. The Line of Credit may be repaid with offering proceeds, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee to the Advisor. The Company has not yet received a commitment for any Permanent Financing and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms. In addition, although as of March 13, 2000, we have received a commitment for a $25,000,000 Line of Credit, there is no assurance we will obtain such financing.

         As of the date of this Prospectus, the Company had an initial commitment to acquire one Property. As of such date, the Company had not entered into any arrangements that create a reasonable probability that the Company will enter into any Mortgage Loan or Secured Equipment Lease. Moreover, no Mortgage Loan borrowers or Secured Equipment Lease lessees or borrowers have been specifically identified.

INVESTMENT OF OFFERINGS PROCEEDS

         The Company has undertaken to supplement this Prospectus during the offering period to disclose the acquisition of Properties at such time as the Company believes that a reasonable probability exists that any such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the Advisor, this normally will occur, with regard to acquisition of Properties, as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed, and (iii) a satisfactory site inspection has been completed. However, the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by the Company will also be disclosed by supplement following receipt by the Company of an acceptable commitment letter from a potential lender.

         Acquisition of a Property for a Health Care Facility generally involves an investment in land and building ranging from approximately $1,000,000 to $30,000,000, although higher or lower amounts for individual Properties are possible. In light of current market conditions, if the maximum number of Shares is sold, the Company could invest in approximately four to 126 Properties depending on the types of Properties, and assuming an average purchase price of $10,000,000 per Property, the Company would acquire or finance approximately 12 Properties with the net proceeds from this offering. Assuming an average purchase price of $10,000,000, if gross proceeds of only $15,000,000 are raised, we would acquire or finance approximately one Property with the net proceeds of the offering. In certain cases, the Company may become a co-venturer in a Joint Venture that will own the Property. In each such case, the Company's cost to purchase an interest in such Property will be less than the total purchase price and the Company therefore will be able to acquire interests in a greater number of Properties. In addition, the Board of Directors may determine to engage in future offerings of common stock, the proceeds of which could be used to acquire additional Properties or make Mortgage Loans. The Company may also borrow to acquire Properties. See " -- Borrowing." Management estimates that 15% to 25% of the Company's investment will be for the cost of land and 75% to 85% for the cost of buildings. See "Joint Venture Arrangements" below and "Risk Factors -- Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." Management cannot estimate the number of Mortgage Loans that may be entered into. The Company may also borrow money to make Mortgage Loans.

         Although management cannot estimate the number of Secured Equipment Leases that may be entered into, it expects to fund the Secured Equipment Lease program from the proceeds of the Line of Credit or Permanent Financing in an amount not to exceed 10% of the Company's total assets and management has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the total value of all Secured Equipment Leases will not exceed 25% of the Company's total assets, and that Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of total assets.

PENDING INVESTMENTS

         As of March 13, 2000, the Company had an initial commitment to acquire one assisted living property. The property is a Brighton Gardens(R) by Marriott(R) in Orland Park, Illinois. The acquisition of this property is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that this property will be acquired by the Company. If acquired, the lease of this property is expected to be entered into on substantially the same terms described in " -- Description of Property Leases." In order to acquire this property, the Company must obtain additional funds through the receipt of additional offering proceeds and or/debt financing. Initially, the Company plans to fund this acquisition with advances of up to $8.1 million under the $25,000,000 line of credit with the balance to be paid from net offering proceeds. The property will be operated and managed by Marriott Senior Living Services, Inc., a wholly owned subsidiary of Marriott International, Inc.

         LEASES. Set forth below are summarized terms expected to apply to the lease for the property. More detailed information relating to the property and its related lease will be provided at such time, if any, as the property is acquired.



                                        Estimated Purchase          Lease Term and               Minimum Annual
               Property                       Price                Renewal Options                    Rent
-------------------------------------  ---------------------   ------------------------- -------------------------------

Brighton Gardens by Marriott               $13,848,900         15 years; four            $1,350,268 for the first and
Orland Park, IL                                                five-year renewal         second lease years and
(the "Brighton Gardens Orland Park                             options                   $1,384,890 for each lease year
Property")                                                                               thereafter (2)
Existing Health Care Facility



          Percentage Rent
    -------------------------

          (1)








(1) Percentage rent will be 7% of gross revenues in excess of the "Baseline Gross Revenues." The Baseline Gross Revenues will be established when the facility achieves average occupancy of 93% for four consecutive quarters.


(2)      Based on estimated purchase price.

         ORLAND PARK PROPERTY. The Orland Park Property, which opened in October 1999, is a Brighton Gardens by Marriott located in Orland Park, Illinois. The Orland Park Property includes 82 assisted living units and 24 special care units for residents with Alzheimer's and related memory disorders. The facility provides assistance with daily living activities such as bathing, dressing and medication reminders. The property is located in a suburb southwest of Chicago, which according to Herman/Turner data, is the third largest seniors market in the country. The number of seniors in the ten-mile area surrounding the Orland Park Property is expected to grow by 11% between 1999 and 2004. The Health Care Facility is within six miles of two hospitals and less than two miles from the Orland Square Shopping Center. As an area known for business in the Midwest, Chicago has 35 Fortune 500 companies headquartered in the Metropolitan area. Chicago is ranked number three in the country for total business establishments. It is ranked number two in the country for the number of households with an effective buying income of $150,000 or more.

         MARRIOTT BRANDS. Brighton Gardens by Marriott is a quality-tier assisted living concept which generally has 90 assisted living suites, and in certain locations, 30 to 45 nursing beds in a community. In some communities, separate on-site centers also provide specialized care for residents with Alzheimer's or other memory-related disorders. According to Marriott International, Inc.'s 1999 Form 10-K, Marriott Senior Living Services, Inc., which is a wholly owned subsidiary of Marriott International, Inc., operates 99 assisted senior living communities principally under the names "Brighton Gardens by Marriott," "Village Oaks," and "Marriott MapleRidge." The communities are designed in a comfortable, home-like setting and provide residents with a sense of community through a variety of activities, restaurant-style dining, on-site security, weekly housekeeping and scheduled transportation. The communities are distinguished by an innovative wellness program that enables residents to remain as independent as possible for as long as possible, while providing a personally tailored program of services and care. Marriott Senior Living Services, Inc. has provided seniors with excellent service and quality care since 1984. In 1999, the American Seniors Housing Association, a seniors housing trade association, ranked Marriott Seniors Living Services, Inc. as the nation's second largest manager of senior housing.

JOINT VENTURE ARRANGEMENTS

         The Company may acquire Properties from time to time by issuing limited partnership units in CNL Health Care Partners, LP to sellers of such Properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into Common Stock of the Company. CNL Health Care GP Corp. is a wholly owned subsidiary of the Company and is the general partner of CNL Health Care Partners, LP. This structure enables a property owner to transfer property without incurring immediate tax liability, and therefore may allow the Company to acquire Properties on more favorable terms than otherwise.

BORROWING

         The Company will borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with the borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $45,000,000, and may also obtain Permanent Financing. The Line of Credit may be increased at the discretion of the Board of Directors and may be repaid with proceeds of the offering, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee.

         The Company has obtained a Commitment from a bank for an initial $25,000,000 revolving Line of Credit to be used by the Company to acquire or construct health care Properties. The Commitment provides that the term of the Line of Credit shall be five years with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable opinion, of the credit quality. Advances under the Line of Credit will bear interest at competitive rates. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years. Each loan made under the Line of Credit will be secured by an assignment of rents and leases. In addition, the Commitment provides that the Company will not be able to further encumber the applicable health care Property during the term of the loan without the bank's consent. As of March 13, 2000, the $25,000,000 Line of Credit closing has not occurred. The Company anticipates closing on the $25,000,000 Line of Credit by the end of March 2000; although, there is no assurance that the Company will obtain such Line of Credit. The Company has not yet received a commitment for any Permanent Financing and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms.

         Management believes that any financing obtained during the offering period will allow the Company to make investments in Assets that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares. By eliminating this delay the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Assets acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Assets and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of borrowings will enable the

Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs, which may be substantial in certain states.

         Similarly, management believes that the borrowings, if obtained, will benefit the Company by allowing it to take advantage of its ability to borrow at favorable interest rates. Specifically, the Company intends to structure the terms of any financing so that the lease rates for Properties acquired and the interest rates for Mortgage Loans and Secured Equipment Leases made with the loan proceeds will exceed the interest rate payable on the financing. To the extent that the Company is able to structure the financing on these terms, the Company will increase its net revenues. In addition, the use of financing will increase the diversification of the Company's portfolio by allowing it to acquire more Assets than would be possible using only the Gross Proceeds from the offering.

         As a result of existing relationships between Affiliates of the Advisor and certain financing sources, the Company may have the opportunity to obtain financing at more favorable interest rates than the Company could otherwise obtain. In connection with any financing obtained by the Company as a result of any such relationship, the Company will pay a loan origination fee to the Affiliate. In addition, certain lenders may require, as a condition of providing financing to the Company, that the Affiliate with which the lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement, the Company will pay a loan servicing fee to the Affiliate. Any loan origination fee or loan servicing fee paid to an Affiliate of the Company is subject to the approval by a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction as fair and reasonable to the Company and on terms not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See "Conflicts of Interest -- Certain Conflict Resolution Procedures."

         The Company may also borrow funds for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning Invested Capital to the stockholders unless necessary to eliminate corporate-level tax to the Company. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the Company will have one or more Lines of Credit initially in amounts up to $45,000,000 and that the aggregate amount of the Permanent Financing will not exceed 30% of the Company's total assets. The Board of Directors may determine, in its discretion, to increase the Lines of Credit. However, in accordance with the Company's Articles of Incorporation, the maximum amount of borrowing in relation to Net Assets, shall not exceed 300% of Net Assets.


                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B.

                                                               1999 (1)          1998 (2)       1997 (2) (3)
                                                              ------------     --------------   --------------

Year Ended December 31:
   Revenues                                                       $ 86,231             $  --             $  --
   General operating and administrative expenses                    79,621                --                --
  Organizational costs                                              35,000                --                --
   Net loss                                                        (28,390)               --                --
   Cash distributions declared (4)                                  50,404                --                --
   Cash from operations                                             12,851                --                --
   Funds from operations (5)                                        (28,39)               --                --
  Loss per Share                                                      (.07)               --                --
    Cash distributions declared per Share                             .125                --                --



                                                                                          --                --
   Weighted average number of Shares outstanding (6)               412,713                --                --

At December 31:
    Total assets                                                $5,088,560          $976,579          $280,330
    Total stockholders' equity                                   3,292,137           200,000           200,000



(1) No operations commenced until the Company received minimum offering proceeds of $2,500,000 and funds were released from escrow on July 14, 1999.

(2) No significant operations had commenced because the Company was in its development stage.

(3) Selected financial data for 1997 represents the period December 22, 1997 (date of inception) through December 31, 1997.

(4) For the year ended December 31, 1999, 100% of cash distributions represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis, including organization costs that were expensed for GAAP purposes. The Company has not treated such amount as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(5) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of NAREIT and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and
         (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying financial statements and notes thereto.

(6) The weighted average number of Shares outstanding is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in real estate conditions, availability of proceeds from the Company's offering, the ability of the Company to obtain a Line of Credit or Permanent Financing on satisfactory terms, the ability of the Company to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

INTRODUCTION

         CNL Health Care Properties, Inc. is a Maryland corporation that was organized on December 22, 1997. CNL Health Care GP Corp. and CNL Health Care LP Corp. are wholly owned subsidiaries of CNL Health Care Properties,

Inc., organized in Delaware in December 1999. CNL Health Care Partners, LP is a Delaware limited partnership formed in December 1999. CNL Health Care GP Corp. and CNL Health Care LP Corp. are the general and limited partner, respectively, of CNL Health Care Partners, LP. Assets acquired are expected to be held by CNL Health Care Partners, LP and, as a result, owned by CNL Health Care Properties, Inc. through the Partnership. The term "Company" includes CNL Health Care Properties, Inc. and its subsidiaries, CNL Health Care GP Corp., CNL Health Care LP Corp. and CNL Health Care Partners, LP.

         The Company was formed to acquire Properties related to health care and seniors' housing facilities located across the United States. The Health Care Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Properties will be leased on a long-term, "triple-net" basis. The Company may also provide Mortgage Loans to operators of Health Care Facilities in the aggregate principal amount of approximately 5% to 10% of the Company's total assets. The Company also may offer Secured Equipment Leases to operators of Health Care Facilities. The aggregate principal amount of Secured Equipment Leases is not expected to exceed 10% of the Company's total assets.

         The Company's primary investment objectives are to preserve, protect, and enhance the Company's Assets while (i) making Distributions commencing in the initial year of Company operations; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through automatic fixed increases in base rent or increases in the base rent based on increases in consumer price indices, over the terms of the leases, and obtaining fixed income through the receipt of payments from Mortgage Loans and Secured Equipment Leases; (iii) qualifying and remaining qualified as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment within five to ten years after commencement of the offering, either in whole or in part, through (a) Listing of the Shares or (b) the commencement of the orderly Sale of the Company's Assets, and distribution of the proceeds thereof (outside the ordinary course of business and consistent with its objective of qualifying as a REIT).

LIQUIDITY AND CAPITAL RESOURCES

         During the period December 22, 1997 (date of inception) through December 31, 1998, a capital contribution of $200,000 from the Advisor was the Company's sole source of capital. Until the Company sold the minimum number of 250,000 Shares ($2,500,000), subscription funds were deposited with the escrow agent for the offering of Shares.

         In connection with this offering, the Company registered for sale an aggregate of $155,000,000 of Shares (15,500,000 Shares at $10 per Share), 500,000 of such Shares available only to stockholders who elect to participate in the Company's Reinvestment Plan. The Company has elected to extend the offering of Shares until a date no later than September 18, 2000. The Board of Directors may determine to engage in future offerings of Common Stock up to the number of unissued authorized Shares of Common Stock.

         On July 14, 1999, the Company had received aggregate subscription proceeds of $2,751,052 (275,105 Shares), which exceeded the minimum offering amount of $2,500,000, and $2,526,052 of the funds were released from escrow. The remaining subscription proceeds of $225,000 (representing funds received from Pennsylvania investors) will be held in escrow until the Company receives aggregate subscriptions of at least $7,775,000.

         As of December 31, 1999, the Company had received aggregate subscription proceeds of $5,435,283 (543,528 Shares), including $12,540 (1,254 Shares) through its Reinvestment Plan and $235,000 from Pennsylvania investors. As of December 31, 1999, the Company had approximately $4,368,000 available to invest in Properties and Mortgage Loans following the deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees, Organization and Offering Expenses of approximately three percent, and Acquisition Fees.

         As of March 13, 2000, the Company had received subscription proceeds (excluding the capital contribution from the Advisor and subscriptions from Pennsylvania investors) of $6,181,104 (618,110 Shares) from this offering. As of March 13, 2000, net proceeds to the Company from its offering of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Organizational and Offering Expenses totalled approximately $5,192,000. As of March 13, 2000, the Company had not acquired any Properties or entered into any Mortgage Loans.

         The Company will use Net Offering Proceeds (Gross Proceeds less fees and expenses of the offering) from this offering to purchase Properties and to invest in Mortgage Loans. See "Investment Objectives and Policies." In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowing. The Company plans to obtain one or more revolving Lines of Credit initially in an amount up to $45,000,000, and may, in addition, also obtain Permanent Financing. The Line of Credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, working capital or Permanent Financing. Although the Board of Directors anticipates that the Lines of Credit initially may be in the amount of up to $45,000,000 and the aggregate amount of any Permanent Financing shall not exceed 30% of the Company's total Assets, the maximum amount the Company may borrow is 300% of the Company's Net Assets.

         As of March 13, 2000, the Company had obtained a Commitment from a bank for an initial $25,000,000 revolving Line of Credit to be used by the Company to acquire or construct health care Properties. The Commitment provides that the term of the Line of Credit shall be five years with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable opinion, of the credit quality. Advances under the Line of Credit will bear interest at competitive rates. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years. Each loan made under the Line of Credit will be secured by the assignment of rents and leases. In addition, the Commitment provides that the Company will not be able to further encumber the applicable health care Property during the term of the loan without the bank's consent. As of March 13, 2000, the $25,000,000 Line of Credit closing had not occurred. The Company anticipates closing on the $25,000,000 Line of Credit by the end of March 2000; although, there is no assurance that the Company will obtain such Line of Credit. The Company has not yet received a commitment for any Permanent Financing and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms.

         Properties are expected to be leased on a long-term, triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities. Rental payments under the leases are expected to exceed the Company's Operating Expenses. For these reasons, no short-term or long-term liquidity problems currently are anticipated by management.

         Until Properties are acquired or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term, highly-liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At December 31, 1999, the Company had $4,744,222 invested in such short-term investments as compared to $92 at December 31, 1998. The increase in the amount invested in short-term investments reflects subscriptions proceeds received from the sale of Shares during the year ended December 31, 1999. These funds will be used primarily to purchase Properties, to make Mortgage Loans, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders, to meet other Company expenses and, in management's discretion, to create cash reserves.

         During the years ended December 31, 1999 and 1998 and the period December 22, 1997 (date of inception) through December 31, 1997, Affiliates of the Company incurred on behalf of the Company $421,878, $562,739 and $43,398, respectively, for certain Organizational and Offering Expenses. In addition, during the year ended December 31, 1999, Affiliates of the Company incurred $98,206 for certain Acquisition Expenses and $41,307 for certain Operating Expenses on behalf of the Company. As of December 31, 1999 and 1998, the Company owed the Advisor and its Affiliates $1,775,256 and $685,372, respectively, for such amounts, unpaid fees and administrative expenses. The Advisor has agreed to pay or reimburse the Company all Organizational and Offering Expenses (excluding Selling Commissions and marketing support and due diligence expense reimbursement fees) in excess of three percent of Gross Proceeds.

         Since the commencement of the offering through December 31, 1999, approximately $416,023 has been incurred by the Company in Selling Commissions and marketing support and due diligence expense reimbursement fees to related parties, the majority of which were subsequently paid to unrelated broker-dealer firms. In addition, since the commencement of the offering through December 31, 1999, the Company has reimbursed Affiliates approximately $135,339 for certain Organizational and Offering Expenses incurred on behalf of the Company and administrative services related to the offering.

         During the year ended December 31, 1999, the Company generated cash from operations (which includes interest received less cash paid for Operating Expenses) of $12,851. Based on current and anticipated future cash from operations, the Company declared Distributions to its stockholders of $50,404 during the period July 14, 1999 (the date operations commenced) through December 31, 1999. No Distributions were paid or declared for the period December 22, 1997 (date of inception) through July 13, 1999 because operations had not commenced. On January 1, 2000 and February 1, 2000, the Company declared Distributions to stockholders of record on January 1, 2000 and February 1, 2000, totalling $13,501 and $14,530, respectively (each representing $0.025 per Share), payable in March 2000. For the year ended December 31, 1999, 100% of the Distributions received by stockholders were considered to be ordinary income for federal income tax purposes. No amounts distributed or to be distributed to the stockholders as of March 13, 2000, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital.

         Due to anticipated low Operating Expenses, rental income expected to be obtained from Properties after they are acquired, the fact that the Line of Credit and Permanent Financing have not been obtained and that the Company has not entered into Mortgage Loans or Secured Equipment Leases, management does not believe that working capital reserves will be necessary at this time. Management has the right to cause the Company to maintain reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         As of March 13, 2000, the Company had an initial commitment to acquire one Property. The Company had not entered into any arrangements creating a reasonable probability that a particular Mortgage Loan or Secured Equipment Lease would be funded. The number of Properties to be acquired and the number of Mortgage Loans to be invested in by the Company will depend upon the amount of Net Offering Proceeds available and the amount of funds borrowed to acquire Properties and make Mortgage Loans. The number of Secured Equipment Leases to be offered is currently undetermined, but the Company will fund the Secured Equipment Leases with the proceeds from the Line of Credit or Permanent Financing. The Company intends to fund its initial acquisition using net offering proceeds and advances from the $25,000,000 Line of Credit. The amounts borrowed under the Line of Credit are expected to be repaid as the Company receives additional offering proceeds. In the event the Company did not receive enough offering proceeds to repay the advances when due, it would seek additional equity or debt financing.

         Management expects that the cash to be generated from operations will be adequate to pay Operating Expenses and to make Distributions to stockholders.

         Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in the Prospectus.

RESULTS OF OPERATIONS

         No operations commenced until the Company received the minimum offering proceeds of $2,500,000 on July 14, 1999. The Company did not acquire any Properties or enter into any Mortgage Loans during the year ended December 31, 1999.

         During the year ended December 31, 1999, the Company earned $86,231 in interest income from investments in money market accounts. Interest income is expected to increase as the Company invests subscription proceeds received in the future in highly liquid investments pending investment in Properties and Mortgage Loans. However, as Net Offering Proceeds are invested in Properties and used to make Mortgage Loans, the percentage of the Company's total revenues from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         Operating expenses were $114,621, including organizational expenses of $35,000, for the year ended December 31, 1999. Operating expenses represent only a portion of operating expenses which the Company is expected to incur during a full year in which the Company owns Properties or in which the Company is operational. The dollar amount of operating expenses is expected to increase as the Company acquires Properties and invests in Mortgage Loans. Organizational expenses represent the cost related to forming a new entity and are not expected to be incurred on an ongoing basis.

         When the Company files its 1999 income tax return, it will elect, pursuant to Internal Revenue Code Section 856(c)(1), to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's net earnings. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the year ended December 31, 1999. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.

         The Company anticipates that its leases will be triple-net leases and will contain provisions that management believes will mitigate the effect of inflation. Such provisions will include clauses requiring the payment of percentage rent based on certain gross sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Management expects that increases in gross sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the Properties and on potential capital appreciation of the Properties.

         In April of 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities," which became effective for the Company January 1, 1999. This SOP requires start-up and organization costs to be expensed as incurred and also requires previously deferred start-up costs to be recognized as a cumulative effect adjustment in the statement of earnings. During the year ended December 31, 1999, operating expenses include a charge of $35,000 for organizational costs.

         Management is not aware of any known trends or uncertainties, other than national economic conditions, which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those Properties referred to in this Prospectus.

         There currently are no material changes being considered in the objectives and policies of the Company as set forth in this Prospectus.

YEAR 2000 READINESS DISCLOSURE

OVERVIEW OF YEAR 2000 COMPLIANCE ISSUES

         The year 2000 compliance issues concern the ability of information and non-information technology systems to properly recognize and process date-sensitive information beyond January 1, 2000. The failure to accurately recognize the year 2000 could result in a variety of problems from data miscalculations to the failure of entire systems.

READINESS STATUS

         The Advisor and its Affiliates generally provide all services requiring the use of information and some non-information technology systems pursuant to the Advisory Agreement with the Company. The Company generally does not directly own information technology systems. In early 1998, Affiliates of the Advisor formed a year 2000 committee ("the Y2K Team") that assessed the readiness of any systems that were date sensitive and completed upgrades for the hardware equipment and software that was not year 2000 compliant, as necessary. The cost for these upgrades and other remedial measures was the responsibility of the Advisor and its Affiliates. The Company has not incurred, and the Advisor and its Affiliates do not expect that the Company will incur, any costs in connection with the year 2000 readiness measures. In addition, the Y2K team requested and received certifications of compliance from other companies with which the Advisor, its Affiliates, and the Company have material third party relationships.

         In assessing the risks presented by the year 2000 compliance issues, the Y2K Team identified potential worst case scenarios involving the failure of the information and non-information technology systems used by the Company's transfer agent and financial institutions. As of March 13, 2000, the Advisor and its Affiliates have tested the information and non-information technology systems used by the Company and have not experienced material disruption or other significant problems. In addition, as of the same date, the Advisor is not aware of any material year 2000 compliance issues relating to information and non-information technology systems of third parties with which the Company maintains material relationships, including those of the Company's transfer agent and financial institutions. In addition, in the Company's interactions with its transfer agent and financial institutions, the systems of these third parties have functioned normally. Until the Company's first Distribution in 2000 and the delivery of the information by the transfer agent to stockholders in early 2000, the Advisor will continue to monitor the year 2000 compliance of the transfer agent. In addition, the Advisor will continue to monitor the systems used by the Company and to maintain contact with third parties with which the Company has material relationships with respect to year 2000 compliance and any year 2000 issues that may arise at a later date. The Advisor will develop contingency plans relating to ongoing year 2000 issues at the time that such issues are identified and such plans are deemed necessary.

         Based on the information provided to the Y2K Team, the upgrades and remedial measures by the Advisor and its Affiliates, and the normal functioning to date of information and non-information technology systems used by the Company and those third parties, the Advisor does not foresee significant risks associated with its year 2000 compliance at this time. In addition, the Advisor and its Affiliates do not expect to incur any material additional costs in connection with the year 2000 compliance efforts. However, there can be no assurance that the Advisor and its Affiliates or any third parties will not have ongoing year 2000 compliance issues that may have adverse effects on the Company.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:

            Name                    Age        Position with the Company
-----------------------------      ------      ---------------------------------------------------------------

James M. Seneff, Jr.                53         Director, Chairman of the Board, and Chief Executive Officer
Robert A. Bourne                    52         Director and President
David W. Dunbar                     47         Independent Director
Timothy S. Smick                    48         Independent Director
Edward A. Moses                     57         Independent Director
Phillip M. Anderson, Jr.            40         Chief Operating Officer and Executive Vice President
Thomas J. Hutchinson III            58         Executive Vice President
Jeanne A. Wall                      41         Executive Vice President
Lynn E. Rose                        51         Secretary and Treasurer



         JAMES M. SENEFF, JR. Director, Chairman of the Board and Chief Executive Officer. Mr. Seneff is a director, Chairman of the Board and Chief Executive Officer of CNL Health Care Corp., the Advisor to the Company, and CNL Health Care Investors, Inc., a real estate investment trust in which the Company owns an interest. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc. (formerly CNL Group, Inc.), a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. since its formation in 1980. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL Health Care Corp., CNL Capital Markets, Inc., CNL Investment Company and CNL Securities Corp., the Managing Dealer in this offering. He also serves as a director, Chairman of the Board and Chief Executive Officer of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, as well as CNL Hospitality Corp., its advisor. Since 1992, Mr. Seneff has served as Chairman of the Board and Chief Executive Officer of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. In addition, he has served as a director and Chairman of the Board since inception in 1994, and served as Chief Executive Officer from 1994 through August 1999, of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director, Chairman of the Board and Chief Executive Officer of CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc., until it merged with the Company in September 1999. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of CNL Securities Corp. since 1979; CNL Investment Company since 1990; and CNL Institutional Advisors, a registered investment advisor for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Since 1971, Mr. Seneff has been active in the acquisition, development, and management of real estate projects and, directly or through an affiliated entity, has served as a general partner or co-venturer in over 100 real estate ventures. These ventures have involved the financing, acquisition, construction, and leasing of restaurants, office buildings, apartment complexes, hotels, and other real estate. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past Chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida's principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         ROBERT A. BOURNE. Director and President. Mr. Bourne serves as a director and President of CNL Health Care Corp., the Advisor to the Company, and CNL Health Care Investors, Inc., a real estate investment trust in which the Company owns an interest. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc. (formerly CNL Group, Inc.); a director, Vice Chairman of the Board and President of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust; as well as, a director and President of CNL Hospitality Corp., its advisor. Mr. Bourne also serves as a director of CNLBank. He has served as a director since 1992, Vice Chairman of the Board since February 1996, Secretary and Treasurer from February 1996 through 1997, and President from July 1992 through February 1996, of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board since February 1999, of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director and held various executive positions for CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc. prior to its merger with the company, from 1994 through August 1999. Mr. Bourne also serves as a director, President and Treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. Since joining CNL Securities Corp. in 1979, Mr. Bourne has participated as a general partner or co-venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and leasing of restaurants, office buildings, apartment complexes, hotels, and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

         DAVID W. DUNBAR. Independent Director. Mr. Dunbar serves as chairman and chief executive officer of Peoples Bank, which he organized and founded in 1996. Mr. Dunbar is also a member of the board of trustees of Bay Care Health Systems, an alliance of ten non-profit hospitals in the Tampa Bay area, as well as a member of the board of directors of Morton Plant Mease Health Care, Inc., an 841-bed, not-for-profit hospital and North Bay Hospital, a 122-bed facility. He is a former member of the board of directors of Morton Plant Mease Hospital Foundation. In addition, Mr. Dunbar serves as a member of the Florida Elections Commission, the body responsible for investigating and holding hearings regarding alleged violations of Florida's campaign finance laws. During 1994 and 1995, Mr. Dunbar was a member of the board of directors and an executive officer of Peoples State Bank. Mr. Dunbar was the chief executive officer of Republic Bank from 1981 through 1988 and from 1991 through 1993. From 1988 through 1991, Mr. Dunbar developed commercial and medical office buildings and, through a financial consulting company he founded, provided specialized lending services for real estate development clients, specialized construction litigation support for national insurance companies and strategic planning services for institutional clients. In 1990, Mr. Dunbar was the chief executive officer, developer and owner of a 60,000 square foot medical office building located on the campus of Memorial Hospital in Tampa, Florida. In addition, in 1990, Mr. Dunbar served as the Governor's appointee to the State of Florida Taxation and Budget Reform Commission, a 25 member, blue ribbon commission established to review, study and make appropriate recommendations for changes to state tax laws. Mr. Dunbar received a degree in finance from Florida State University. He is also a graduate of the American Bankers Association National Commercial Lending School at the University of Oklahoma and the School of Banking of the South at Louisiana State University.

         TIMOTHY S. SMICK. Independent Director. Mr. Smick is currently an independent investor. From 1996 through February 1998, he served as chief operating officer, executive vice president and a member of the board of directors of Sunrise Assisted Living, Inc., one of the nation's leading providers of assisted living care for seniors with 68 communities located in 13 states. In addition, Mr. Smick served as president of Sunrise Management Inc., a wholly owned subsidiary of Sunrise Assisted Living, Inc. During 1995, Mr. Smick served as a senior housing consultant to LaSalle Advisory, Ltd., a pension fund advisory company. From 1985 through 1994, Mr. Smick was chairman and chief executive officer of PersonaCare, Inc., a company he co-founded that provided sub-acute, skilled nursing and assisted living care with 12 facilities in six states. Mr. Smick's health care industry experience also includes serving as the regional operations director for Manor Healthcare, Inc., a division of ManorCare, Inc., and as operations director for Allied Health and Management, Inc. Prior to co-founding PersonaCare, Inc., Mr. Smick was a partner in Duncan &

Smick, a commercial real estate development firm. Mr. Smick received a B.A. in English from Wheaton College and pursued graduate studies at Loyola College.

         EDWARD A. MOSES. Independent Director. Dr. Moses has served as dean of the Roy E. Crummer Graduate School of Business at Rollins College since 1994, and as a professor and NationsBank professor of finance since 1989. As dean, Dr. Moses is presently establishing a comprehensive program of executive education for health care management at the Roy E. Crummer Graduate School of Business. From 1985 to 1989 he served as dean and professor of finance at the University of North Florida. He has also served in academic and administrative positions at the University of Tulsa, Georgia State University and the University of Central Florida. Dr. Moses has written six textbooks in the fields of investments and corporate finance as well as numerous articles in leading business journals. He has held offices in a number of professional organizations, including president of the Southern Finance and Eastern Finance Associations, served on the Board of the Southern Business Administration Association, and served as a consultant for major banks as well as a number of Fortune 500 companies. He currently serves as a faculty member in the Graduate School of Banking at Louisiana State University, and is a member of the board of directors of HTE, Inc. Dr. Moses received a B.S. in Accounting from the Wharton School at the University of Pennsylvania in 1965 and a Masters of Business Administration (1967) and Ph.D. in finance from the University of Georgia in 1971.

         PHILLIP M. ANDERSON, JR. Chief Operating Officer and Executive Vice President. Mr. Anderson joined CNL Health Care Corp. in January 1999 and is responsible for the planning and implementation of CNL's interest in health care industry investments, including acquisitions, development, project analysis and due diligence. He currently serves as the Chief Operating Officer of both CNL Health Care Corp., the Company's Advisor, and of CNL Health Care Development, Inc. From 1987 through 1998, Mr. Anderson was employed by Classic Residence by Hyatt. Classic Residence by Hyatt ("Classic") is affiliated with Hyatt Hotels and Chicago's Pritzker family. Classic acquires, develops, owns and operates seniors' housing, assisted living, skilled nursing and Alzheimer's facilities throughout the United States. Mr. Anderson's responsibilities grew from overseeing construction of Classic's first properties to acquiring and developing new properties. After assuming responsibility for acquisitions, Mr. Anderson doubled the number of senior living apartments/beds ("units") in the portfolio by adding over 1,200 units. In addition, the development of an additional 1,000 units of seniors' housing commenced under Mr. Anderson's direction. Mr. Anderson also served on Classic's Executive Committee charged with the responsibility of monitoring performance of existing properties and development projects. Mr. Anderson has been a member of the American Senior Housing Association since 1994 and currently serves on the executive board. He graduated from the Georgia Institute of Technology in 1982, where he received a B.S. in Civil Engineering, with honors.

         THOMAS J. HUTCHISON III. Executive Vice President. Mr. Hutchison serves as President and Chief Operating Officer of CNL Real Estate Services, Inc., which is the parent company of CNL Health Care Corp., the Advisor of the Company, and CNL Hospitality Corp. He also serves as the Chief Operating Officer of CNL Community Development Corp. Mr. Hutchison joined CNL in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization. Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering re-organization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock's nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison was educated at Purdue University and the University of Maryland Business School.

         JEANNE A. WALL. Executive Vice President. Ms. Wall serves as Executive Vice President of CNL Health Care Corp., the Advisor to the Company. Ms. Wall also serves as Executive Vice President of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, and serves as Executive Vice President and a director of CNL Hospitality Corp., its advisor. She also serves as a director of CNLBank. Ms. Wall serves as Executive Vice President of CNL Financial Group, Inc. (formerly CNL Group, Inc.). Ms. Wall has served as Chief Operating

Officer of CNL Investment Company and of CNL Securities Corp. since 1994 and has served as Executive Vice President of CNL Investment Company since January 1991. In 1984, Ms. Wall joined CNL Securities Corp. and in 1985, became Vice President. In 1987, she became a Senior Vice President and in July 1997, became Executive Vice President of CNL Securities Corp. In this capacity, Ms. Wall serves as national marketing and sales director and oversees the national marketing plan for the CNL investment programs. In addition, Ms. Wall oversees product development, communications and investor services for programs offered through participating brokers. Ms. Wall also has served as Senior Vice President of CNL Institutional Advisors, Inc., a registered investment advisor, from 1990 to 1993. Ms. Wall served as Vice President of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange, from 1992 through 1997, and served as Vice President of CNL Realty Advisors, Inc., from its inception in 1991 through 1997. Ms. Wall also served as Executive Vice President of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, from 1994 through August 1999, and as Executive Vice President of CNL Fund Advisors, Inc., its advisor, from 1994 through August 1999, at which time it merged with CNL American Properties Fund, Inc. Ms. Wall currently serves as a trustee on the Board of the Investment Program Association, is a member of the Corporate Advisory Council for the International Association for Financial Planning and is a member of the International Women's Forum. In addition, she previously served on the Direct Participation Program committee for the National Association of Securities Dealers, Inc. Ms. Wall holds a B.A. in Business Administration from Linfield College and is a registered principal of CNL Securities Corp.

         LYNN E. ROSE. Secretary and Treasurer. Ms. Rose also serves as Secretary, Treasurer and a director of CNL Health Care Corp., the Advisor to the Company, and as Secretary of the subsidiaries of the Company. Ms. Rose is Secretary and Treasurer of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, and serves as Secretary of its subsidiaries. In addition, she serves as Secretary, Treasurer and a director of CNL Hospitality Corp., its advisor. Ms. Rose served as Secretary of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, from 1994 through August 1999, and served as Treasurer from 1994 through February 1999. She also served as Treasurer of CNL Fund Advisors, Inc., from 1994 through July 1998, and served as Secretary and a director from 1994 through August 1999, at which time it merged with CNL American Properties Fund, Inc. Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange, from 1992 to February 1996, and as Secretary and a director of CNL Realty Advisors, Inc., its advisor, from its inception in 1991 through 1997. She also served as Treasurer of CNL Realty Advisors, Inc. from 1991 through February 1996. Ms. Rose, a certified public accountant, has served as Secretary of CNL Financial Group, Inc. (formerly CNL Group, Inc.) since 1987, served as Controller from 1987 to 1993 and has served as Chief Financial Officer since 1993. She also serves as Secretary of the subsidiaries of CNL Financial Group, Inc. and holds various other offices in the subsidiaries. In addition, she serves as Secretary for approximately 50 additional corporations affiliated with CNL Financial Group, Inc. and its subsidiaries. Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. Ms. Rose oversees the tax and legal compliance for over 375 corporations, partnerships and joint ventures, and the accounting and financial reporting for over 200 entities. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         CNL Health Care Corp. (formerly CNL Health Care Advisors, Inc.) is a Florida corporation organized in July 1997 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective September 15, 1998. CNL Health Care Corp., as Advisor, has a fiduciary responsibility to the Company and the stockholders.

         The directors and officers of the Advisor are as follows:

             James M. Seneff, Jr.              Chairman of the Board, Chief Executive Officer, and Director
             Robert A. Bourne                  President and Director
             Phillip M. Anderson, Jr.          Chief Operating Officer
             Jeanne A. Wall                    Executive Vice President
             Lynn E. Rose                      Secretary, Treasurer and Director



         The backgrounds of these individuals are described above under "Management -- Directors and Executive Officers."

THE ADVISORY AGREEMENT

         The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current Advisory Agreement expires on September 16, 2000. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares for services in connection with the offering of Shares, a substantial portion of which will be paid as commissions to other broker-dealers. For the period January 1, 2000 through March 13, 2000 and the years ended December 31, 1999 and 1998, the Company had incurred $ 73,562, $388,109 and $1,912, respectively of such fees, of which approximately $68,600, $370,690 and $1,785, respectively, has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, all or a portion of which may be reallowed to other broker-dealers. For the period January 1, 2000 through March 13, 2000 and the years ended December 31, 1999 and 1998, the Company had incurred $4,904, $25,874 and $128, respectively, of such fees, the majority of which has been or will be reallowed to other broker-dealers and from which all bona fide due diligence expenses will be paid.

         In addition, the Company has agreed to issue and sell Soliciting Dealer Warrants to the Managing Dealer. The price for each warrant will be $0.0008 and one warrant will be issued for every 25 Shares sold by the Managing Dealer. All or a portion of the Soliciting Dealer Warrants may be reallowed to Soliciting Dealers with prior written approval from, and in the sole discretion of the Managing Dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12.00 during the five-year period commencing with the date the offering begins. No Soliciting Dealer Warrant, however, will be exercisable until one year from the date of issuance. As of December 31, 1999, CNL Securities Corp. was entitled to receive approximately 19,000 Soliciting Dealer Warrants; however, no such warrants had been issued as of that date.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of Total Proceeds. During the period January 1, 2000 through March 13, 2000, and the years ended December 31, 1999 and 1998, the Company incurred $44,137, $232,865 and $1,148, respectively, of such fees. Such fees are included in other assets.

         The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the years ended December 31, 1999 and 1998 and the period December 22, 1997 (date of inception) through December 31, 1997, the Company incurred $373,480, $196,184 and $15,202, respectively, for these services. For the year ended December 31, 1999, $328,229 of such costs represented stock issuance costs, $6,455 represented acquisition related costs and $38,796 represented general operating and administrative expenses. For 1998 and 1997, such amounts are included in deferred offering costs.

         The Company believes that all amounts paid or payable by the Company to Affiliates are fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.

                         PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. PRIOR PUBLIC PROGRAMS HAVE INVESTED ONLY IN RESTAURANT PROPERTIES AND HOTEL PROPERTIES AND HAVE NOT INVESTED IN HEALTH CARE FACILITIES. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PUBLIC REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS OR CORPORATIONS TO WHICH THE FOLLOWING INFORMATION RELATES.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 88 and 89 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or unlisted REITs has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Bourne and Seneff believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Messrs. Bourne and Seneff currently serve as directors of CNL American Properties Fund, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases; and as directors and officers of CNL Hospitality Properties Inc., an unlisted public REIT organized to invest in hotel properties, mortgage loans and secured equipment leases. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of December 31, 1999, the 18 partnerships and the two unlisted REITs had raised a total of approximately $1.7 billion from a total of approximately 91,000 investors, and owned approximately 1,400 fast-food, family-style and casual-dining restaurant properties, and 11 hotels. None of the 18 public partnerships or the two unlisted public REITs has invested in Health Care Facilities. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.


                                                                                   NUMBER OF         DATE 90% OF NET
                                                                                    LIMITED          PROCEEDS FULLY
                             MAXIMUM                                              PARTNERSHIP          INVESTED OR
NAME OF                      OFFERING                                              UNITS OR           COMMITTED TO
ENTITY                       AMOUNT (1)                DATE CLOSED                SHARES SOLD        INVESTMENT (2)
------                       ----------                -----------                -----------        --------------

CNL Income                   $15,000,000               December 31, 1986            30,000         December 1986
Fund, Ltd.                   (30,000 units)

CNL Income                   $25,000,000               August 21, 1987              50,000         November 1987
Fund II, Ltd.                (50,000 units)

CNL Income                   $25,000,000               April 29, 1988               50,000         June 1988
Fund III, Ltd.               (50,000 units)

CNL Income                   $30,000,000               December 6, 1988             60,000         February 1989
Fund IV, Ltd.                (60,000 units)

CNL Income                   $25,000,000               June 7, 1989                 50,000         December 1989
Fund V, Ltd.                 (50,000 units)

CNL Income                   $35,000,000               January 19, 1990             70,000         May 1990
Fund VI, Ltd.                (70,000 units)

CNL Income                   $30,000,000               August 1, 1990             30,000,000       January 1991
Fund VII, Ltd.               (30,000,000 units)

CNL Income                   $35,000,000               March 7, 1991              35,000,000       September 1991
Fund VIII, Ltd.              (35,000,000 units)



CNL Income                   $35,000,000               September 6, 1991           3,500,000       November 1991
Fund IX, Ltd.                (3,500,000 units)

CNL Income                   $40,000,000               April 22, 1992              4,000,000       June 1992
Fund X, Ltd.                 (4,000,000 units)

CNL Income                   $40,000,000               October 8, 1992           4,000,000         September 1992
Fund XI, Ltd.                (4,000,000 units)


                                                                                    NUMBER OF          DATE 90% OF NET
                                                                                     LIMITED            PROCEEDS FULLY
                             MAXIMUM                                               PARTNERSHIP           INVESTED OR
NAME OF                      OFFERING                                               UNITS OR             COMMITTED TO
ENTITY                       AMOUNT (1)                DATE CLOSED                 SHARES SOLD          INVESTMENT (2)
------                       ----------                -----------                 -----------          --------------

CNL Income                   $45,000,000               April 15, 1993            4,500,000            July 1993
Fund XII, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000               September 13, 1993        4,000,000            August 1993
Fund XIII, Ltd.              (4,000,000 units)

CNL Income                   $45,000,000               March 23, 1994            4,500,000            May 1994
Fund XIV, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000               September 22, 1994        4,000,000            December 1994
Fund XV, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000               July 18, 1995             4,500,000            August 1995
Fund XVI, Ltd.               (4,500,000 units)

CNL Income                   $30,000,000               October 10, 1996          3,000,000            December 1996
Fund XVII, Ltd.              (3,000,000 units)

CNL Income                   $35,000,000               February 6, 1998          3,500,000            December 1997
Fund XVIII, Ltd.             (3,500,000 units)

CNL American                 $747,464,413              January 20, 1999 (3)      74,746,441 (3)       February 1999 (3)
Properties Fund, Inc.        (74,746,441 shares)

CNL Hospitality              $425,072,637                      (4)                     (4)                   (4)
Properties, Inc.             (42,507,264 shares)

---------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL American Properties Fund, Inc. ("APF") represents the number of shares prior to a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, APF commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, APF commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, APF commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, APF had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares)
       through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to APF from its three offerings totalled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

(4) Effective July 9, 1997, CNL Hospitality Properties, Inc. ("CHP") commenced an offering of up to 16,500,000 shares ($165,000,000) of common stock. On June 17, 1999, the initial offering closed upon receipt of subscriptions totalling $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) through the reinvestment plan. Following completion of the initial offering on June 17, 1999, CHP commenced a subsequent offering (the "1999 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. As of December 31, 1999, CHP had received subscriptions totalling $138,885,350

       (13,888,535 shares), including $431,182 (43,118 shares) through the reinvestment plan, from the 1999 Offering. As of such date, CHP had purchased, directly or indirectly, 11 properties.

         As of December 31, 1999, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of all of these 69 nonpublic limited partnerships had terminated as of December 31, 1999. These 69 partnerships raised a total of $185,927,353 from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 216 projects as of December 31, 1999. These 216 projects consist of 19 apartment projects (comprising 10% of the total amount raised by all 69 partnerships), 11 office buildings (comprising 4% of the total amount raised by all 69 partnerships), 169 fast-food, family-style, or casual-dining restaurant property and business investments (comprising 69% of the total amount raised by all 69 partnerships), one condominium development (comprising 0.5% of the total amount raised by all 69 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 69 partnerships), ten commercial/retail properties (comprising 11% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 90 real estate limited partnerships whose offerings had closed as of December 31, 1999 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         The following table sets forth summary information, as of December 31, 1999, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.




      NAME OF                    TYPE OF                                            METHOD OF            TYPE OF
       ENTITY                   PROPERTY                    LOCATION                FINANCING            PROGRAM
       ------                   --------                    --------                ---------            -------
CNL Income Fund,           22 fast-food or           AL, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              LA, MD, OK, PA, TX,
                           restaurants               VA, WA

CNL Income Fund II,        50 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, KS, LA, MI,
                           restaurants               MN, MO, NC, NM, OH,
                                                     TN, TX, WA, WY

CNL Income Fund            40 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
III, Ltd.                  family-style              GA, IA, IL, IN, KS,
                           restaurants               KY, MD, MI, MN, MO,
                                                     NC, NE, OK, TX

CNL Income Fund IV,        47 fast-food or           AL, DC, FL, GA, IL,             All cash            Public
Ltd.                       family-style              IN, KS, MA, MD, MI,
                           restaurants               MS, NC, OH, PA, TN,
                                                     TX, VA



      NAME OF                    TYPE OF                                            METHOD OF            TYPE OF
       ENTITY                   PROPERTY                    LOCATION                FINANCING            PROGRAM
       ------                   --------                    --------                ---------            -------

CNL Income Fund V,         36 fast-food or           AZ, FL, GA, IL, IN,             All cash            Public
Ltd.                       family-style              MI, NH, NY, OH, SC,
                           restaurants               TN, TX, UT, WA

CNL Income Fund VI,        59 fast-food or           AR, AZ, FL, GA, IL,             All cash            Public
Ltd.                       family-style              IN, KS, MA, MI, MN,
                           restaurants               NC, NE, NM, NY, OH,
                                                     OK, PA, TN, TX, VA,
                                                     WA, WY

CNL Income Fund            51 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
VII, Ltd.                  family-style              IN, LA, MI, MN, NC,
                           restaurants               OH, SC, TN, TX, UT, WA

CNL Income Fund            43 fast-food or           AZ, FL, IN, LA, MI,             All cash            Public
VIII, Ltd.                 family-style              MN, NC, NY, OH, TN,
                           restaurants               TX, VA

CNL Income Fund IX,        46 fast-food or           AL, CA, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, LA, MI, MN,
                           restaurants               MS, NC, NH, NY, OH,
                                                     SC, TN, TX

CNL Income Fund X,         55 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
Ltd.                       family-style              ID, IL, LA, MI, MO,
                           restaurants               MT, NC, NE, NH, NM,
                                                     NY, OH, PA, SC, TN,
                                                     TX, WA

CNL Income Fund XI,        44 fast-food or           AL, AZ, CA, CO, CT,             All cash            Public
Ltd.                       family-style              FL, KS, LA, MA, MI,
                           restaurants               MS, NC, NH, NM, OH,
                                                     OK, PA, SC, TX, VA,
                                                     WA

CNL Income Fund            51 fast-food or           AL, AZ, CA, FL, GA,             All cash            Public
XII, Ltd.                  family-style              LA, MO, MS, NC, NM,
                           restaurants               OH, SC, TN, TX, WA

CNL Income Fund            50 fast-food or           AL, AR, AZ, CA, CO,             All cash            Public
XIII, Ltd.                 family-style              FL, GA, IN, KS, LA,
                           restaurants               MD, NC, OH, PA, SC,
                                                     TN, TX, VA

CNL Income Fund            65 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
XIV, Ltd.                  family-style              KS, LA, MN, MO, MS,
                           restaurants               NC, NJ, NV, OH, SC,
                                                     TN, TX, VA


      NAME OF                    TYPE OF                                            METHOD OF            TYPE OF
       ENTITY                   PROPERTY                    LOCATION                FINANCING            PROGRAM
       ------                   --------                    --------                ---------            -------

CNL Income Fund XV,        56 fast-food or           AL, CA, FL, GA, KS,             All cash            Public
Ltd.                       family-style              KY, MN, MO, MS, NC,
                           restaurants               NJ, NM, OH, OK, PA,
                                                     SC, TN, TX, VA

CNL Income Fund            49 fast-food or           AZ, CA, CO, DC, FL,             All cash            Public
XVI, Ltd.                  family-style              GA, ID, IN, KS, MN,
                           restaurants               MO, NC, NM, NV, OH,
                                                     TN, TX, UT, WI

CNL Income Fund            31 fast-food,             CA, FL, GA, IL, IN,             All cash            Public
XVII, Ltd.                 family-style or           MI, NC, NV, OH, SC,
                           casual-dining             TN, TX, WA
                           restaurants

CNL Income Fund            25 fast-food,             AZ, CA, FL, GA, IL,             All cash            Public
XVIII, Ltd.                family-style or           KY, MD, MN, NC, NV,
                           casual-dining             NY, OH, TN, TX, VA
                           restaurants

CNL American               679 fast-food,            AL, AZ, CA, CO, CT,               (1)             Public REIT
Properties Fund,           family-style or           DE, FL, GA, IA, ID,
Inc.                       casual-dining             IL, IN, KS, KY, LA,
                           restaurants               MD, MI, MN, MO, MS,
                                                     NC, NE, NH, NJ, NM,
                                                     NV, NY, OH, OK, OR,
                                                     PA, RI, SC, TN, TX,
                                                     UT, VA, WA, WI, WV

CNL Hospitality            11 limited                AZ, CA, GA, NV, PA,               (2)             Public REIT
Properties, Inc.           service, extended         TX, WA
                           stay or full
                           service hotels


(1) As of March 31, 1999, all of APF's net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, APF has used proceeds from its line of credit to acquire and develop properties and to fund mortgage loans and secured equipment leases.

(2) In 1998, CHP used proceeds from its line of credit and net offering proceeds to fund the acquisition of two of its properties. As of December 31, 1999, CHP had repaid amounts borrowed on its line of credit using additional net offering proceeds. In 1999, CHP acquired an interest in seven additional properties through CNL Hotel Investors, Inc. ("CHI"), a real estate investment trust jointly owned by CHP and Five Arrows Realty Securities II L.L.C. ("Five Arrows"). In connection with the acquisition of these seven properties, CHI used proceeds from permanent financing, in addition to net offering proceeds from CHP and cash contributions from Five Arrows.

         A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL

Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc. and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix C. Information about the previous public partnerships, the offerings of which became fully subscribed between January 1995 and December 1999, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix C (in Table III), which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs. Seneff and Bourne.


                               DISTRIBUTION POLICY

GENERAL

         In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 95% of its real estate investment trust taxable income (90% in 2001 and thereafter), although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements." The declaration of Distributions is within the discretion of the Board of Directors and depends upon the Company's distributable funds, current and projected cash requirements, tax considerations and other factors.

DISTRIBUTIONS

         The following table reflects total Distributions and Distributions per Share declared and paid by the Company for each month since the Company commenced operations.

                                         Total              Distributions
                 Month               Distributions            per Share
          ---------------------      ---------------       ----------------

          August 1999                    $ 7,422               $ 0.025
          September 1999                   9,038                 0.025
          October 1999                    10,373                 0.025
          November 1999                   11,289                 0.025
          December 1999                   12,282                 0.025

         In addition, in January and February 2000, the Company declared Distributions totalling $13,501 and $14,530, respectively (each representing $0.025 per Share), payable in March 2000. The Company intends to continue to make regular Distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly during the offering period, declared monthly during any subsequent offering, paid on a quarterly basis during an offering period, and declared and paid quarterly thereafter. The Company is required to distribute annually at least 95% of its real estate investment trust taxable income (90% in 2001 and thereafter) to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling Assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return capital for federal income tax purposes, although such Distributions will not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors
(i) advise each stockholder of the risks associated with direct ownership of the property; (ii) offer each stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.

         For the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, 100% of the Distributions declared and paid were considered to be ordinary income for federal income tax purposes. Due to the fact that the Company had not yet acquired any Properties and was still in the offering stage as of December 31, 1999, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods.

         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.


                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS


DESCRIPTION OF CAPITAL STOCK

         GENERAL. The Company has authorized a total of 206,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, $0.01 par value per share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 103,000,000 additional shares of excess stock ("Excess Shares"), $0.01 par value per share. Of the 103,000,000 Excess Shares, 100,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at "Restriction of Ownership." As of March 13, 2000, the Company had 638,110 Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of the offering and 1,254 Shares issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding. The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available.

INSPECTION OF BOOKS AND RECORDS

         The Advisor will keep, or cause to be kept, on behalf of the Company, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of the Company, including a copy of the Articles of Incorporation and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent. Stockholders will also have access to the books of account and records of CNL Health Care Partners, LP to the same extent that they have access to the books of account and records of the Company.

                        FEDERAL INCOME TAX CONSIDERATIONS

TAXATION OF THE COMPANY

         REQUIREMENTS FOR QUALIFICATION AS A REIT. As discussed more fully below, the Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which, but for Sections 856 through 860 of the Code, would be taxable as a domestic corporation; (iv) which is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons;
(vi) which is not closely held as defined in section 856(h) of the Code; and
(vii) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

         In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of
Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of Health Care Partners and of any Joint Venture, as described in "Business -- Joint Venture Arrangements," will be treated as assets, liabilities and items of income of the Company for purposes of applying the asset and gross income tests described herein.

         DISTRIBUTION REQUIREMENTS. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least
(a) 95% (90% in 2001 and thereafter) of the sum of (i) its "real estate investment trust taxable income" (before deduction of dividends paid and excluding any net capital gains) and (ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income . Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

         The Company has represented that it intends to make Distributions to stockholders that will be sufficient to meet the 95% distribution requirement (90% in 2001 and thereafter). Under some circumstances, however, it is possible that the Company may not have sufficient funds from its operations to make cash Distributions to satisfy the 95% distribution requirement. For example, in the event of the default or financial failure of one or more tenants or lessees, the Company might be required to continue to accrue rent for some period of time under federal income tax principles even though the Company would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, the Company might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, the Company's cash available for making Distributions might not be sufficient to satisfy the 95% distribution requirement. If the cash available to the Company is insufficient, the Company might raise cash in order to make the Distributions by borrowing funds, issuing new securities or selling assets. If the Company ultimately were unable to satisfy the 95% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If the Company fails to satisfy the 95% distribution requirement, as a result of an adjustment to its tax returns by the Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in the Company's deductions for Distributions paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied, if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

         NEW TAX LEGISLATION. On December 17, 1999, President Clinton signed the Work Incentives Improvement Act of 1999. This law includes several provisions that pertain to REITs, two of which will affect the Company. First, the distribution requirement, discussed in " -- Distribution Requirements" above, will be reduced so that the Company will be required to distribute dividends equal to 90% (rather than 95%) of its net taxable income. Second, another provision will change the method for measuring whether a lease violates the restriction that rent attributable to personal property leased in connection with a lease of real property is no more than 15 percent of the total rent received under the lease. Under current law, the percentage is determined by reference to the adjusted tax bases of the real property and the personal property; under the recently passed law, the percentage will be determined by reference to their respective fair market values. These provisions will be effective beginning in 2001.


                                  THE OFFERING

GENERAL

         A maximum of 15,000,000 Shares ($150,000,000) are being offered at a purchase price of $10.00 per share. In addition, the Company has registered an additional 500,000 Shares ($5,000,000) available only to stockholders who receive a copy of this Prospectus and who elect to participate in the Reinvestment Plan. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under a separate prospectus. See "Summary of Reinvestment Plan." The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available following termination of this offering.

         A minimum investment of 250 Shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000). For Minnesota investors, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000) and, for Iowa investors, IRAs and qualified plans must make a minimum investment of 250 Shares ($2,500). Any investor who makes the required minimum investment may purchase additional Shares in increments of one Share. See " -- General," " -- Subscription Procedures" and "Summary of Reinvestment Plan."

         Pursuant to the requirements of the Commissioner of Securities of the State of Pennsylvania, subscriptions from Pennsylvania residents may not be released from escrow until subscriptions for Shares totalling at least $7,775,000 have been received from all sources. Until subscription funds for the Company total $7,775,000, the Pennsylvania funds will be held in escrow by SouthTrust Bank, N.A., and interest earned on such funds will accrue to the benefit of subscribers.

PLAN OF DISTRIBUTION

         Prior to a subscriber's admission to the Company as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Bank, N.A. The Company, within 30 days after the date a subscriber is admitted to the Company, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on the funds of those subscribers whose funds have been held in escrow by such bank for at least 20 days. Stockholders otherwise are not entitled to interest earned on Company funds or to receive interest on their Invested Capital. See "Escrow Arrangements" below.

SUBSCRIPTION PROCEDURES

         PROCEDURES APPLICABLE TO ALL SUBSCRIPTIONS. In order to purchase Shares, the subscriber must complete and execute the Subscription Agreement. Any subscription for Shares must be accompanied by cash or check payable to "SouthTrust Bank, N.A., Escrow Agent" or to the Company, in the amount of $10.00 per Share. See

"Escrow Arrangements" below. Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares for which they have subscribed payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

         Subscriptions of Pennsylvania investors whose subscriptions are accepted prior to the release of such payments from escrow will be admitted as stockholders within 15 days after such release of payments. All other, subscribers will be admitted as stockholders not later than the last day of the calendar month following acceptance of their subscriptions.

ESCROW ARRANGEMENTS

         The Escrow Agreement between the Company and SouthTrust Bank, N.A. (the "Bank") provides that escrowed funds will be invested by the Bank in an interest-bearing account with the power of investment in short-term, highly liquid securities issued or guaranteed by the U.S. Government, other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, or, in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released periodically (at least once per month) upon admission of stockholders to the Company.

         The interest, if any, earned on subscription proceeds will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on Company funds or to receive interest on their Invested Capital.

                                     EXPERTS

         The audited consolidated balance sheets of the Company as of December 31, 1999 and 1998, and the related consolidated statements of earnings, stockholders' equity and cash flows for the years ended December 31, 1999 and 1998 and for the period December 22, 1997 (date of inception) through December 31, 1997, included in this Prospectus, have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

         The audited statement of assets and liabilities of Brighton Gardens by Marriott, Orland Park, Illinois (an unincorporated division of Marriott Senior Living Services, Inc.) at December 31, 1999, and the related statements of revenues and operating expenses, of excess of assets over liabilities and of cash flows for the period October 11, 1999 (date of opening) through December 31, 1999, included in this Prospectus, have been included herein in reliance on the report of PricewaterhouseCoopers, LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.


                                   DEFINITIONS

         "ADVISOR" means CNL Health Care Corp. (formerly CNL Health Care Advisors, Inc.), a Florida corporation, any successor advisor to the Company, or any person or entity to which CNL Health Care Corp. or any successor advisors subcontracts substantially all of its functions.

         "BANK" means SouthTrust Bank, N.A., escrow agent for the offering.

         "CNL" means CNL Financial Group, Inc. (formerly CNL Group Inc.), the parent company either directly or indirectly of CNL Real Estate Services, Inc., CNL Capital Markets, Inc., the Advisor and the Managing Dealer.

         "COMMITMENT" means the written commitment from a bank for an initial $25,000,000 revolving line of credit to be used by the Company to acquire or construct health care Properties.

         "LINE OF CREDIT" means one or more lines of credit initially in an aggregate amount up to $45,000,000, the proceeds of which will be used to acquire Properties and make Mortgage Loans and Secured Equipment Leases and to pay the Secured Equipment Lease Servicing Fee. The Line of Credit may be in addition to any Permanent Financing.

                                   APPENDIX B

                              FINANCIAL INFORMATION



                    -------------------------------------------
                    |   THE FINANCIAL STATEMENTS INCLUDED IN  |
                    |   THIS APPENDIX B UPDATE AND REPLACE    |
                    |   APPENDIX B TO THE ATTACHED            |
                    |   PROSPECTUS, DATED MAY 24, 1999.       |
                    -------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS

                        CNL HEALTH CARE PROPERTIES, INC.






                                                                                                Page
                                                                                                ----
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of December 31, 1999                                B-2

     Pro Forma Consolidated Statement of Operations for the year ended
        December 31, 1999                                                                        B-3

     Notes to Pro Forma Consolidated Financial Statements for the year
        ended December 31, 1999                                                                  B-4

Audited Consolidated Financial Statements:

     Report of Independent Certified Public Accountants                                          B-6

     Consolidated Balance Sheets as of December 31, 1999 and 1998                                B-7

     Consolidated Statements of Operations for the years ended December 31, 1999 and 1998 and the period December 22, 1997 (date of inception)
        through December 31, 1997                                                                B-8

     Consolidated Statements of Stockholders' Equity for the years ended
        December 31, 1999 and 1998 and the period December 22, 1997 (date
        of inception) through December 31, 1997                                                  B-9

     Consolidated Statements of Cash Flows for the years ended December 31, 1999 and 1998 and the period December 22, 1997 (date of inception) through
        December 31, 1997                                                                        B-10

     Notes to Consolidated Financial Statements for the years ended December 31,
        1999 and 1998 and the period December 22, 1997 (date of inception)
        through December 31, 1997                                                               B-12

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Health Care Properties, Inc. and subsidiaries (the "Company") gives effect to
(i) the receipt of an initial capital contribution of $200,000 from the Advisor, $5,200,283 in gross offering proceeds from the sale of 520,028 shares of common stock for the period from inception through December 31, 1999, and the application of such funds to pay offering expenses and miscellaneous acquisition expenses, (ii) the receipt of $980,821 in gross offering proceeds from the sale of 98,082 additional shares for the period January 1, 2000 through March 13, 2000 and the receipt of $8,100,000 from borrowings on a line of credit, (iii) the application of such funds to purchase a property and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1999, includes the transactions described in (i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above as if they had occurred on December 31, 1999.

         The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1999, includes the operating results of the property described in (iii) above from the date the property became operational to the end of the pro forma period presented.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1999



                                                                               Pro Forma
                       ASSETS                          Historical             Adjustments               Pro Forma
                                                      --------------         --------------           ---------------
Land, buildings and equipment on operating
    leases                                             $       --               $14,600,970 (a)           $14,600,970
Cash and cash equivalents                                 4,744,222              (4,661,333)(a)                82,889
Loan costs                                                     --                    40,500 (a)                40,500
Other assets                                                344,338                (334,463)(a)                 9,875
                                                      --------------         --------------           ---------------
                                                      $  5,088,560              $ 9,645,674               $14,734,234
                                                      ==============         ==============           ===============

           LIABILITIES AND STOCKHOLDERS'
                       EQUITY

Liabilities:
    Line of credit                                     $      --                $ 8,100,000 (a)           $ 8,100,000
    Accounts payable and accrued expenses                    21,167                   --                       21,167
    Due to related parties                                1,775,256                  89,362 (a)             1,864,618
    Security deposits                                         --                    553,956 (a)               553,956
                                                      --------------         --------------           ---------------
         Total liabilities                                1,796,423               8,743,318                10,539,741
                                                      --------------         --------------           ---------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000
       shares                                                 --                      --                         --
    Excess shares, $0.01 par value per share.
       Authorized and unissued  103,000,000
       shares                                                 --                      --                         --
    Common stock, $.01 par value per share.
       Authorized 100,000,000 shares;
       issued and outstanding 540,028 shares;
       issued and outstanding, as
       adjusted, 638,110 shares
                                                              5,400                     981 (a)                 6,381
    Capital in excess of par value                        3,365,531                 901,375 (a)             4,266,906
    Accumulated deficit                                      (78,794)                 --                      (78,794)
                                                      --------------         --------------           ---------------
         Total stockholders' equity                       3,292,137                 902,356                 4,194,493
                                                      --------------         --------------           ---------------
                                                        $ 5,088,560             $ 9,645,674               $14,734,234
                                                      ==============         ==============           ===============




See accompanying notes to unaudited pro forma consolidated financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999



                                                                            Pro Forma
                                                      Historical            Adjustments             Pro Forma
                                                    ---------------       --------------          --------------
Revenues:
    Rental income from operating
       leases                                         $           --            $  307,964 (1)           $ 307,964
    FF&E reserve income                                           --                 7,296 (2)               7,296
    Interest and other income                                 86,231               (48,005)(3)              38,226
                                                      ---------------       --------------          --------------
                                                              86,231               267,255                 353,486
                                                      ---------------       --------------          --------------
Expenses:
    Interest                                                      --               159,750 (4)             159,750
    General operating an
       administrative                                         79,621                    --                  79,621
    Asset management fees to
       related party                                              --                14,601 (5)              14,601
    Organizational costs                                      35,000                    --                  35,000
    Depreciation and amortization                                 --               108,727 (6)             108,727
                                                      ---------------       --------------          --------------
                                                             114,621               283,078                 397,699
                                                      ---------------       --------------          --------------

Net Loss                                              $      (28,390)           $  (15,823)             $  (44,213)
                                                      ===============       ==============          ==============

Loss Per Share of Common Stock
    (Basic and Diluted)     (7)                       $         (.07)                                    $    (.09)
                                                      ==============                                ==============
Weighted Average Number of Shares of Common
    Stock Outstanding                                        412,713                                       488,847
                                                      ==============                                ==============




See accompanying notes to unaudited pro forma consolidated financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999



Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $980,821 from the sale of 98,082 shares during the period January 1, 2000 though March 13, 2000, the receipt of $8,100,000 on borrowings from the line of credit, the receipt of $553,956 from the lessee as a security deposit and $4,661,333 of cash and cash equivalents used (i) to acquire a property for $13,848,900,
         (ii) to pay acquisition fees and costs of $278,150 ($234,013 of which was accrued as due to related parties at December 31, 1999), (iii) to pay selling commissions and offering expenses (syndication costs) of $128,560 which have been netted against stockholders' equity ($50,094 of which was accrued and due to related parties at December 31, 1999) and (iv) to pay loan costs of $40,500 related to the assumed borrowings from the line of credit. Also represents the accrual of $373,470 of acquisition fees and miscellaneous acquisition costs.

Unaudited Pro Forma Consolidated Statement of Operations:
--------------------------------------------------------

(1) Represents adjustment to rental income from operating leases for the property proposed to be acquired by the Company as of March 13, 2000 (the "Pro Forma Property"), for the period commencing the date the Pro Forma Property became operational by the previous owner to the end of the pro forma period presented. The date the Pro Forma Property is treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Operations was October 11, 1999.

         The lease provides for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the lease for the Pro Forma Property during the portion of 1999 the Company was assumed to have held the property.

(2) Represents reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Pro Forma Property (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. In connection therewith, FF&E reserve income was earned at approximately $2,700 per month.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the period commencing the date the Pro Forma Property became operational by the previous owner through the end of the pro forma period presented, as described in Note (1). The estimated pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately five percent per annum by the Company during the year ended December 31, 1999.

(4) Represents adjustment to interest expense incurred at a rate of 8.75% per annum in connection with the assumed borrowings from the line of credit of $8,100,000 on October 11, 1999. Also represents amortization of the loan origination fee of $40,500 (.5% on the $8,100,000 from borrowings on the line of credit) amortized under the straight-line method over a period of five years.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1999



Unaudited Pro Forma Consolidated Statements of Operations - Continued:
---------------------------------------------------------------------

(5) Represents increase in asset management fees relating to the Pro Forma Property for the period commencing the date the Pro Forma Property became operational by the previous owners through the end of the pro forma period presented, as described in Note (1). Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

(6) Represents increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Property accounted for as operating leases using the straight-line method. The building and FF&E are depreciated over useful lives of 40 and seven years, respectively.

(7) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 1999.

         As a result of the Pro Forma Property being treated in the Pro Forma Consolidated Statement of Operations as operational since October 11, 1999, the Company assumed approximately 618,110 shares of common stock were sold, and the net offering proceeds were available for the purchase of this property. Due to the fact that approximately 98,082 of these shares of common stock were actually sold subsequently, during the period January 1, 2000 and March 13, 2000, the weighted average number of shares outstanding for the pro forma period was adjusted.

               Report of Independent Certified Public Accountants



To the Board of Directors
CNL Health Care Properties, Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly in all material respects, the financial position of CNL Health Care Properties, Inc. (a Maryland corporation) and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the two years ended December 31, 1999 and 1998, and the period December 22, 1997 (date of inception) through December 31, 1997, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




/s/ PRICEWATERHOUSECOOPERS  LLP

Orlando, Florida
January 14, 2000

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                                                                           December 31,
                                                                                       1999            1998
                                                                                    ------------    -----------

                        ASSETS

Cash                                                                                $4,744,222          $   92
Deferred offering and organizational costs                                                  --         975,339
Other assets                                                                           344,338           1,148
                                                                                  -------------    ------------

                                                                                    $5,088,560        $976,579
                                                                                  =============    ============
      LIABILITIES AND STOCKHOLDERS'  EQUITY

Liabilities:
    Due to related parties                                                          $1,775,256        $685,372
    Accounts payable and accrued expenses                                               21,167          91,207
                                                                                  -------------    ------------
          Total liabilities                                                          1,796,423         776,579
                                                                                  -------------    ------------
Stockholders' equity:
    Preferred stock, without par value per share
       Authorized and unissued 3,000,000 shares                                             --              --
    Excess shares, $.01 par value per share
       Authorized and unissued 103,000,000 shares                                           --              --
    Common stock, $.01 par value per share.
       Authorized 100,000,000 shares, issued and
       outstanding 540,028 and 20,000 shares,
       respectively                                                                      5,400             200
    Capital in excess of par value                                                   3,365,531         199,800
    Accumulated deficit                                                                (78,794 )            --
                                                                                  -------------    ------------
          Total stockholders' equity                                                 3,292,137         200,000
                                                                                  -------------    ------------

                                                                                    $5,088,560        $976,579
                                                                                  =============    ============




          See accompanying notes to consolidated financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                December 22,
                                                                                                    1997
                                                                                                  (Date of
                                                                                                 Inception)
                                                                      Year Ended                   through
                                                                     December 31,               December 31,
                                                               1999                1998             1997
                                                            ------------        ------------    -------------
Revenues:
    Interest income                                          $  86,231             $    --          $    --
                                                          -------------       -------------   --------------

Expenses:
    General operating and
       administrative                                           79,621                  --               --
    Organizational costs                                        35,000                  --               --
                                                          -------------       -------------   --------------
                                                               114,621                  --               --
                                                          -------------       -------------   --------------

Net Loss                                                    $  (28,390 )           $    --          $    --
                                                          =============       =============   ==============

Net Loss Per Share of Common
    Stock (Basic and Diluted)                                $    (.07 )           $    --          $    --
                                                          =============       =============   ==============

Weighted Average Number of
    Shares of Common Stock
    Outstanding                                                412,713                  --               --
                                                          =============       =============   ==============




          See accompanying notes to consolidated financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 Years Ended December 31, 1999 and 1998 and the
              Period December 22, 1997 (Date of Inception) through
                                December 31, 1997



                                            Common stock
                                        ----------------------   Capital in
                                         Number        Par        excess of      Accumulated
                                        of Shares     value       par value        deficit           Total
                                        ----------  ----------   ------------  -----------------  ------------

Balance at December 22, 1997                   --       $  --         $   --           $     --        $   --

Sale of common stock to related
    party                                  20,000         200        199,800                 --       200,000
                                        ----------  ----------   ------------  -----------------  ------------

Balance at December 31, 1997               20,000         200        199,800                 --       200,000

Subscriptions received for common
    stock through public offering           2,550          26         25,474                 --        25,500

Subscriptions held in escrow at
    December 31, 1998                      (2,550 )       (26 )      (25,474 )               --       (25,500 )
                                        ----------  ----------   ------------  -----------------  ------------

Balance at December 31, 1998               20,000         200        199,800                 --       200,000

Subscriptions received for common
    stock through public offering
    and distribution reinvestment
    plan                                  543,528       5,435      5,429,848                 --     5,435,283

Subscriptions held in escrow at
    December 31, 1999                     (23,500 )      (235 )     (234,765 )               --      (235,000 )

Stock issuance costs                           --          --     (2,029,352 )               --    (2,029,352 )

Net loss                                       --          --             --            (28,390 )     (28,390 )

Distributions declared and paid
    ($.125 per share)                          --          --             --            (50,404 )     (50,404 )
                                        ----------  ----------   ------------  -----------------  ------------

Balance at December 31, 1999              540,028     $ 5,400     $3,365,531       $    (78,794 )  $3,292,137
                                        ==========  ==========   ============  =================  ============



          See accompanying notes to consolidated financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                   December 22,
                                                                                                       1997
                                                                                                     (Date of
                                                                                                    Inception)
                                                                        Year Ended                    through
                                                                       December 31,                December 31,
                                                                 1999                 1998              1997
                                                             -------------        -------------     -------------
Increase (Decrease) in Cash and Cash Equivalents:

    Operating Activities:
       Interest received                                        $  86,231               $   --           $   --
       Cash paid for expenses                                     (73,380 )                 --               --
                                                            --------------       --------------    -------------
          Net cash provided by operating activities                12,851                   --               --
                                                            --------------       --------------    -------------

    Financing Activities:
       Reimbursement  of amounts paid by related
         parties on behalf of the Company                          (2,447 )           (135,339 )             --
       Sale of common stock to related party                           --                   --          200,000
       Subscriptions received from stockholders                 5,200,283                   --               --
       Distributions to stockholders                              (50,404 )                 --               --
       Payment of stock issuance costs                           (416,153 )            (64,569 )             --
                                                            --------------       --------------    -------------
          Net cash provided by (used in)
            financing activities                                4,731,279             (199,908 )        200,000
                                                            --------------       --------------    -------------

Net Increase (Decrease) in Cash and Cash                        4,744,130             (199,908 )        200,000
    Equivalents

Cash and Cash Equivalents at Beginning
    of Period                                                          92              200,000               --
                                                            --------------       --------------    -------------

Cash and Cash Equivalents at End of
    Period                                                    $ 4,744,222              $    92        $ 200,000
                                                            ==============       ==============    =============



          See accompanying notes to consolidated financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED



                                                                                                    December 22,
                                                                                                        1997
                                                                                                      (Date of
                                                                                                     Inception)
                                                                         Year Ended                   through
                                                                        December 31,                December 31,
                                                                  1999                 1998             1997
                                                              -------------        -------------    -------------

Reconciliation of Net Loss to Net Cash Provided by Operating Activities:

       Net loss                                                  $ (28,390)              $   --          $   --
       Adjustments to reconcile net
         loss to net cash provided by
         operating activities:
           Organizational costs                                     20,000                   --              --
           Changes in operating assets and
             liabilities:
                Other assets                                        (5,535)                  --              --
                Accounts payable and                                                         --              --
                  other accrued expenses                            20,037
                Due to related parties                               6,739                   --              --
                                                             --------------       --------------   -------------
                  Net cash provided by operating
                    activities                                   $  12,851               $   --          $   --
                                                             ==============       ==============   =============

Supplemental Schedule of Non-Cash
    Financing Activities:

       Amounts incurred by the Company and
         paid by related parties on behalf of the
         Company and its subsidiaries are as
         follows:
           Acquisition costs                                        $98,206              $   --          $   --
           Organizational costs                                         --               20,000              --
           Deferred offering costs                                      --              542,739          43,398
           Stock issuance costs                                    421,878                   --              --
                                                             --------------       --------------  --------------
                                                                 $ 520,084            $ 562,739       $  43,398
                                                             ==============       ==============  ==============
       Costs incurred by the Company and unpaid
          at period end are as follows:
           Acquisition costs                                     $ 239,449             $  1,148          $   --
           Deferred offering costs                                      --              267,701          36,932
           Stock issuance costs                                    235,982                   --              --
                                                             --------------       --------------  --------------
                                                                 $ 475,431             $ 268,849       $  36,932
                                                             ==============       ==============  ==============




          See accompanying notes to consolidated financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1999 and 1998 and the
              Period December 22, 1997 (Date of Inception) through
                                December 31, 1997


1.       Significant Accounting Policies:
         -------------------------------

         Organization and Nature of Business - CNL Health Care Properties, Inc. was organized pursuant to the laws of the state of Maryland on December 22, 1997. CNL Health Care GP Corp. and CNL Health Care LP Corp. are wholly owned subsidiaries of CNL Health Care Properties, Inc., each of which were organized pursuant to the laws of the state of Delaware in December 1999. CNL Health Care Partners, LP is a Delaware limited partnership formed in December 1999. CNL Health Care GP Corp. and CNL Health Care LP Corp. are the general and limited partners, respectively, of CNL Health Care Partners, LP. The term "Company" includes, unless the context otherwise requires, CNL Health Care Properties, Inc., CNL Health Care Partners, LP, CNL Health Care GP Corp. and CNL Health Care LP Corp.

         The Company intends to use the proceeds from its public offering (the "Offering") (see Note 2), after deducting offering expenses, primarily to acquire real estate properties (the "Properties") related to health care and seniors' housing facilities (the "Health Care Facilities") located across the United States. The Health Care Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Company may provide mortgage financing (the "Mortgage Loans") to operators of Health Care Facilities in the aggregate principal amount of approximately 5 to 10 percent of the Company's total assets. The Company also may offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Health Care Facilities. Secured Equipment Leases will be funded from the proceeds of a loan in an amount up to ten percent of the Company's total assets.

         The Company was a development stage enterprise from December 22, 1997 through July 13, 1999. Since operations had not begun, activities through July 13, 1999 were devoted to organization of the Company.

         Principles of Consolidation - The accompanying consolidated financial statements include the accounts of CNL Health Care Properties, Inc. and its wholly owned subsidiaries, CNL Health Care GP Corp. and CNL Health Care LP Corp., as well as the accounts of CNL Health Care Partners, LP. All significant intercompany balances and transactions have been eliminated.

         Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

         Cash accounts maintained on behalf of the Company in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. The Company limits investment of temporary cash investments to financial institutions with high credit standing; therefore, management believes it is not exposed to any significant credit risk on cash and cash equivalents.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                 Years Ended December 31, 1999 and 1998 and the
              Period December 22, 1997 (Date of Inception) through
                                December 31, 1997


1.       Significant Accounting Policies - Continued:
         -------------------------------------------

         Income Taxes - When the Company files its 1999 income tax return, it will elect, pursuant to Internal Revenue Code Section 856(c)(1), to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. The Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 95 percent of its REIT taxable income and meets certain other requirements for qualifying as a REIT. For the year ended December 31, 1999, the Company believes it has qualified as a REIT; accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements.

         Earnings Per Share - Basic earnings per share are calculated based upon net earnings (income available to common stockholders) divided by the weighted average number of shares of common stock outstanding during the period. The weighted average number of shares of common stock outstanding for the period July 14, 1999 through December 31, 1999 was 412,713. As of December 31, 1999, the Company did not have any potentially dilutive common shares.

         Reclassification - Certain items in the prior years' financial statements have been reclassified to conform with the 1999 presentation. These reclassifications had no effect on stockholders' equity or net earnings.

         Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

2.       Public Offering:
         ---------------

         The Company has filed a currently effective registration statement on Form S-11 with the Securities and Exchange Commission. A maximum of 15,500,000 shares ($155,000,000) may be sold, including 500,000 shares
         ($5,000,000) which are available only to stockholders who elect to participate in the Company's reinvestment plan. The Company has adopted a reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock of the Company. In addition, the Company has registered 600,000 shares issuable upon the exercise of warrants granted to the managing dealer of the Offering. As of December 31, 1999, the Company had received subscription proceeds of $5,435,283 (543,528 shares), including $12,540 (1,254 shares) through the distribution reinvestment plan and $235,000 (23,500 shares) from Pennsylvania investors which will be held in escrow until the Company receives aggregate subscriptions of at least $7,775,000.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                 Years Ended December 31, 1999 and 1998 and the
              Period December 22, 1997 (Date of Inception) through
                                December 31, 1997


3.       Other Assets:
         ------------

         Other assets as of December 31, 1999 and 1998 were $344,338 and $1,148, respectively, which consisted of acquisition fees and miscellaneous acquisition expenses that will be allocated to future properties and miscellaneous prepaid expenses.

4.       Stock Issuance Costs:
         --------------------

         The Company has incurred certain expenses of its Offering, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the Offering. Preliminary costs incurred prior to raising capital were advanced by an affiliate of the Company, CNL Health Care Corp. (formerly known as CNL Health Care Advisors, Inc.) (the "Advisor"). The Advisor has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross proceeds received from the sale of shares of the Company in connection with the Offering.

         During the years ended December 31, 1999 and 1998, the Company incurred $1,089,013 and $975,339, respectively, in organizational and offering costs, including $413,983 and $2,040, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see
         Note 6). Of these amounts $1,074,013 and $955,339, respectively, have been treated as stock issuance costs and $15,000 and $20,000, respectively, have been treated as organization costs and expensed in the current year. The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

5.       Distributions:
         -------------

         For the year ended December 31, 1999, 100 percent of the distributions paid to stockholders were considered ordinary income for federal income tax purposes. No amounts distributed to the stockholders for the year ended December 31, 1999 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                 Years Ended December 31, 1999 and 1998 and the
              Period December 22, 1997 (Date of Inception) through
                                December 31, 1997


6.       Related Party Arrangements:
         --------------------------

         On December 22, 1997 (date of inception), the Advisor contributed $200,000 in cash to the Company and became its sole stockholder. Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer of the Offering, CNL Securities Corp. These affiliates are entitled to receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Company.

         During the years ended December 31, 1999 and 1998, the Company incurred $388,109 and $1,912, respectively, in selling commissions due to CNL Securities Corp. for services in connection with the Offering. A substantial portion of these amounts ($370,690 and $1,785, respectively) was or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5 percent of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the years ended December 31, 1999 and 1998, the Company incurred $25,874 and $128, respectively, of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         In addition, the Company has agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant will be $0.0008 and one warrant will be issued for every 25 shares sold by the managing dealer, except when prohibited by federal or state securities laws. All or a portion of the Soliciting Dealer Warrants may be reallowed to soliciting dealers with prior written approval from, and in the sole discretion of the managing dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one share of common stock from the Company at a price of $12.00 during the five year period commencing with the date the offering begins. No Soliciting Dealer Warrants, however, will be exercisable until one year from the date of issuance. As of December 31, 1999, CNL Securities Corp. was entitled to receive approximately 19,000 Soliciting Dealer Warrants; however, no such warrants had been issued as of that date.

         The Advisor is entitled to receive acquisition fees for services in identifying Properties and structuring the terms of leases of the Properties and Mortgage Loans equal to 4.5 percent of the gross proceeds of the Offering, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing, but excluding that portion of the permanent financing used to finance Secured Equipment Leases. During the years ended December 31, 1999 and 1998, the Company incurred $232,865 and $1,148, respectively, of such fees. Such fees are included in other assets.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                 Years Ended December 31, 1999 and 1998 and the
              Period December 22, 1997 (Date of Inception) through
                                December 31, 1997


6.       Related Party Arrangements - Continued:
         --------------------------------------

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year"), the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap"). Due to the fact that the Company commenced operations in July 1999, the Advisor will be required to reimburse the Company any amounts in excess of the Expense Cap commencing with the Expense Year ending June 30, 2000.

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the Offering), on a day-to-day basis. The expenses incurred for these services were classified as follows:

                                                                                          December 22,
                                                                                              1997
                                                                                           (Date of)
                                                                                           Inception)
                                                                 Year Ended                 Through
                                                                December 31,              December 31,
                                                           1999              1998             1997
                                                        -----------       -----------    ---------------

               Deferred offering costs                       $  --          $196,184          $15,202
               Stock issuance costs                        328,229                --               --
               Other assets                                  6,455                --               --
               General operating and
                    administrative expenses                 38,796                --               --
                                                        -----------       -----------     ------------
                                                          $373,480          $196,184          $15,202
                                                        ===========       ===========     ============


                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                 Years Ended December 31, 1999 and 1998 and the
              Period December 22, 1997 (Date of Inception) through
                                December 31, 1997


6.       Related Party Arrangements - Continued:
         --------------------------------------

         Amounts due to related parties consisted of the following at December
31:

                                                                           1999                 1998
                                                                       --------------       --------------
                   Due to the Advisor:
                        Expenditures incurred for organizational
                           and offering expenses on behalf
                           of the Company                                $1,432,291           $470,798
                        Accounting and administrative
                           services                                           6,739            211,386
                        Acquisition fees                                    336,226              1,148
                                                                       -------------        -----------
                                                                          1,775,256            683,332
                                                                       -------------        -----------

                   Due to CNL Securities Corp.:
                        Commissions                                              --              1,912
                        Marketing support and due diligence
                           expense reimbursement fee                             --                128
                                                                       -------------        -----------
                                                                                 --              2,040
                                                                       -------------        -----------

                                                                         $1,775,256           $685,372
                                                                       =============        ===========

7.       Subsequent Events:
         -----------------

         During the period January 1, 2000 through January 14, 2000, the Company received subscription proceeds for an additional 30,329 shares ($303,290) of common stock.

         In addition, on January 1, 2000, the Company declared distributions totalling $13,501 or $0.025 per share of common stock, payable in March 2000, to stockholders of record on January 1, 2000.

                      INDEX TO OTHER FINANCIAL STATEMENTS
                      ------------------------------------


The following financial information is provided in connection with the Company's pending acquisition of the Orland Park Property. Due to the fact that the tenant of the Company is a newly formed entity, the information presented represents the historical financial information of the operations of the assisted living facility. The Orland Park Property became operational on October 11, 1999. This information was obtained from the seller of the Property. The Company intends to acquire the Property and will not own any interest in the tenant's operations of the assisted living facility. For information on the Property and the long-term, triple-net lease in which the Company intends to enter, see "Business --Pending Investments."


BRIGHTON GARDENS BY MARRIOTT
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)

Audited Financial Statements:

    Report of Independent Certified Public Accountants                  B-19

    Statement of Assets and Liabilities as of December 31, 1999         B-20

    Statement of Revenues and Operating Expenses for the period
      October 11, 1999 (date of opening) through December 31, 1999      B-21

    Statement of Excess of Assets Over Liabilities for the period
      October 11, 1999 (date of opening) through December 31, 1999      B-22

    Statement of Cash Flows for the period October 11, 1999 (date
     of opening) through December 31, 1999                              B-23

    Notes to Financial Statements for the period October 11, 1999
     (date of opening) through December 31, 1999                        B-24

               Report of Independent Certified Public Accountants



To the Board of Directors
Marriott Senior Living Services, Inc.


In our opinion, the accompanying statement of assets and liabilities and the related statements of revenues and operating expenses, of excess of assets over liabilities and of cash flows present fairly, in all material respects, the financial position of Brighton Gardens by Marriott, Orland Park, Illinois (an unincorporated division of Marriott Senior Living Services, Inc.) at December 31, 1999, and the results of its operations and its cash flows for the period from October 11, 1999 (date of opening) to December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.





/s/ PricewaterhouseCoopers LLP

Orlando, Florida
March 20, 2000

Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.) Statement of Assets and Liabilities
December 31, 1999




                         Assets

Current Assets:
  Cash                                                       $     16,529
  Accounts receivable                                               7,333
  Other assets                                                      7,759
                                                            --------------
     Total current assets                                          31,621

Property and Equipment, at cost, less accumulated
  depreciation of $90,759                                      12,694,051
                                                            --------------
                                                             $ 12,725,672


          Liabilities and Excess of Assets Over Liabilities

Current Liabilities:
  Accounts payable and accrued expenses                      $     15,224
  Due to Marriott Senior Living Services, Inc.                    176,559
                                                            --------------
     Total current liabilities                                    191,783

Excess of Assets Over Liabilities                              12,533,889
                                                            --------------
                                                             $ 12,725,672
                                                            ==============



   The accompanying notes are an integral part of these financial statements.

Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.) Statement of Revenues and Operating Expenses
Period from October 11, 1999 (Date of Opening) through December 31, 1999




Revenue:
  Resident fees                                             $  277,089
  Other income                                                   5,048
                                                            -----------
                                                               282,137
                                                            -----------

Expenses:
  Operating, selling, general and administrative               442,299
  Depreciation                                                  90,759
                                                            -----------
                                                               533,058
                                                            -----------
Excess of Operating Expenses Over Revenues                  $ (250,921)
                                                            ===========


   The accompanying notes are an integral part of these financial statements.

Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.) Statement of Excess of Assets Over Liabilities
Period from October 11, 1999 (Date of Opening) through December 31, 1999




Balance at Beginning of Period                              $         -

  Contribution of property and equipment                      12,784,810

  Excess of operating expenses over revenues                    (250,921)
                                                            -------------
Excess of Assets Over Liabilities at December 31, 1999      $ 12,533,889
                                                            =============







   The accompanying notes are an integral part of these financial statements.

Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.) Statement of Cash Flows
Period from October 11, 1999 (Date of Opening) through December 31, 1999



Cash Flows from Operating Activities:
  Net loss                                                       $   (250,921)
  Depreciation                                                         90,759
  Chages in assets and liabilities:
    Decrease (increase) in assets:
      Increase in accounts receivable                                  (7,333)
      Increase in other assets                                         (7,759)
    Increase (decrease) in liabilities:
      Increase in accounts payable and accrued expenses                15,224
      Increase in due to Marriott Senior Living Services, Inc.        176,559
                                                                 -------------
          Net cash provided by operating activities                    16,529

Cash at Beginning of Period                                                -
                                                                 -------------
Cash at End of Period                                            $     16,529
                                                                 =============

Summary of Non-Cash Financing Transaction:
  On October 11, 1999, the property became operational and property and equipment with a cost of $12,784,810 were recognized as a contribtuion from Marriott Senior Living Services, Inc.






   The accompanying notes are an integral part of these financial statements.

Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)
Notes to Financial Statements
Period from October 11, 1999 (Date of Opening) through December 31, 1999
--------------------------------------------------------------------------------



1.      Organization and Nature of Business:

        Brighton Gardens by Marriott (the "Property") is an assisted-living facility located in Orland Park, Illinois. The Property includes 82 assisted-living units and 24 Alzheimer's units. The Property is an unincorporated division of Marriott Senior Living Services, Inc. (the "Owner"), a subsidiary of Marriott International, Inc.

2.      Summary of Significant Accounting Policies:

        Significant accounting policies followed by the Property are described below:

        Basis of Presentation
        The accompanying statements have been prepared to present only the accounts which relate to the Property since it became operational.

        Revenue Recognition
        The Property charges fees to residents of its assisted-living facilities pursuant to short-term operating lease agreements. Resident fees are recognized as revenue ratably over the term of the related leases. Other revenues are recognized as the related services are performed.

        Property and Equipment
        Land is carried at cost. Buildings and improvements and equipment are carried at cost less accumulated depreciation. Additions, improvements and expenditures for repairs and maintenance that extend the life of the assets are capitalized. Other expenditures for repairs and maintenance are charged to expense.

        Depreciation is computed by the straight-line method based on the following estimated useful lives:

                Buildings and improvements                40 years
                Equipment                               2-10 years

        Income Taxes
        The operations of the Property does not represent a legal entity for income tax reporting purposes; therefore, all income and expenses of the Property are combined into the operations of the Owner for the filing of applicable tax returns.

        Due to Marriott Senior Living Services, Inc.
        Due to Marriott Senior Living Services, Inc. comprises short-term working capital advances made by the Owner to the Property in the normal course of business.

Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)
Notes to Financial Statements - Continued
Period from October 11, 1999 (Date of Opening) through December 31, 1999
--------------------------------------------------------------------------------

  2.    Summary of Significant Accounting Policies - Continued:

        Estimates
        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.



3.      Property and Equipment:

        Property and equipment is comprised of the following:

            Land                                       $   1,437,429
            Building and improvements                     10,377,634
            Equipment                                        969,747
                                                       --------------
                                                          12,784,810
            Less accumulated depreciation                    (90,759)
                                                       --------------
                                                         $12,694,051
                                                       ==============

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES



                      ---------------------------------------
                      |  THE FOLLOWING INFORMATION UPDATES  |
                      |  AND REPLACES THE CORRESPONDING     |
                      |  INFORMATION IN APPENDIX C TO       |
                      |  THE ATTACHED PROSPECTUS, DATED     |
                      |  MAY 24, 1999.                      |
                      ---------------------------------------

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hospitality Properties, Inc., to invest in hotel properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in health care facilities leased on a triple-net basis to operators of health care facilities.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties, or in the case of CNL Hospitality Properties, Inc., through investment in hotel properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PROGRAMS.

DESCRIPTION OF TABLES

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 1999. The following is a brief description of the Tables:

         TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1995 and December 1999.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         TABLE II - COMPENSATION TO SPONSOR

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between January 1995 and December 1999. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 1999.

         TABLE III - OPERATING RESULTS OF PRIOR PROGRAMS

         Table III presents a summary of operating results for the period from inception through December 31, 1999, of the Prior Public Programs, the offerings of which became fully subscribed between January 1995 and December 1999.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         TABLE IV - RESULTS OF COMPLETED PROGRAMS

         Table IV is omitted from this Appendix C because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

         TABLE V - SALES OR DISPOSAL OF PROPERTIES

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 1995 and December 1999.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS



                                                   CNL Income               CNL American               CNL Income
                                                   Fund XVI,              Properties Fund,             Fund XVII,
                                                      Ltd.                      Inc.                      Ltd.
                                                  -------------           -----------------           -------------
                                                                              (Note 1)

Dollar amount offered                              $45,000,000                $747,464,420             $30,000,000
                                                  =============           =================           =============

Dollar amount raised                                     100.0 %                     100.0 %                 100.0 %
                                                  -------------           -----------------           -------------

Less offering expenses:

   Selling commissions and discounts                      (8.5 )                      (7.5 )                  (8.5 )
   Organizational expenses                                (3.0 )                      (2.2 )                  (3.0 )
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                               (0.5 )                      (0.5 )                  (0.5 )
                                                  -------------           -----------------           -------------
                                                         (12.0 )                     (10.2 )                 (12.0 )
                                                  -------------           -----------------           -------------
Reserve for operations                                      --                          --                      --
                                                  -------------           -----------------           -------------

Percent available for investment                          88.0 %                      89.8 %                  88.0 %
                                                  =============           =================           =============

Acquisition costs:

   Cash down payment                                      82.5 %                      85.3 %                  83.5 %
   Acquisition fees paid to affiliates                     5.5                         4.5                     4.5
   Loan costs                                               --                          --                      --
                                                  -------------           -----------------           -------------

Total acquisition costs                                   88.0 %                      89.8 %                  88.0 %
                                                  =============           =================           =============

Percent leveraged (mortgage financing
   divided by total acquisition costs)                      --                          --                      --

Date offering began                                    9/02/94            4/19/95, 2/06/97                 9/02/95
                                                                               and 3/02/98

Length of offering (in months)                               9               22, 13 and 9,                      12
                                                                              respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                                    11              23, 16 and 11,                      15
                                                                              respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999.

  CNL Income         CNL Hospitality
  Fund XVIII,          Properties,
     Ltd.                 Inc.
----------------    ------------------
                        (Note 2)

    $35,000,000          $150,072,637
================    ==================

          100.0%               100.0%
---------------    ------------------



           (8.5)                (7.5)
           (3.0)                (3.0)



           (0.5)                (0.5)
---------------    ------------------
          (12.0)               (11.0)
---------------    ------------------
             --                    --
---------------    ------------------

           88.0%                89.0%
===============    ==================



           83.5%                 84.5%
            4.5                   4.5%
             --                    --
----------------    ------------------

           88.0%                89.0%

================    ==================


             --                    --

        9/20/96               7/09/97


             17                    23




             17                    29


Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. ("CHP") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of CHP commenced September 11, 1997, and upon completion of the Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637
                  (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 17, 1999, CHP registered for sale $275,000,000 of shares of common stock (the "1999 Offering"), including $25,000,000 available only to stockholders participating in the Company's reinvestment plan. The 1999 Offering of CHP commenced following the completion of the Initial Offering on June 17, 1999. As of December 31, 1999, CHP had received subscription proceeds of $138,885,350 (13,888,530 shares) from its 1999 Offering, including $431,182 (43,118 shares) issued pursuant to the reinvestment plan.

                                    TABLE II
                             COMPENSATION TO SPONSOR



                                                   CNL Income               CNL American               CNL Income
                                                   Fund XVI,              Properties Fund,             Fund XVII,
                                                      Ltd.                      Inc.                      Ltd.
                                                  -------------           -----------------           --------------
                                                                              (Note 1)
Date offering commenced                                9/02/94            4/19/95, 2/06/97                  9/02/95
                                                                               and 3/02/98

Dollar amount raised                               $45,000,000                $747,464,420              $30,000,000
                                                  =============           =================           ==============
Amount paid to sponsor from proceeds of offering:
     Selling commissions and discounts               3,825,000                  56,059,832                2,550,000
     Real estate commissions                                --                          --                       --
     Acquisition fees (Notes 5 and 6)                2,475,000                  33,604,618                1,350,000
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                          225,000                   3,737,322                  150,000
                                                  -------------           -----------------           --------------
Total amount paid to sponsor                         6,525,000                  93,401,772                4,050,000
                                                  =============           =================           ==============
Dollar amount of cash generated from
 operations before deducting payments
 to sponsor:
     1999 (Note 7)                                   3,327,199                 311,630,414                2,567,164
     1998                                            3,765,104                  42,216,874                2,638,733
     1997                                            3,909,781                  18,514,122                2,611,191
     1996                                            3,911,609                   6,096,045                1,340,159
     1995                                            2,619,840                     594,425                   11,671
     1994                                              212,171                          --                       --
     1993                                                   --                          --                       --
Amount paid to sponsor from operations
  (administrative, accounting and
   management fees) (Note 6):
     1999                                              175,968                   4,369,200                  117,146
     1998                                              141,410                   3,100,599                  117,814
     1997                                              129,357                   1,437,908                  116,077
     1996                                              157,883                     613,505                  107,211
     1995                                              138,445                      95,966                    2,659
     1994                                                7,023                          --                       --
     1993                                                   --                          --                       --
Dollar amount of property sales and
 refinancing before deducting payments
 to sponsor:
     Cash (Note 3)                                   2,052,695                  14,349,067                1,675,385
     Notes                                                  --                          --                       --
Amount paid to sponsors from property
sales and refinancing:
     Real estate commissions                                --                          --                       --
     Incentive fees                                         --                          --                       --
     Other (Notes 2 and 6)                                  --                          --                       --

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. The amounts shown represent the combined results of the Initial Offering, the 1997 Offering and the 1998 Offering as of January 31, 1999, including shares issued pursuant to the company's reinvestment plans.

  CNL Income          CNL Hospitality
  Fund XVIII,           Properties,
     Ltd.                  Inc.
----------------    --------------------
                         (Note 4)
        9/20/96      7/9/97 and 6/17/99


    $35,000,000            $288,957,987
================    ====================


      2,975,000              20,546,879
            --                       --
      1,575,000              12,892,314



        175,000               1,369,792
----------------    --------------------
      4,725,000              34,808,985
================    ====================



      2,921,071              13,348,795
      2,964,628               2,985,455
      1,459,963                  29,358
         30,126                      --
             --                      --
             --                      --
             --                      --



        124,031                 458,634
        132,890                 208,490
         98,207                   6,889
          2,980                      --
             --                      --
             --                      --
             --                      --



        688,997                      --
             --                      --


             --                      --
             --                      --
             --                      --


Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF was required to pay its external advisor a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease (see Note 6). During the years ended December 31, 1999, 1998, 1997 and 1996, APF incurred $77,317, $54,998, $87,665 and
                  $70,070, respectively, in secured equipment lease servicing fees.

Note 3: Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The offering of shares of CNL Hospitality Properties, Inc. commenced September 11, 1997, and upon completion of the Initial Offering on June 17, 1999, had received subscription proceeds of $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11, as amended, effective June 17, 1999, CNL Hospitality Properties, Inc. registered for sale $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of CNL Hospitality Properties, Inc. commenced following the completion of the Initial Offering on June 17, 1999. The amounts shown represent the combined results of the Initial Offering and the 1999 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 1999.

Note 5: In addition to acquisition fees paid on gross proceeds from the offerings, prior to becoming self advised on September 1, 1999 APF also incurred acquisition fees relating to proceeds from its line of credit to the extent the proceeds were used to acquire properties. Such fees were paid using proceeds from the line of credit, and as of December 31, 1999, APF had incurred $6,175,521 of such fees (see note 6).

Note 6: On September 1, 1999, APF issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, APF ceased payment of acquisition fees, administrative, accounting, management and equipment lease servicing fees.

Note 7: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in mortgage loans, proceeds from sale of mortgage loans, collections of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

                                    TABLE III
                       Operating Results of Prior Programs
                            CNL INCOME FUND XVI, LTD.


                                                     1993
                                                   (Note 1)             1994              1995               1996
                                                 --------------     --------------    --------------     -------------

Gross revenue                                         $      0         $  186,257       $ 2,702,504       $ 4,343,390
Equity in earnings from joint venture                        0                  0                 0            19,668
Gain/(loss) from sale of properties (Notes 4, 5
    and 10)                                                  0                  0                 0           124,305
Provision for loss on building (Note 8)                      0                  0                 0                 0
Interest income                                              0             21,478           321,137            75,160
Less:  Operating expenses                                    0            (10,700)         (274,595)         (261,878)
       Transaction costs                                     0                  0                 0                 0
       Interest expense                                      0                  0                 0                 0
       Depreciation and amortization                         0             (9,458)         (318,205)         (552,447)
                                                 --------------     --------------    --------------     -------------
Net income - GAAP basis                                      0            187,577         2,430,841         3,748,198
                                                 ==============     ==============    ==============     =============
Taxable income
    -  from operations                                       0            189,864         2,139,382         3,239,830
                                                 ==============     ==============    ==============     =============
    -  from gain (loss) on sale (Notes 4, 5
      and 10)                                                0                  0                 0                 0
                                                 ==============     ==============    ==============     =============
Cash generated from operations (Notes 2
    and 3)                                                   0            205,148         2,481,395         3,753,726
Cash generated from sales (Notes 4, 5 and 10)                0                  0                 0           775,000
Cash generated from refinancing                              0                  0                 0                 0
                                                 --------------     --------------    --------------     -------------
Cash generated from operations, sales and
    refinancing                                              0            205,148         2,481,395         4,528,726
Less:  Cash distributions to investors
    (Note 6)
      -  from operating cash flow                            0             (2,845)       (1,798,921)       (3,431,251)
      -  from cash flow from prior period                    0                  0                 0                 0
                                                 --------------     --------------    --------------     -------------
Cash generated (deficiency) after cash
    distributions                                            0            202,303           682,474         1,097,475
Special items (not including sales and
    refinancing):
      Limited partners' capital
        contributions                                        0         20,174,172        24,825,828                 0
      General partners' capital
        contributions                                    1,000                  0                 0                 0
      Syndication costs                                      0         (1,929,465)       (2,452,743)                0
      Acquisition of land and buildings                      0        (13,170,132)      (16,012,458)       (2,355,627)
      Investment in direct financing leases                  0           (975,853)       (5,595,236)         (405,937)
      Investment in joint ventures                           0                  0                 0          (775,000)
      Reimbursement of organization,
        syndication and acquisition costs
        paid on behalf of CNL Income
        Fund XVI, Ltd. by related parties                    0           (854,154)         (405,569)           (2,494)
      Increase in other assets                               0           (443,625)          (58,720)                0
      Increase (decrease) in restricted cash                 0                  0                 0                 0
      Reimbursement from developer of
         construction costs                                  0                  0                 0                 0
      Other                                                (36)           (20,714)           20,714                 0
                                                 --------------      --------------    --------------     -------------
Cash generated (deficiency) after cash
    distributions and special items                        964          2,982,532         1,004,290        (2,441,583)
                                                 ==============     ==============    ==============     =============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                       0                 17                53                71
                                                 ==============     ==============    ==============     =============
    -  from recapture                                        0                  0                 0                 0
                                                 ==============     ==============    ==============     =============
Capital gain (loss) (Notes 4, 5 and 10)                      0                  0                 0                 0
                                                 ==============     ==============    ==============     =============

     1997               1998              1999
----------------    --------------    -------------

   $  4,308,853       $ 3,901,555      $ 3,852,222
         73,507           132,002          158,580

         41,148                 0          (84,478)
              0          (266,257)               0
         73,634            60,199           49,008
       (272,932)         (270,489)        (359,311)
              0           (24,652)        (212,093)
              0                 0                0
       (563,883)         (555,360)        (588,920)
----------------    --------------    -------------
      3,660,327         2,976,998        2,815,008
================    ==============    =============

      3,178,911         3,153,618        2,835,955
================    ==============    =============

         64,912                 0         (102,397)
================    ==============    =============

      3,780,424         3,623,694        3,151,231
        610,384                 0          667,311
              0                 0                0
----------------    --------------    -------------

      4,390,808         3,623,694        3,818,542


     (3,600,000)       (3,623,694)      (3,151,231)
              0           (66,306)        (448,769)
----------------    --------------    -------------

        790,808           (66,306)         218,542



              0                 0                0

              0                 0                0
              0                 0                0
        (23,501)           (3,545)               0
        (29,257)          (28,403)               0
              0          (744,058)        (158,512)



              0                 0                0
              0                 0                0
       (610,384)          610,384                0

              0           161,648                0
              0                 0          (25,866)
----------------    --------------    -------------

        127,666           (70,280)          34,164
================    ==============    =============




             70                69               62
================    ==============    =============
              0                 0                0
================    ==============    =============
              1                 0               (2)
================    ==============    =============




                                                   1993
                                                 (Note 1)             1994              1995               1996
                                               --------------     -------------     -------------      -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                              0                 1                45                 76
    -  from capital gain                                   0                 0                 0                  0
    -  from investment income from prior
       period                                              0                 0                 0                  0
                                               --------------     -------------     -------------      -------------
Total distributions on GAAP basis (Note 6)                 0                 1                45                 76
                                               ==============     =============     =============      =============
   Source (on cash basis)
    -  from sales                                          0                 0                 0                  0
    -  from refinancing                                    0                 0                 0                  0
    -  from operations                                     0                 1                45                 76
    -  from prior period                                   0                 0                 0                  0
                                               --------------     -------------     -------------      -------------
Total distributions on cash basis (Note 6)                 0                 1                45                 76
                                               ==============     =============     =============      =============
Total cash distributions as a percentage
    of original $1,000 investment (Notes 7
    and 9)                                              0.00%             4.50%             6.00%              7.88%
Total cumulative cash distributions per
    $1,000 investment from inception                       0                 1                46                122
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
   (original total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 4, 5 and 10)                        N/A               100%              100%               100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVI.

Note 4: In April 1996, CNL XVI sold one of its properties and received net sales proceeds of $775,000, resulting in a gain of $124,305 for financial reporting purposes. In October 1996, CNL XVI reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 5: In March 1997, CNL XVI sold one of its properties and received net sales proceeds of $610,384, resulting in a gain of $41,148 for financial reporting purposes. In January 1998, CNL XVI reinvested the net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.

Note 6: Distributions declared for the quarters ended December 31, 1994, 1995, 1996, 1997 and 1998 are reflected in the 1995,
                  1996, 1997, 1998 and 1999 columns, respectively, due to the payment of such distributions in January 1995, 1996, 1997, 1998 and 1999, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996, 1997, 1998 and
                  1999 are not included in the 1994, 1995, 1996, 1997, 1998 and
                  1999 totals, respectively.

Note 7: Cash distributions for 1998 include an additional amount equal to 0.20% of invested capital which was earned in 1997 but declared payable in the first quarter of 1998.

Note 8: During the year ended December 31, 1998, CNL XVI recorded a provision for loss on building of $266,257 for financial reporting purposes relating to a Long John Silver's property in Celina, Ohio. The tenant of this property filed for bankruptcy and ceased payment of rents under the terms of its lease agreement. The allowance represents the difference between the Property's carrying value at December 31, 1998 and the estimated net realizable value for this Property.

      1997                1998               1999
------------------    --------------    ---------------


               80                65                 62
                0                 0                  0

                0                17                 18
------------------    --------------    ---------------
               80                82                 80
==================    ==============    ===============

                0                 0                  0
                0                 0                  0
               80                81                 70
                0                 1                 10
------------------    --------------    ---------------
               80                82                 80
==================    ==============    ===============


             8.00%             8.20%              8.00%

              202               284                364






              100 %             100 %               99 %

Note 9: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 10: In November 1999, CNL XVI sold one of its properties and received net sales proceeds of $667,311, resulting in a loss of $84,478 for financial reporting purposes. CNL XVI intends to reinvest the net sales proceeds from the sale of this property in an additional property.

                                    TABLE III
                       Operating Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.



                                                            1994                                                1997
                                                          (Note 1)          1995              1996            (Note 2)
                                                         ------------    ------------     -------------     -------------

Gross revenue                                                $     0       $ 539,776        $4,363,456      $ 15,516,102
Equity in earnings of joint venture                                0               0                 0                 0
Loss on sale of assets (Notes 7 and 15)                            0               0                 0                 0
Provision for losses on assets (Notes 12 and 14)                   0               0                 0                 0
Interest income                                                    0         119,355         1,843,228         3,941,831
Less:  Operating expenses                                          0        (186,145)         (908,924)       (2,066,962)
       Transaction costs                                           0               0                 0                 0
       Interest expense                                            0               0                 0                 0
       Depreciation and amortization                               0        (104,131)         (521,871)       (1,795,062)
       Advisor acquisition expense (Note 16)                       0               0                 0                 0
       Minority interest in income of consolidated
         joint venture                                             0             (76)          (29,927)          (31,453)
                                                         ------------    ------------     -------------     -------------
Net income (loss) - GAAP basis                                     0         368,779         4,745,962        15,564,456
                                                         ============    ============     =============     =============
Taxable income
    -  from operations (Note 8)                                    0         379,935         4,894,262        15,727,311
                                                         ============    ============     =============     =============
    -  from gain (loss) on sale (Notes 7 and 15)                   0               0                 0           (41,115)
                                                         ============    ============     =============     =============
Cash generated from operations (Notes 4 and 5)                     0         498,459         5,482,540        17,076,214
Cash generated from sales (Notes 7 and 15)                         0               0                 0         6,289,236
Cash generated from refinancing                                    0               0                 0                 0
                                                         ------------    ------------     -------------     -------------
Cash generated from operations, sales and                          0         498,459         5,482,540        23,365,450
refinancing
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                         0        (498,459)       (5,439,404)      (16,854,297)
      -  from sale of properties                                   0               0                 0                 0
      -  from cash flow from prior period                          0               0                 0                 0
      -  from return of capital (Note 10)                          0        (136,827)                0                 0
                                                         ------------    ------------     -------------     -------------
Cash generated (deficiency) after cash distributions               0        (136,827)           43,136         6,511,153
Special items (not including sales of real estate
   and refinancing):
      Subscriptions received from stockholders                     0      38,454,158       100,792,991       222,482,560
      Sale of common stock to CNL Fund
       Advisors, Inc.                                        200,000               0                 0                 0
      Retirement of shares of common stock
       (Note 13)                                                   0               0                 0                 0
      Contributions from minority interest                         0         200,000            97,419                 0
      Distributions to holder of minority interest                 0               0           (39,121)          (34,020)
      Stock issuance costs                                       (19)     (3,680,704)       (8,486,188)      (19,542,862)
      Acquisition of land and buildings                            0     (18,835,969)      (36,104,148)     (143,542,667)
      Investment in direct financing leases                        0      (1,364,960)      (13,372,621)      (39,155,974)
      Proceeds from sales of equipment direct
        financing leases                                           0               0                 0           962,274
      Investment in joint venture                                  0               0                 0                 0
      Purchase of other investments                                0               0                 0                 0
      Investment in mortgage notes receivable                      0               0       (13,547,264)       (4,401,982)
      Collections on mortgage notes receivable                     0               0           133,850           250,732
      Investment in equipment and other notes
       receivable                                                  0               0                 0       (12,521,401)
      Collections on equipment and other notes
       receivable                                                  0               0                 0                 0
      Investment in (redemption of) certificates of
        deposit                                                    0               0                 0        (2,000,000)
      Proceeds of borrowing on line of credit and
        note payable                                               0               0         3,666,896        19,721,804
      Payment on line of credit                                    0               0          (145,080)      (20,784,577)
      Reimbursement of organization, acquisition,
        and deferred offering and stock issuance costs
        paid on behalf of CNL American Properties Fund,
        Inc. by related parties                             (199,036)     (2,500,056)         (939,798)       (2,857,352)
      Increase in intangibles and other assets                     0        (628,142)       (1,103,896)                0
      Proceeds from borrowings on mortgage
        warehouse facility                                         0               0                 0                 0
      Payments on mortgage warehouse facility                      0               0                 0                 0
      Payments of loan costs                                       0               0                 0                 0
      Other                                                        0               0           (54,533)           49,001
                                                         ------------    ------------     -------------     -------------
Cash generated (deficiency) after cash
   distributions and special items                               945      11,507,500        30,941,643         5,136,689
                                                         ============    ============     =============     =============


     1998              1999
   (Note 3)          (Note 3)
---------------   ---------------

   $33,202,491      $ 62,165,451
        16,018            97,307
             0        (1,851,838)
      (611,534)       (7,779,195)
     8,984,546        13,335,146
    (5,354,859)      (12,833,224)
             0        (6,798,803)
             0       (10,205,197)
    (4,054,098)       (9,591,787)
             0       (76,333,516)

       (30,156)          (41,678)
---------------   ---------------
    32,152,408       (49,837,334)
===============   ===============

    33,553,390        58,152,473
===============   ===============
      (149,948)         (789,861)
===============   ===============
    39,116,275       307,261,214
     2,385,941         5,302,433
             0                 0
---------------   ---------------
    41,502,216       312,563,647

   (39,116,275)      (60,078,825)
             0                 0
      (265,053)                0
       (67,821)                0
---------------   ---------------
     2,053,067       252,484,822


   385,523,966           210,736

             0                 0

      (639,528)          (50,891)
             0           740,621
       (34,073)          (66,763)
   (34,579,650)         (737,190)
  (200,101,667)     (286,411,210)
   (47,115,435)      (63,663,720)

             0         2,252,766
      (974,696)         (187,452)
   (16,083,055)                0
    (2,886,648)       (4,041,427)
       291,990           393,468

    (7,837,750)      (26,963,918)

     1,263,633         3,500,599

             0         2,000,000

     7,692,040       439,941,245
        (8,039)      (61,580,289)



    (4,574,925)       (1,492,310)
    (6,281,069)       (1,862,036)

             0        27,101,067
             0      (352,808,966)
             0        (5,947,397)
       (95,101)                0
---------------   ---------------

    75,613,060       (77,188,245)
===============   ===============





                                                    1994                                                    1997
                                                  (Note 1)             1995              1996             (Note 2)
                                                --------------     -------------     --------------     -------------
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Note 8)                             0                20                 61                67
                                                ==============     =============     ==============     =============
    -  from recapture                                       0                 0                  0                 0
                                                ==============     =============     ==============     =============
Capital gain (loss) (Note 7)                                0                 0                  0                 0
                                                ==============     =============     ==============     =============
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               0                19                 59                66
    -  from capital gain                                    0                 0                  0                 0
    -  from investment income from prior
       period                                               0                 0                  0                 0
    -  from return of capital (Note 10)                     0                14                  8                 6
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 11)                 0                33                 67                72
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales                                           0                 0                  0                 0
    -  from refinancing                                     0                 0                  0                 0
    -  from operations (Note 4)                             0                26                 67                72
    -  from cash flow from prior period                     0                 0                  0                 0
    -  from return of capital (Note 10)                     0                 7                  0                 0
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 11)                 0                33                 67                72
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 6)                  0.00%             5.34%              7.06%             7.45%
Total cumulative cash distributions per
    $1,000 investment from inception                        0                33                100               172
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
   (original total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Note 7)                                    N/A               100%               100%              100%


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in mortgage loans, proceeds from sale of

      1998                 1999
    (Note 3)             (Note 3)
------------------    ---------------





               63                 74
==================    ===============
                0                  0
==================    ===============
                0                 (1)
==================    ===============


               60                  0
                0                  0

                0                  0
               14                 76
------------------    ---------------
               74                 76
==================    ===============

                0                  0
                0                  0
               73                 76
                1                  0
                0                  0
------------------    ---------------
               74                 76
==================    ===============

            7.625%              7.62%

              246                322






              100%               100%

Note 4
   (Continued):   mortgage loans, collections of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8: Taxable income presented is before the dividends paid deduction.

Note 9: For the years ended December 31, 1999, 1998, 1997, 1996 and 1995, 97%, 84.87%, 93.33%, 90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76,333,516 (see Note 16).

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12: During the year ended December 31, 1998, APF recorded provisions for losses on land and buildings in the amount of $611,534 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13: In October 1998, the Board of Directors of APF elected to implement APF's redemption plan. Under the redemption plan, APF elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Company agreed to redeem fractional shares (2,545 shares).

Note 14: During the year ended December 31, 1999, APF recorded provisions for losses on buildings in the amount of $7,779,495 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15: During the year ended December 31, 1999, APF sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. APF reinvested the proceeds from the sale of properties in additional properties. In addition, APF recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16: On September 1, 1999, APF issued 6,150,000 shares of common stock to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. APF recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVII, LTD.


                                                           1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------

Gross revenue                                              $      0       $ 1,195,263       $ 2,643,871         $ 2,816,845
Equity in earnings of unconsolidated joint                        0             4,834           100,918             140,595
ventures
Loss on dissolution of consolidated joint
venture  (Note 7)                                                 0                 0                 0                   0
Interest income                                              12,153           244,406            69,779              51,240
Less:  Operating expenses                                    (3,493)         (169,536)         (181,865)           (168,542)
       Transaction costs                                          0                 0                 0             (14,139)
       Interest expense                                           0                 0                 0                   0
       Depreciation and amortization                           (309)         (179,208)         (387,292)           (369,209)
       Minority interest in income of
         consolidated joint venture                               0                 0           (41,854)            (62,632)
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                       8,351         1,095,759         2,203,557           2,394,158
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                       12,153         1,114,964         2,058,601           2,114,039
                                                      ==============    ==============     =============      ==============
    -  from gain (loss) on sale (Note 7)                          0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                  9,012         1,232,948         2,495,114           2,520,919
Cash generated from sales (Note7)                                 0                 0                 0                   0
Cash generated from refinancing                                   0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                               9,012         1,232,948         2,495,114           2,520,919
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                            (1,199)         (703,681)       (2,177,584)         (2,400,000)
      -  from sale of properties                                  0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                             7,813           529,267           317,530             120,919
Special items (not including sales and
refinancing):
      Limited partners' capital contributions             5,696,921        24,303,079                 0                   0
      General partners' capital contributions                 1,000                 0                 0                   0
      Contributions from minority interest                        0           140,676           278,170                   0
      Distribution to holder of minority interest                 0                 0           (41,507)            (49,023)
      Distribution to holder of minority interest from
        dissolution of consolidated joint venture                 0                 0                 0                   0
      Syndication costs                                    (604,348)       (2,407,317)                0                   0
      Acquisition of land and buildings                    (332,928)      (19,735,346)       (1,740,491)                  0
      Investment in direct financing leases                       0        (1,784,925)       (1,130,497)                  0
      Investment in joint ventures                                0          (201,501)       (1,135,681)           (124,452)
      Reimbursement of organization, syndication
        and acquisition costs paid on behalf of
        CNL Income Fund XVII, Ltd. by related
        parties                                            (347,907)         (326,483)          (25,444)                  0
      Increase in other assets                             (221,282)                0                 0                   0
      Reimbursement from developer of
         construction costs                                       0                 0                 0             306,100
      Other                                                    (410)              410                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                       4,198,859           517,860        (3,477,920)            253,544
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           36                37                69                  70
                                                      ==============    ==============     =============      ==============
    -  from recapture                                             0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                      0                 0                 0                   0
                                                      ==============    ==============     =============      ==============



      1999
-----------------

     $ 2,403,040
         182,132

         (82,914)
          44,184
        (219,361)
         (71,366)
               0
        (384,985)

         (31,461)
-----------------
       1,839,269
=================

       2,003,243
=================
         (23,150)
=================

       2,450,018
       2,094,231
               0
-----------------

       4,544,249

      (2,400,000)
               0
-----------------

       2,144,249

               0
               0
               0
         (46,567)


        (417,696)
               0
               0
               0
        (527,864)



               0
               0

               0
               0
-----------------

       1,152,122
=================




              66
=================
               0
=================
              (1)
=================




                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     --------------     -------------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               4                23                 73                79
    -  from capital gain                                    0                 0                  0                 0
    -  from investment income from prior
       period                                               0                 0                  0                 1
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 4)                  4                23                 73                80
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales                                           0                 0                  0                 0
    -  from refinancing                                     0                 0                  0                 0
    -  from operations                                      4                23                 73                80
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 4)                  4                23                 73                80
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 5)                  5.00%             5.50%             7.625%             8.00%
Total cumulative cash distributions per
    $1,000 investment from inception                        4                27                100               180
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
   (original total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 6 and 7)                             N/A               100%               100%              100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through November 3, 1995, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVII.

Note 4: Distributions declared for the quarters ended December 31, 1995, 1996, 1997 and 1998 are reflected in the 1996, 1997,
                  1998 and 1999 columns, respectively, due to the payment of such distributions in January 1996, 1997, 1998 and 1999, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1995, 1996, 1997, 1998 and 1999 are not included in the
                  1995, 1996, 1997, 1998 and 1999 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6: During 1998, CNL XVII received approximately $306,100 in reimbursements from the developer upon final reconciliation of total construction costs relating to the properties in Aiken, South Carolina and Weatherford, Texas, in accordance with the related development agreements. During 1999, CNL XVII had reinvested these amounts, plus additional funds, in a property as tenants-in-common with an affiliate of the general partners and in Ocean Shores Joint Venture, with an affiliate of CNL XVII which has the same general partners.

Note 7: During 1999, CNL/El Cajon Joint Venture, CNL XVII's consolidated joint venture in which CNL XVII owned an 80% interest, sold its property to the 20% joint venture partner and dissolved the joint venture. CNL XVII did not recognize any gain or loss from the sale of the property for financial reporting purposes. CNL XVII intends to reinvest the proceeds from the dissolution in an additional property. As a result of the dissolution, CNL XVII recognized a loss on dissolution of $82,914 for financial reporting purposes.

      1999
------------------



               61
                0

               19
------------------
               80
==================

                0
                0
               80
------------------
               80
==================

             8.00%

              260






               94%

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVIII, LTD.


                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------

Gross revenue                                              $      0         $   1,373       $ 1,291,416         $ 2,956,349
Equity in earnings of joint venture                               0                 0                 0                   0
Gain on sale of properties (Note 7)                               0                 0                 0                   0
Provision for loss on land (Note 5)                               0                 0                 0            (197,466)
Interest income                                                   0            30,241           161,826             141,408
Less:  Operating expenses                                         0            (3,992)         (156,403)           (207,974)
       Transaction costs                                          0                 0                 0             (15,522)
       Interest expense                                           0                 0                 0                   0
       Depreciation and amortization                              0              (712)         (142,079)           (374,473)
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                           0            26,910         1,154,760           2,302,322
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                            0            30,223         1,318,750           2,324,746
                                                      ==============    ==============     =============      ==============
    -  from gain on sale (Note 7)                                 0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                      0            27,146         1,361,756           2,831,738
Cash generated from sales (Note 7)                                0                 0                 0                   0
Cash generated from refinancing                                   0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                                   0            27,146         1,361,756           2,831,738
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                                 0            (2,138)         (855,957)         (2,468,400)
      -  from cash flow from prior period                         0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                                 0            25,008           505,799             363,338
Special items (not including sales and
refinancing):
    Limited partners' capital contributions                       0         8,498,815        25,723,944             854,241
    General partners' capital contributions                   1,000                 0                 0                   0
    Contributions from minority interest                          0                 0                 0                   0
    Syndication costs                                             0          (845,657)       (2,450,214)           (161,142)
    Acquisition of land and buildings                             0        (1,533,446)      (18,581,999)         (3,134,046)
    Investment in direct financing leases                         0                 0        (5,962,087)            (12,945)
    Investment in joint venture                                   0                 0                 0            (166,025)
    Increase in restricted cash                                   0                 0                 0                   0
    Reimbursement of organization, syndication
      and acquisition costs paid on behalf of CNL
      Income Fund XVIII, Ltd. by related parties                  0          (497,420)         (396,548)            (37,135)
    Increase in other assets                                      0          (276,848)                0                   0
    Other                                                       (20)             (107)          (66,893)            (10,000)
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                             980         5,370,345        (1,227,998)         (2,303,714)
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                            0                 6                57                  66
                                                      ==============    ==============     =============      ==============
    -  from recapture                                             0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                      0                 0                 0                   0
                                                      ==============    ==============     =============      ==============

     1999
---------------

   $ 3,075,379
        61,656
        46,300
             0
        55,336
      (256,060)
       (74,734)
             0
      (392,521)
---------------
     2,515,356
===============

     2,341,350
===============
        80,170
===============

     2,797,040
       688,997
             0
---------------

     3,486,037

    (2,797,040)
        (2,958)
---------------

       686,039

             0
             0
             0
             0
       (25,792)
             0
      (526,138)
      (688,997)


        (2,495)
             0
          (117)
--------------

      (557,500)
==============




            66
==============
             0
==============
             2
==============




                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     --------------     -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               0                 0                 38                65
    -  from capital gain                                    0                 0                  0                 0
    -  from investment income from prior
       period                                               0                 0                  0                 6
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 4)                  0                 0                 38                71
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales (Note 7)                                  0                 0                  0                 0
    -  from refinancing                                     0                 0                  0                 0
    -  from operations                                      0                 0                 38                71
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 4)                  0                 0                 38                71
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment from
    inception                                            0.00%             5.00%              5.75%             7.63%
Total cumulative cash distributions per
    $1,000 investment (Note 6)                              0                 0                 38               109
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
    (original total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program) (Note 7)                                     N/A               100%               100%              100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVIII, Ltd ("CNL XVIII") and CNL Income Fund XVII, Ltd. each registered for sale $30,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.

Note 4:           Distributions declared for the quarters ended December
                  1996, 1997 and 1998 are reflected in the 1997, 1998 and 1999 columns, respectively, due to the payment of such distributions in January 1997, 1998 and 1999, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997, 1998 and 1999 are not included in the 1996, 1997, 1998 and 1999 totals, respectively.

Note 5: During the year ended December 31, 1998, CNL XVIII established an allowance for loss on land of $197,466 for financial reporting purposes relating to the property in Minnetonka, Minnesota. The tenant of this Boston Market property declared bankruptcy and rejected the lease relating to this property. The loss represents the difference between the Property's carrying value at December 31, 1998 and the current estimate of net realizable value.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 7: In December 1999, CNL XVIII sold one of its properties and received net sales proceeds of $688,997, resulting in a gain of $46,300 for financial reporting purposes. CNL XVIII intends to reinvest the net sales proceeds from the sale of this property in an additional property.

     1999
----------------



             71
              1

              8
----------------
             80
================

              0
              0
             80
----------------
             80
================


           8.00%

            189






             98%

                                    TABLE III
                       Operating Results of Prior Programs
                        CNL HOSPITALITY PROPERTIES, INC.



                                                          1996            1997                                 1999
                                                        (Note 1)        (Note 1)            1998             (Note 2)
                                                      -------------   -------------     --------------     --------------

Gross revenue                                              $     0         $     0        $ 1,316,599        $ 4,230,995
Dividend income (Note 10)                                        0               0                  0          2,753,506
Interest and other income                                        0          46,071            638,862          3,693,004
Less:  Operating expenses                                        0         (22,386)          (257,646)          (802,755)
       Interest expense                                          0               0           (350,322)          (248,094)
       Depreciation and amortization                             0            (833)          (388,554)        (1,267,868)
       Equity in loss of unconsolidated
         subsidiary after deduction of preferred stock
         dividends (Note 10)                                     0               0                  0           (778,466)
       Minority interest                                         0               0                  0            (64,334)
                                                      -------------   -------------     --------------     --------------
Net income - GAAP basis                                          0          22,852            958,939          7,515,988
                                                      =============   =============     ==============     ==============
Taxable income
    -  from operations (Note 6)                                  0          46,071            886,556          7,488,184
                                                      =============   =============     ==============     ==============
    -  from gain (loss) on sale                                  0               0                  0                  0
                                                      =============   =============     ==============     ==============
Cash generated from operations (Notes 3 and 4)                   0          22,469          2,776,965         12,890,161
Less:  Cash distributions to investors (Note 7)
      -  from operating cash flow                                0         (22,469)        (1,168,145)       (10,765,881)
      -  from sale of properties                                 0               0                  0                  0
      -  from cash flow from prior period                        0               0                  0                  0
      -  from return of capital (Note 8)                         0          (7,307)                 0                  0
                                                      -------------   -------------     --------------     --------------
Cash generated (deficiency) after cash
distributions                                                    0          (7,307)         1,608,820          2,124,280
Special items (not including sales of real estate
   and refinancing):
      Subscriptions received from stockholders                   0      11,325,402         31,693,678        245,938,907
      Sale of common stock to CNL Hospitality
       Corp. (formerly CNL Hospitality Advisors,
       Inc.)                                               200,000               0                  0                  0
      Contribution from minority interest                        0               0                  0          7,150,000
      Distributions to holders of minority                       0               0                  0                  0
       interest
      Stock issuance costs                                (197,916)     (1,979,371)        (3,948,669)       (26,472,318)
      Acquisition of land, buildings and                         0               0        (28,752,549)       (85,089,887)
        equipment
      Investment in unconsolidated subsidiary                    0               0                  0        (39,879,638)
      Investment in certificate of deposit                       0               0         (5,000,000)                 0
      Increase in restricted cash                                0               0            (82,407)          (193,223)
      Proceeds of borrowing on line of credit                    0               0          9,600,000                  0
      Payment on line of credit                                  0               0                  0         (9,600,000)
      Payment of loan costs                                      0               0            (91,262)           (47,334)
      Increase in intangibles and other assets                   0        (463,470)          (676,026)        (5,068,727)
      Retirement of shares of common stock                       0               0                  0           (118,542)
      Other                                                      0          (7,500)             7,500                  0
                                                      -------------   -------------     --------------     --------------
Cash generated (deficiency) after cash
distributions and special items                              2,084       8,867,754          4,359,085         88,743,518
                                                      =============   =============     ==============     ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
    -  from operations (Note 6)                                  0               7                 37                 47
                                                      =============   =============     ==============     ==============
    -  from recapture                                            0               0                  0                  0
                                                      =============   =============     ==============     ==============
Capital gain (loss) (Note 7)                                     0               0                  0                  0
                                                      =============   =============     ==============     ==============




                                                    1996              1997                                  1999
                                                  (Note 1)          (Note 1)             1998             (Note 2)
                                                --------------    --------------     -------------      -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               0                 3                40                 47
    -  from capital gain                                    0                 0                 0                  0
    -  from investment income from prior
       period                                               0                 0                 0                  0
    -  from return of capital (Note 8)                      0                 1                 9                 21
                                                --------------    --------------     -------------      -------------
Total distributions on GAAP basis (Note 9)                  0                 4                49                 68
                                                ==============    ==============     =============      =============
   Source (on cash basis)
    -  from sales                                           0                 0                 0                  0
    -  from refinancing                                     0                 0                 0                  0
    -  from operations                                      0                 3                49                 68
    -  from cash flow from prior period                     0                 0                 0                  0
    -  from return of capital (Note 8)                      0                 1                 0                  0
                                                --------------     -------------      -------------    --------------
Total distributions on cash basis (Note 9)                  0                 4                49                 68
                                                ==============    ==============     =============      =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 5)                   N/A              3.00%             4.67%              7.19%
Total cumulative cash distributions per
    $1,000 investment from inception                      N/A                 4                53                121
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
   (original total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)                                              N/A               N/A               100%               100%

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. ("CHP") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of CHP commenced September 11, 1997, and upon completion of the Initial Offering on June 17, 1999, had received subscription proceeds of $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 17, 1999, CHP registered for sale $275,000,000 of shares of common stock (the "1999 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1999 Offering of CHP commenced following the completion of the Initial Offering on June 17, 1999. As of December 31, 1999, CHP had received subscription proceeds totalling $138,885,350 from the 1999 Offering, including $431,182 issued pursuant to the company's reinvestment plan. Activities through October 15, 1997, were devoted to organization of CHP and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1999 Offering.

Note 3: Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses. Cash generated from operations for the year ended December 31, 1999 does not include amounts received subsequent to December 31, 1999 representing dividend income of approximately $1,216,000.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of CHP.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6: Taxable income presented is before the dividends paid deduction.

Note 7: For the years ended December 31, 1999, 1998 and 1997, approximately 75%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for years ended December 31, 1999, 1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 8:          Cash distributions presented above as a return of capital
                  on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10: In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring eight hotels. During the year ended December 31, 1999, the company recorded $2,753,506 in dividend income and $778,466 in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $1,975,040 attributable to this investment.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                         ---------------------------------------------------------------
                                                                                   Purchase
                                                                                    money       Adjustments
                                                              Cash       Mortgage  mortgage      resulting
                                                          received net   balance    taken          from
                                   Date        Date of     of closing    at time   back by      application
          Property               Acquired       Sale          costs      of sale   program        of GAAP       Total
============================== ============= ============ ============== ========== ========== ============ ============
CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)         02/05/87     06/12/92      $1,169,021      0           0          0        $1,169,021
   Wendy's -
     Fairfield, CA (14)         07/01/87     10/03/94      1,018,490       0           0          0         1,018,490
   Wendy's -
     Casa Grande, AZ            12/10/86     08/19/97        795,700       0           0          0           795,700
   Wendy's -
     North Miami, FL (9)        02/18/86     08/21/97        473,713       0           0          0           473,713
   Popeye's -
     Kissimmee, FL (14)         12/31/86     04/30/98        661,300       0           0          0           661,300
   Golden Corral -
     Kent Island, MD (21)       11/20/86     10/15/99        870,457       0           0          0           870,457

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC              05/29/87     07/21/93        746,800       0           0          0           746,800
   Pizza Hut -
     Graham, TX                 08/24/87     07/28/94        261,628       0           0          0           261,628
   Golden Corral -
     Medina, OH (11)            11/18/87     11/30/94        825,000       0           0          0           825,000
   Denny's -
     Show Low, AZ (8)           05/22/87     01/31/97        620,800       0           0          0           620,800
   KFC -
     Eagan, MN                  06/01/87     06/02/97        623,882       0       42,000         0           665,882
   KFC -
     Jacksonville, FL           09/01/87     09/09/97        639,363       0           0          0           639,363
   Wendy's -
     Farmington Hills, MI (12)  05/18/87     10/09/97        833,031       0           0          0           833,031
   Wendy's -
     Farmington Hills, MI       05/18/87     10/09/97      1,085,259       0           0          0         1,085,259
    (13) (14)
   Denny's -
     Plant City, FL             11/23/87     10/24/97        910,061       0           0          0           910,061
   Pizza Hut -
     Mathis, TX                 12/17/87     12/04/97        297,938       0           0          0           297,938
   KFC -
     Avon Park, FL (14)         09/02/87     12/10/97        501,975       0           0          0           501,975
   Golden Corral -
     Columbia, MO               11/17/87     03/23/99        678,888       0           0          0           678,888
   Little House -
     Littleton, CO              10/07/87     11/05/99        150,000       0           0          0           150,000

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)           06/02/88     01/10/97        496,418       0           0          0           496,418
   Perkins -
     Bradenton, FL              06/30/88     03/14/97      1,310,001       0           0          0         1,310,001


                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                   Total                   (deficiency)
                                                acquisition                of property
                                                   cost,                    operating
                                                  capital                      cash
                                                improvements                 receipts
                                     Original   closing and                    over
                                     mortgage    soft costs                    cash
          Property                   financing      (1)          Total     expenditures
==============================     ============ ============= ============ =============
CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)               0         $955,000       $955,000     $214,021
   Wendy's -
     Fairfield, CA (14)               0          861,500        861,500      156,990
   Wendy's -
     Casa Grande, AZ                  0          667,255        667,255      128,445
   Wendy's -
     North Miami, FL (9)              0          385,000        385,000       88,713
   Popeye's -
     Kissimmee, FL (14)               0          475,360        475,360      185,940
   Golden Corral -
     Kent Island, MD (21)             0          726,600        726,600      143,857

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC                    0          642,800        642,800      104,000
   Pizza Hut -
     Graham, TX                       0          205,500        205,500       56,128
   Golden Corral -
     Medina, OH (11)                  0          743,000        743,000       82,000
   Denny's -
     Show Low, AZ (8)                 0          484,185        484,185      136,615
   KFC -
     Eagan, MN                        0          601,100        601,100       64,782
   KFC -
     Jacksonville, FL                 0          405,000        405,000      234,363
   Wendy's -
     Farmington Hills, MI (12)        0          679,000        679,000      154,031
   Wendy's -
     Farmington Hills, MI             0          887,000        887,000      198,259
    (13) (14)
   Denny's -
     Plant City, FL                   0          820,717        820,717       89,344
   Pizza Hut -
     Mathis, TX                       0          202,100        202,100       95,838
   KFC -
     Avon Park, FL (14)               0          345,000        345,000      156,975
   Golden Corral -
     Columbia, MO                     0          511,200        511,200      167,688
   Little House -
     Littleton, CO                    0          330,456        330,456     (180,456 )

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)                 0          591,362        591,362      (94,944 )
   Perkins -
     Bradenton, FL                    0        1,080,500      1,080,500      229,501


                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------------




                                                                                        Purchase   Adjustments
                                                               Cash        Mortgage      money      resulting
                                                           received net    balance     mortgage       from
                                   Date        Date of      of closing     at time    taken back   application
          Property               Acquired       Sale          costs        of sale    by program     of GAAP       Total
============================== ============= ============ ============== ========== ============= ============ =============
CNL Income Fund III, Ltd.
(Continued):
   Pizza Hut -
     Kissimmee, FL               02/23/88      04/08/97      673,159        0               0         0           673,159
   Burger King -
     Roswell, GA                 06/08/88      06/20/97      257,981        0         685,000         0           942,981
   Wendy's -
     Mason City, IA              02/29/88      10/24/97      217,040        0               0         0           217,040
   Taco Bell -
     Fernandina Beach, FL (14)   04/09/88      01/15/98      721,655        0               0         0           721,655
   Denny's -
     Daytona Beach, FL (14)      07/12/88      01/23/98     1,008,976       0               0         0         1,008,976
   Wendy's -
     Punta Gorda, FL             02/03/88      02/20/98      665,973        0               0         0           665,973
   Po Folks -
     Hagerstown, MD              06/21/88      06/10/98      788,884        0               0         0           788,884
   Denny's-
     Hazard, KY                  02/01/88      12/23/98      432,625        0               0         0           432,625
   Perkins -
     Flagstaff, AZ               09/30/88      04/30/99     1,091,193       0               0         0         1,091,193
   Denny's -
     Hagerstown, MD              08/14/88      06/09/99      700,977        0               0         0           700,977

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                    03/22/89      04/27/94      712,000        0               0         0           712,000
   Burger King -
     Hastings, MI                08/12/88      12/15/95      518,650        0               0         0           518,650
   Wendy's -
     Tampa, FL                   12/30/88      09/20/96     1,049,550       0               0         0         1,049,550
   Checkers -
     Douglasville, GA            12/08/94      11/07/97      380,695        0               0         0           380,695
   Taco Bell -
     Fort Myers, FL (14)         12/22/88      03/02/98      794,690        0               0         0           794,690
   Denny's -
     Union Township, OH (14)     11/01/88      03/31/98      674,135        0               0         0           674,135
   Perkins -
     Leesburg, FL                01/11/89      07/09/98      529,288        0               0         0           529,288
   Taco Bell -
     Naples, FL                  12/22/88      09/03/98      533,127        0               0         0           533,127

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)        02/28/90      08/25/95            0        0        1,040,000        0         1,040,000
   Ponderosa -
     St. Cloud, FL (14) (24)     06/01/89      10/24/96       73,713        0        1,057,299        0         1,131,012
   Franklin National Bank -
     Franklin, TN                06/26/89      01/07/97      960,741        0               0         0           960,741


                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                            Excess
                                                 Total                   (deficiency)
                                               acquisition                of property
                                                  cost,                    operating
                                                 capital                     cash
                                              improvements                 receipts
                                    Original   closing and                   over
                                    mortgage    soft costs                   cash
          Property                  financing      (1)          Total    expenditures
==============================    =========== ============= ============ =============
CNL Income Fund III, Ltd.
(Continued):
   Pizza Hut -
     Kissimmee, FL                    0          474,755      474,755       198,404
   Burger King -
     Roswell, GA                      0          775,226      775,226       167,755
   Wendy's -
     Mason City, IA                   0          190,252      190,252        26,788
   Taco Bell -
     Fernandina Beach, FL (14)        0          559,570      559,570       162,085
   Denny's -
     Daytona Beach, FL (14)           0          918,777      918,777        90,799
   Wendy's -
     Punta Gorda, FL                  0          684,342      684,342       (18,369 )
   Po Folks -
     Hagerstown, MD                   0        1,188,315    1,188,315      (399,431 )
   Denny's-
     Hazard, KY                       0          647,622      647,622      (214,997 )
   Perkins -
     Flagstaff, AZ                    0          993,508      993,508        97,685
   Denny's -
     Hagerstown, MD                   0          861,454      861,454      (160,477 )

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                         0          616,501      616,501        95,499
   Burger King -
     Hastings, MI                     0          419,936      419,936        98,714
   Wendy's -
     Tampa, FL                        0          828,350      828,350       221,200
   Checkers -
     Douglasville, GA                 0          363,768      363,768        16,927
   Taco Bell -
     Fort Myers, FL (14)              0          597,998      597,998       196,692
   Denny's -
     Union Township, OH (14)          0          872,850      872,850      (198,715 )
   Perkins -
     Leesburg, FL                     0          737,260      737,260      (207,972 )
   Taco Bell -
     Naples, FL                       0          410,546      410,546       122,581

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)             0          986,418      986,418        53,582
   Ponderosa -
     St. Cloud, FL (14) (24)          0          996,769      996,769       134,243
   Franklin National Bank -
     Franklin, TN                     0        1,138,164    1,138,164      (177,423 )

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------------




                                                                                      Purchase    Adjustments
                                                              Cash       Mortgage      money       resulting
                                                           received net   balance     mortgage       from
                                   Date        Date of      of closing    at time    taken back   application
          Property               Acquired       Sale          costs       of sale    by program     of GAAP        Total
============================== ============= ============ ============== ========== ============= ============ =============
CNL Income Fund V, Ltd.
(Continued):
   Shoney's -
     Smyrna, TN                  03/22/89     05/13/97      636,788         0               0         0           636,788
   KFC -
     Salem, NH                   05/31/89     09/22/97      1,272,137       0               0         0         1,272,137
   Perkins -
     Port St. Lucie, FL          11/14/89     09/23/97      1,216,750       0               0         0         1,216,750
   Hardee's -
     Richmond, IN                02/17/89     11/07/97      397,785         0               0         0           397,785
   Wendy's -
     Tampa, FL (14)              02/16/89     12/29/97      805,175         0               0         0           805,175
   Denny's -
     Port Orange, FL (14)        07/10/89     01/23/98      1,283,096       0               0         0         1,283,096
   Shoney's
     Tyler, TX                   03/20/89     02/17/98      844,229         0               0         0           894,229
   Wendy's -
     Ithaca, NY                  12/07/89     03/29/99      471,248         0               0         0           471,248
   Wendy's -
     Endicott, NY                12/07/89     03/29/99      642,511         0               0         0           642,511
   Burger King -
     Halls, TN (20)              01/05/90     06/03/99      433,366         0               0         0           433,366

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR              11/02/89     05/24/94      791,211         0               0         0           791,211
   Hardee's -
     Heber Springs, AR           02/13/90     05/24/94      638,270         0               0         0           638,270
   Hardee's -
     Little Canada, MN           11/28/89     06/29/95      899,503         0               0         0           899,503
   Jack in the Box -
     Dallas, TX                  06/28/94     12/09/96      982,980         0               0         0           982,980
   Denny's -
     Show Low, AZ (8)            05/22/87     01/31/97      349,200         0               0         0           349,200
   KFC -
     Whitehall Township, MI      02/26/90     07/09/97      629,888         0               0         0           629,888
   Perkins -
     Naples, FL                  12/26/89     07/09/97      1,487,725       0               0         0         1,487,725
   Burger King -
     Plattsmouth, NE             01/19/90     07/18/97      699,400         0               0         0           699,400
   Shoney's -
     Venice, FL                  08/03/89     09/17/97      1,206,696       0               0         0         1,206,696
   Jack in the Box -
     Yuma, AZ (10)               07/14/94     10/31/97      510,653         0               0         0           510,653
   Denny's
     Deland, FL                  03/22/90     01/23/98      1,236,971       0               0         0         1,236,971
   Wendy's -
     Liverpool, NY               12/08/89     02/09/98      145,221         0               0         0           145,221

                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 -------------------------------------
                                                                          Excess
                                               Total                   (deficiency)
                                            acquisition                of property
                                                cost,                    operating
                                               capital                      cash
                                            improvements                 receipts
                                  Original   closing and                    over
                                  mortgage    soft costs                    cash
          Property               financing       (1)        Total      expenditures
==============================   ========== ============= ============ =============
CNL Income Fund V, Ltd.
(Continued):
   Shoney's -
     Smyrna, TN                    0           554,200      554,200        82,588
   KFC -
     Salem, NH                     0         1,079,310    1,079,310       192,827
   Perkins -
     Port St. Lucie, FL            0         1,203,207    1,203,207        13,543
   Hardee's -
     Richmond, IN                  0           695,464      695,464      (297,679 )
   Wendy's -
     Tampa, FL (14)                0           657,800      657,800       147,375
   Denny's -
     Port Orange, FL (14)          0         1,021,000    1,021,000       262,096
   Shoney's
     Tyler, TX                     0           770,300      770,300        73,929
   Wendy's -
     Ithaca, NY                    0           471,297      471,297           (49 )
   Wendy's -
     Endicott, NY                  0           471,255      471,255       171,256
   Burger King -
     Halls, TN (20)                0           329,231      329,231       104,135

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR                0           605,500      605,500       185,711
   Hardee's -
     Heber Springs, AR             0           532,893      532,893       105,377
   Hardee's -
     Little Canada, MN             0           821,692      821,692        77,811
   Jack in the Box -
     Dallas, TX                    0           964,437      964,437        18,543
   Denny's -
     Show Low, AZ (8)              0           272,354      272,354        76,846
   KFC -
     Whitehall Township, MI        0           725,604      725,604       (95,716 )
   Perkins -
     Naples, FL                    0         1,083,869    1,083,869       403,856
   Burger King -
     Plattsmouth, NE               0           561,000      561,000       138,400
   Shoney's -
     Venice, FL                    0         1,032,435    1,032,435       174,261
   Jack in the Box -
     Yuma, AZ (10)                 0           448,082      448,082        62,571
   Denny's
     Deland, FL                    0         1,000,000    1,000,000       236,971
   Wendy's -
     Liverpool, NY                 0           341,440      341,440      (196,219 )

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------------




                                                                                      Purchase     Adjustments
                                                               Cash       Mortgage      money       resulting
                                                           received net    balance     mortgage       from
                                   Date        Date of      of closing     at time    taken back   application
          Property               Acquired       Sale           costs       of sale    by program    of GAAP        Total
============================== ============= ============ ============== ========== ============= ============ =============
CNL Income Fund VI, Ltd.
(Continued):
   Perkin's -
     Melbourne, FL                02/03/90     02/12/98         552,910      0              0          0           552,910
   Hardee's -
     Bellevue, NE                 05/03/90     06/05/98         900,000      0              0          0           900,000
   Burger King -
     Greeneville, TN              01/05/90     06/03/99       1,059,373      0              0          0         1,059,373
   Burger King -
     Broadway, TN                 01/05/90     06/03/99       1,059,200      0              0          0         1,059,200
   Burger King -
     Sevierville, TN              01/05/90     06/03/99       1,168,298      0              0          0         1,168,298
   Burger King -
     Walker Springs, TN           01/10/90     06/03/99       1,031,274      0              0          0         1,031,274

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                   06/14/90     05/19/92         700,000      0              0          0           700,000
   Hardee's -
     St. Paul, MN                 08/09/90     05/24/94         869,036      0              0          0           869,036
   Perkins -
     Florence, SC (3)             08/28/90     08/25/95               0      0       1,160,000         0         1,160,000
   Church's Fried Chicken -
     Jacksonville, FL (14)(25)    04/30/90     12/01/95               0      0        240,000          0           240,000
   Shoney's -
     Colorado Springs, CO         07/03/90     07/24/96       1,044,909      0              0          0         1,044,909
   Hardee's -
     Hartland, MI                 07/10/90     10/23/96         617,035      0              0          0           617,035
   Hardee's -
     Columbus, IN                 09/04/90     05/30/97         223,590      0              0          0           223,590
   KFC -
     Dunnellon, FL                08/02/90     10/07/97         757,800      0              0          0           757,800
   Jack in the Box -
     Yuma, AZ (10)                07/14/94     10/31/97         471,372      0              0          0           471,372
   Burger King -
     Maryville, TN                05/04/90     06/03/99       1,059,954      0              0          0         1,059,954
   Burger King -
     Halls, TN (20)               01/05/90     06/03/99         451,054      0              0          0           451,054

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                    03/16/91     07/31/95       1,184,865      0              0          0         1,184,865
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)    09/28/90     12/01/95               0      0        240,000          0           240,000
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)    09/28/90     12/01/95               0      0        220,000          0           220,000
   Ponderosa -
     Orlando, FL (6) (14)         12/17/90     10/24/96               0      0       1,353,775         0         1,353,775



                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------
                                                                              Excess
                                                    Total                   (deficiency)
                                                 acquisition                of property
                                                    cost,                    operating
                                                   capital                      cash
                                                 improvements                 receipts
                                      Original    closing and                   over
                                      mortgage    soft costs                    cash
          Property                    financing       (1)         Total     expenditures
==============================       ========== ============= ============ =============
CNL Income Fund VI, Ltd.
(Continued):
   Perkin's -
     Melbourne, FL                      0           692,850       692,850     (139,940 )
   Hardee's -
     Bellevue, NE                       0           899,512       899,512          488
   Burger King -
     Greeneville, TN                    0           890,240       890,240      169,133
   Burger King -
     Broadway, TN                       0           890,036       890,036      169,164
   Burger King -
     Sevierville, TN                    0           890,696       890,696      277,602
   Burger King -
     Walker Springs, TN                 0           864,777       864,777      166,497

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                         0           560,202       560,202      139,798
   Hardee's -
     St. Paul, MN                       0           742,333       742,333      126,703
   Perkins -
     Florence, SC (3)                   0         1,084,905     1,084,905       75,095
   Church's Fried Chicken -
     Jacksonville, FL (14)(25)          0           233,728       233,728        6,272
   Shoney's -
     Colorado Springs, CO               0           893,739       893,739      151,170
   Hardee's -
     Hartland, MI                       0           841,642       841,642     (224,607 )
   Hardee's -
     Columbus, IN                       0           219,676       219,676        3,914
   KFC -
     Dunnellon, FL                      0           546,333       546,333      211,467
   Jack in the Box -
     Yuma, AZ (10)                      0           413,614       413,614       57,758
   Burger King -
     Maryville, TN                      0           890,668       890,668      169,286
   Burger King -
     Halls, TN (20)                     0           342,669       342,669      108,385

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                          0           949,199       949,199      235,666
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)          0           238,153       238,153        1,847
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)          0           215,845       215,845        4,155
   Ponderosa -
     Orlando, FL (6) (14)               0         1,179,210     1,179,210      174,565

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------------




                                                                                      Purchase    Adjustments
                                                              Cash       Mortgage       money      resulting
                                                           received net   balance     mortgage       from
                                   Date        Date of      of closing    at time    taken back   application
          Property               Acquired       Sale          costs       of sale    by program     of GAAP       Total
============================== ============= ============ ============== ========== ============= ============ =============
CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)          05/31/91     12/12/96        918,445       0                0         0          918,445
   Burger King -
     Alpharetta, GA             09/20/91     06/30/97      1,053,571       0                0         0        1,053,571
   Shoney's -
     Corpus Christi, TX         10/28/91     02/12/99      1,350,000       0                0         0        1,350,000
   Perkins -
     Rochester, NY              12/20/91     03/03/99      1,050,000       0                0         0        1,050,000

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                 03/04/92      08/11/95     1,050,186       0                0         0        1,050,186
   Jack in the Box -
     Freemont, CA               03/26/92      09/23/97     1,366,550       0                0         0        1,366,550
   Jack in the Box -
     Sacramento, CA             12/19/91      01/20/98     1,234,175       0                0         0        1,234,175
   Pizza Hut -
     Billings, MT               04/16/92      10/07/98      359,990        0                0         0          359,990
   Perkins -
     Amherst, NY                02/26/92      03/03/99     1,150,000       0                0         0        1,150,000
   Shoney's -
     Fort Myers Beach, FL       09/08/95      08/26/99      931,725        0                0         0          931,725

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA           09/29/92      11/07/96     1,044,750       0                0         0        1,044,750
   Burger King -
     Columbus, OH (19)          06/29/92      09/30/98      795,264        0                0         0          795,264
   Burger King -
     Nashua, NH                 06/29/92      10/07/98     1,630,296       0                0         0        1,630,296

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                12/28/92      04/10/96     1,640,000       0                0         0        1,640,000
   Long John Silver's -
     Monroe, NC                 06/30/93      12/31/98      483,550        0                0         0          483,550
   Long John Silver's -
     Morganton, NC (23)         07/02/93      05/17/99      467,300        0           55,000         0          522,300

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                03/31/94      04/24/95      286,411        0                0         0          286,411
   Checkers -
     Richmond, VA               03/31/94      11/21/96      550,000        0                0         0          550,000


                                           Cost of Properties
                                         Including Closing and
                                               Soft Costs
                                  -------------------------------------
                                                                           Excess
                                                 Total                   (deficiency)
                                              acquisition                of property
                                                 cost,                    operating
                                                capital                      cash
                                             improvements                 receipts
                                  Original   closing and                    over
                                  mortgage    soft costs                    cash
          Property                financing       (1)         Total      expenditures
==============================   =========== ============= ============ =============
CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)              0          918,445      918,445            0
   Burger King -
     Alpharetta, GA                 0          713,866      713,866      339,705
   Shoney's -
     Corpus Christi, TX             0        1,224,020    1,224,020      125,980
   Perkins -
     Rochester, NY                  0        1,064,815    1,064,815      (14,815 )

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                    0           987,679      987,679       62,507
   Jack in the Box -
     Freemont, CA                  0         1,102,766    1,102,766      263,784
   Jack in the Box -
     Sacramento, CA                0           969,423      969,423      264,752
   Pizza Hut -
     Billings, MT                  0           302,000      302,000       57,990
   Perkins -
     Amherst, NY                   0         1,141,444    1,141,444        8,556
   Shoney's -
     Fort Myers Beach, FL          0           931,725      931,725            0

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA              0           818,850      818,850      225,900
   Burger King -
     Columbus, OH (19)             0           795,264      795,264            0
   Burger King -
     Nashua, NH                    0         1,217,015    1,217,015      413,281

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                   0         1,636,643    1,636,643        3,357
   Long John Silver's -
     Monroe, NC                    0           239,788      239,788      243,762
   Long John Silver's -
     Morganton, NC (23)            0           304,002      304,002      218,298

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                   0           286,411      286,411            0
   Checkers -
     Richmond, VA                  0           413,288      413,288      136,712

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                                    Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------




                                                                                          Purchase     Adjustments
                                                                  Cash        Mortgage      Money       resulting
                                                               received net    balance     mortgage       from
                                       Date        Date of      of closing     at time    taken back   application
            Property                 Acquired       Sale          costs        of sale    by program     of GAAP       Total
================================== ============= ============ ============== ========== ============= ============ =============
CNL Income Fund XIII, Ltd.
(Continued):
   Denny's -
     Orlando, FL                      09/01/93     10/24/97       932,849       0               0          0          932,849
   Jack in the Box -
     Houston, TX                      07/27/93     07/16/99     1,063,318       0               0          0        1,063,318

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                    03/31/94     03/01/95       339,031       0               0          0          339,031
   Checkers -
     Dallas, TX                       03/31/94     03/01/95       356,981       0               0          0          356,981
   TGI Friday's -
     Woodridge, NJ (7)                01/01/95     09/27/96     1,753,533       0               0          0        1,753,533
   Wendy's -
     Woodridge, NJ (7)                11/28/94     09/27/96       747,058       0               0          0          747,058
   Hardee's -
     Madison, AL                      12/14/93     01/08/98       700,950       0               0          0          700,950
   Checkers -
     Richmond, VA (#548)              03/31/94     01/29/98       512,462       0               0          0          512,462
   Checkers -
     Riviera Beach, FL                03/31/94     04/14/98       360,000       0               0          0          360,000
   Checkers -
     Richmond, VA (#486)              03/31/94     07/27/98       397,985       0               0          0          397,985
   Long John Silver's -
     Stockbridge, GA                  03/31/94     05/25/99       696,300       0               0          0          696,300
   Long John Silver's -
     Shelby, NC                       06/22/94     11/12/99       494,178       0               0          0          494,178
   Checker's -
     Kansas City, MO                  03/31/94     12/10/99       268,450       0               0          0          268,450
   Checker's -
     Houston, TX                      03/31/94     12/15/99       385,673       0               0          0          385,673

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                    05/27/94     03/01/95       263,221       0               0          0          263,221
   Checkers -
     Leavenworth, KS                  06/22/94     03/01/95       259,600       0               0          0          259,600
   Checkers -
     Knoxville, TN                    07/08/94     03/01/95       288,885       0               0          0          288,885
   TGI Friday's -
     Woodridge, NJ (7)                01/01/95     09/27/96     1,753,533       0               0          0        1,753,533
   Wendy's -
     Woodridge, NJ (7)                11/28/94     09/27/96       747,058       0               0          0          747,058
   Long John Silver's -
     Gastonia, NC                     07/15/94     11/12/99       631,304       0               0          0          631,304




                                             Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                      -----------------------------------
                                                                             Excess
                                                    Total                  (deficiency)
                                                 acquisition               of property
                                                    cost,                   operating
                                                   capital                    cash
                                                 improvements               receipts
                                       Original   closing and                 over
                                       mortgage   soft costs                  cash
            Property                  financing      (1)         Total     expenditures
==================================    ========= ============= =========== =============
CNL Income Fund XIII, Ltd.
(Continued):
   Denny's -
     Orlando, FL                        0         934,120      934,120      (1,271 )
   Jack in the Box -
     Houston, TX                        0         861,321      861,321     201,997

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                      0         339,031      339,031           0
   Checkers -
     Dallas, TX                         0         356,981      356,981           0
   TGI Friday's -
     Woodridge, NJ (7)                  0       1,510,245    1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)                  0         672,746      672,746      74,312
   Hardee's -
     Madison, AL                        0         658,977      658,977      41,973
   Checkers -
     Richmond, VA (#548)                0         382,435      382,435     130,027
   Checkers -
     Riviera Beach, FL                  0         276,409      276,409      83,591
   Checkers -
     Richmond, VA (#486)                0         352,034      352,034      45,951
   Long John Silver's -
     Stockbridge, GA                    0         738,340      738,340     (42,040 )
   Long John Silver's -
     Shelby, NC                         0         608,611      608,611    (114,433 )
   Checker's -
     Kansas City, MO                    0         209,329      209,329      59,121
   Checker's -
     Houston, TX                        0         311,823      311,823      73,850

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                      0         263,221      263,221           0
   Checkers -
     Leavenworth, KS                    0         259,600      259,600           0
   Checkers -
     Knoxville, TN                      0         288,885      288,885           0
   TGI Friday's -
     Woodridge, NJ (7)                  0       1,510,245    1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)                  0         672,746      672,746      74,312
   Long John Silver's -
     Gastonia, NC                       0         776,248      776,248    (144,944 )

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------------




                                                                                      Purchase    Adjustments
                                                              Cash        Mortgage      money       resulting
                                                           received net    balance     mortgage       from
                                   Date        Date of      of closing     at time    taken back   application
          Property               Acquired       Sale           costs       of sale    by program     of GAAP       Total
============================== ============= ============ ============== ========== ============= ============ =============
CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                06/24/95     04/24/96          775,000      0               0         0           775,000
   Checker's -
     Oviedo, FL                  11/14/94     02/28/97          610,384      0               0         0           610,384
   Boston Market -
     Madison, TN (16)            05/05/95     05/08/98          774,851      0               0         0           774,851
   Boston Market -
     Chattanooga, TN (17)        05/05/95     06/16/98          713,386      0               0         0           713,386
   Boston Market -
     Lawrence, KS                05/08/98     11/23/99          667,311      0               0         0           667,311

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)               07/24/96     06/16/98          857,487      0               0         0           857,487
   Golden Corral -
     El Cajon, CA (22)           04/29/97     12/02/99        1,675,385      0               0         0         1,675,385

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                 03/26/97     12/06/99          688,997      0               0         0           688,997

CNL American Properties
Fund, Inc.:
   TGI Friday's -
     Orange, CT                  10/30/95     05/08/97        1,312,799      0               0         0         1,312,799
   TGI Friday's -
     Hazlet, NJ                  07/15/96     05/08/97        1,324,109      0               0         0         1,324,109
   TGI Friday's -
     Marlboro, NJ                08/01/96     05/08/97        1,372,075      0               0         0         1,372,075
   TGI Friday's -
     Hamden, CT                  08/26/96     05/08/97        1,245,100      0               0         0         1,245,100
   Boston Market -
     Southlake, TX               07/02/97     07/21/97        1,035,153      0               0         0         1,035,135
   Boston Market -
     Franklin, TN (26)           08/18/95     04/14/98          950,361      0               0         0           950,361
   Boston Market -
     Grand Island, NE (27)       09/19/95     04/14/98          837,656      0               0         0           837,656
   Burger King -
     Indian Head Park, IL        04/03/96     05/05/98          674,320      0               0         0           674,320
   Boston Market -
     Dubuque, IA (28)            10/04/95     05/08/98          969,159      0               0         0           969,159
   Boston Market -
     Merced, CA (29)             10/06/96     05/08/98          930,834      0               0         0           930,834
   Boston Market -
     Arvada, CO (30)             07/21/97     07/28/98        1,152,262      0               0         0         1,152,262
   Boston Market -
      Ellisville, MO             09/03/96     04/28/99          822,824      0               0         0           822,824



                                           Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                            Excess
                                                 Total                   (deficiency)
                                               acquisition                of property
                                                  cost,                    operating
                                                 capital                      cash
                                               improvements                 receipts
                                    Original   closing and                   over
                                    mortgage    soft costs                   cash
          Property                  financing      (1)          Total    expenditures
==============================     ========== ============= ============ =============
CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                     0          613,838       613,838      161,162
   Checker's -
     Oviedo, FL                       0          506,311       506,311      104,073
   Boston Market -
     Madison, TN (16)                 0          774,851       774,851            0
   Boston Market -
     Chattanooga, TN (17)             0          713,386       713,386            0
   Boston Market -
     Lawrence, KS                     0          774,851       774,851     (107,540 )

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)                    0          857,487       857,487            0
   Golden Corral -
     El Cajon, CA (22)                0        1,692,994     1,692,994      (17,609 )

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                      0          617,610       617,610       71,387

CNL American Properties
Fund, Inc.:
   TGI Friday's -
     Orange, CT                       0        1,310,980     1,310,980        1,819
   TGI Friday's -
     Hazlet, NJ                       0        1,294,237     1,294,237       29,872
   TGI Friday's -
     Marlboro, NJ                     0        1,324,288     1,324,288       47,787
   TGI Friday's -
     Hamden, CT                       0        1,203,136     1,203,136       41,964
   Boston Market -
     Southlake, TX                    0        1,035,135     1,035,135            0
   Boston Market -
     Franklin, TN (26)                0          950,361       950,361            0
   Boston Market -
     Grand Island, NE (27)            0          837,656       837,656            0
   Burger King -
     Indian Head Park, IL             0          670,867       670,867        3,453
   Boston Market -
     Dubuque, IA (28)                 0          969,159       969,159            0
   Boston Market -
     Merced, CA (29)                  0          930,834       930,834            0
   Boston Market -
     Arvada, CO (30)                  0        1,152,262     1,152,262            0
   Boston Market -
      Ellisville, MO                  0        1,026,746     1,026,746     (203,922 )

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------------




                                                                                        Purchase   Adjustments
                                                                Cash       Mortgage      money      resulting
                                                            received net    balance     mortgage      from
                                   Date        Date of       of closing     at time    taken back  application
          Property               Acquired       Sale           costs        of sale    by program    of GAAP      Total
============================== ============= ============ ============== ========== ============= ============ =============
CNL American Properties
Fund, Inc.
   (Continued):
   Golden Corral -
     Brooklyn, OH                08/23/96     05/18/99          974,560      0               0         0           974,560
   Boston Market -
     Edgewater, CO               08/19/97     08/11/99          634,122      0               0         0           634,122
   Black Eyed Pea -
     Houston, TX (31)            10/01/97     08/24/99          648,598      0               0         0           648,598
   Big Boy -
     Topeka, KS (32)             02/26/99     09/22/99          939,445      0               0         0           939,445
   Boston Market -
     LaQuinta, CA                12/16/96     10/13/99          833,140      0               0         0           833,140
   Sonny's -
     Jonesboro, GA               06/02/98     12/22/99        1,098,342      0               0         0         1,098,342





                                        Cost of Properties
                                      Including Closing and
                                            Soft Costs
                               -------------------------------------
                                                                       Excess
                                              Total                  (deficiency)
                                           acquisition               of property
                                              cost,                   operating
                                             capital                     cash
                                           improvements                receipts
                                Original   closing and                   over
                                mortgage   soft costs                    cash
          Property              financing      (1)          Total    expenditures
============================== ========== ============= ============ =============
CNL American Properties
Fund, Inc.
   (Continued):
   Golden Corral -
     Brooklyn, OH                 0          997,296       997,296      (22,736 )
   Boston Market -
     Edgewater, CO                0          904,691       904,691     (270,569 )
   Black Eyed Pea -
     Houston, TX (31)             0          648,598       648,598            0
   Big Boy -
     Topeka, KS (32)              0        1,062,633     1,062,633     (123,188 )
   Boston Market -
     LaQuinta, CA                 0          987,034       987,034     (153,894 )
   Sonny's -
     Jonesboro, GA                0        1,098,342     1,098,342            0


(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $991,331 in July 2000.
(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,105,715 in July 2000.
(4) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.
(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,063 in December 2005.
(6) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 24 equal monthly payments of principal and interest until November 1999, when the remaining 144 equal monthly payments of principal and interest will be reduced due to a lump sum payment received in March 1999 in advance from the borrower.
(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.
(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the property owned by Show Low Joint Venture.
(9) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnerships percent interest in the property owned by Seventh Avenue Joint Venture. A third party owns the remaining 50 percent interest in this joint venture.
(10) CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. own a 52 percent and 48 percent interest, respectively, in the property in Yuma, Arizona. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's respective interest in the property.
(11) Cash received net of closing costs includes $198,000 received as a lease termination fee.
(12) Cash received net of closing costs includes $93,885 received as a lease termination fee.
(13) Cash received net of closing costs includes $120,115 received as a lease termination fee.
(14) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.
(15) The Burger King property in Woodmere, Ohio was exchanged on December 12, 1996 for a Burger King property in Carrboro, NC at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Carrboro, NC is being leased under the same lease as the Burger King property in Woodmere, OH.
(16) The Boston Market property in Madison, TN was exchanged on May 8, 1998 for a Boston Market property in Lawrence, KS at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Lawrence, KS is being leased under the same lease as the Boston Market property in Madison, TN.
(17) The Boston Market property in Chattanooga, TN was exchanged on June 16, 1998 for a Boston Market property in Indianapolis, IN at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Indianapolis, IN is being leased under the same lease as the Boston Market property in Chattanooga, TN.

(18) The Boston Market property in Troy, OH was exchanged on June 16, 1998 for a Boston Market property in Inglewood, CA at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Inglewood, CA is being leased under the same lease as the Boston Market property in Troy, OH.
(19) The Burger King property in Columbus, OH was exchanged on September 30, 1998 for a Burger King property in Danbury, CT at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Danbury, CT is being leased under the same lease as the Burger King property in Columbus, OH.
(20) CNL Income Fund V, Ltd. owns a 49 percent interest and CNL Income Fund VII, Ltd. owns a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund V, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's percent interest in the property owned by Halls Joint Venture.
(21) Cash received net of closing costs includes $50,000 received as a lease termination fee.
(22) CNL Income Fund XVII, Ltd. owned an 80 percent interest in this joint venture. The amounts presented represent the partnership's percent interest in the property owned by El Cajon Joint Venture. A third party owned the remaining 20 percent interest in this joint venture.
(23) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for 60 equal monthly payments of principal and interest.
(24) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.75% per annum and provided for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in April 1999.
(25) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.00% per annum and was paid in full in July 1999.
(26) The Boston Market property in Franklin, TN was exchanged on April 14, 1998 for a Boston Market property in Glendale, AZ at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Glendale, AZ is being leased under the same lease as the Boston Market property in Franklin, TN.
(27) The Boston Market property in Grand Island, NE was exchanged on April 14, 1998 for a Boston Market property in Warwick, RI at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Warwick, RI is being leased under the same lease as the Boston Market property in Grand Island, NE.
(28) The Boston Market property in Dubuque, IA was exchanged on May 8, 1998 for a Boston Market property in Columbus, OH at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Columbus, OH is being leased under the same lease as the Boston Market property in Dubuque, IA.
(29) Cash received net of closing costs includes $362,949 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(30) Cash received net of closing costs includes $522,827 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(31) The Black Eyed Pea property in Houston, TX was exchanged on August 24, 1999 for a Black Eyed Pea property in Dallas, TX at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Black Eyed Pea property in Dallas, TX is being leased under the same lease as the Black Eyed Pea property in Houston, TX.
(32) This property was being constructed and was sold prior to completion of construction.

                                   APPENDIX E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

                        CNL HEALTH CARE PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                       PROPERTIES ACQUIRED FROM INCEPTION
                             THROUGH MARCH 13, 2000
                FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of the property for which the Company had an initial commitment as of March 13, 2000 The statement presents unaudited estimated taxable operating results for the Property as if it had been acquired and operational on January 1, 1999 through December 31, 1999. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                                                Brighton Gardens by Marriott
                                                    Orland Park Property
                                              ---------------------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                                        $1,350,268

FF&E Reserve Income (2)                                      32,476

Asset Management Fees (3)                                   (83,093)

Interest Expense (4)                                       (708,750)

General and Administrative
    Expenses (5)                                           (110,422)
                                                          -----------

Estimated Cash Available from
    Operations                                              480,479

Depreciation  and Amortization
    Expense (6) (7)                                        (483,965)
                                                          -----------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                                        $  (3,486)
                                                          ===========


                                  SEE FOOTNOTES

-----------------------

FOOTNOTES:

(1) Rental income does not include percentage rents which will become due if specified levels of gross receipts are achieved.

(2) Reserve funds will be used for the replacement and renewal of furniture, fixtures and equipment related to the Orland Park Property ("FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with the funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. In connection therewith, FF&E Reserve income will be earned at 1% of gross revenues for the lease years 1-4 and has been estimated based on projected gross revenues.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Health Care Corp. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) Estimated at 8.75% per annum based on the 90 day LIBOR as of February 29, 2000 plus 250 basis points assuming $8.1 million was borrowed on the Company's line of credit to acquire the Orland Park Property.

(5) Estimated at 8% of gross rental income, based on the previous experience of Affiliate of the Advisor with another public REIT. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(6) The estimated federal tax basis of the depreciable portion of the property and the number of years the assets have been depreciated on the straight-line method is as follows:

                                                                Furniture and
                                     Buildings                    Fixtures
                                    (39 years)                  (5-15 years)
                                  --------------             -----------------

    Orland Park Property           $11,558,146                   $1,308,378


(7) A loan origination fee of $40,500 (.5% on the $8.1 million from borrowings on the line of credit) amortized under the straight-line method over a period of five years.

                                      -2-